As filed with the Securities and Exchange Commission on September 30, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES COMMODITY FUNDS TRUST I

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6621	45-3326410
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502

510.522.9600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Nicholas D. Gerber

1320 Harbor Bay Parkway, Suite 145

Alameda, California 94502

510.522.9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

W. Thomas Conner, Esq.

Sutherland Asbill & Brennan LLP

1275 Pennsylvania Avenue, N.W.

Washington, DC 20004-2415

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units of United States Gasoil Fund	1,000	$25.00	$25,000	$2.90

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS

United States Gasoil Fund

1,000 Units

The United States Commodity Funds Trust I (the “Trust”) is a Delaware statutory trust formed on September 8, 2011 that is currently organized into a multiple series (each series, a “Fund” and collectively, the “Funds”). The United States Gasoil Fund (“USGO”) is a series of the Trust and is a commodity pool that issues common units representing fractional undivided beneficial interests in USGO (“Units”) traded on the NYSE Arca, Inc. (the “NYSE Arca”). The United States Gasoil Fund is referred to as “USGO” throughout this prospectus. This is a best efforts offering. USGO intends to continuously offer creation baskets consisting of 100,000 Units (“Creation Baskets”) to “Authorized Purchasers” through ALPS Distributors, Inc., which is the “Marketing Agent” for the Units of USGO. Authorized Purchasers will pay a transaction fee of $1,000 for each order placed for one or more Creation Baskets. An Authorized Purchaser, in turn, may offer to the public Units of any baskets it creates. Merrill Lynch Professional Clearing Corp.is expected to be the initial Authorized Purchaser for USGO. USGO’s Units will on the trade under the symbol “USGO” and may trade in the secondary market at prices that are lower or higher than their net asset value per Unit. The prices of Units offered by Authorized Purchasers are expected to fall between USGO’s net asset value and the trading price of its Units on the NYSE Arca at the time of sale. The difference between the price paid by Authorized Purchasers as underwriters and the price paid to such Authorized Purchasers by investors will be deemed underwriting compensation.

USGO is not a mutual fund registered under the Investment Company Act of 1940 and is not subject to regulation under such Act.

Some of the risks investing in USGO include:

•	Investing in gasoil interests subjects USGO to the risks of the gasoil industry, which could result in fluctuations in the price of USGO’s Units.

•

If certain correlations do not exist, then investors may not be able to use USGO as a cost-effective way to invest indirectly in gasoil or as a hedge against the risk of loss in gasoil related transactions.

•	USGO does not expect to make cash distributions.

•	USGO and its sponsor may have conflicts of interest, which may permit them to favor their own interests to your detriment.

Investing in USGO involves significant risks. See “What are the Risk Factors Involved with an Investment in USGO?” beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

	Per Unit	Per Basket
Price of the Units in the first basket sold	$25.00	$2,500,000

The date of this prospectus is XXXX.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING ON PAGE 60 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 5.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 9.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS, WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

UNITED STATES GASOIL FUND

i

Until [    , 2012] (25 days after the date of this prospectus), all dealers effecting transactions in the offered Units, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

ii

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as movements in the commodities markets and indexes that track such movements, USGO’s operations, the Sponsor’s plans and references to USGO’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USGO?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USGO’s operations or the value of its Units.

iii

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USGO and its Units, it does not contain or summarize all of the information about USGO and the Units contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “What are the Risk Factors Involved with an Investment in USGO?” beginning on page 9, before making an investment decision about the Units.

Ov erview of the Trust and USGO

The United States Commodity Funds Trust I (the “Trust”) is a Delaware statutory trust formed on September 8, 2011 that is currently organized into multiple series (each series, a “Fund” and collectively, the “Funds”), each of which intends to issue common units in such Fund. The United States Gasoil Fund (“USGO” or “Us” or “We”), is a series of the Trust and is a commodity pool that will issue units representing fractional undivided beneficial interests in USGO (“Units”) traded on the NYSE Arca, Inc. (the “NYSE Arca”). Additional series of the Trust that will be separate commodity pools may be created in the future. The Trust and the Funds operate pursuant to the Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated September 8, 2011. Wilmington Trust National Association, a national banking association,is the Delaware trustee of the Trust. The Funds and the Trust are managed and controlled by United States Commodity Funds LLC (the “Sponsor” or “USCF”). The Sponsor is a limited liability company formed in Delaware on May 10, 2005, that is registered as a commodity pool operator (“CPO”) with the Commodity Futures Trading Commission (“CFTC”) and is a member of the National Futures Association (“NFA”).

USGO intends to continuously offer baskets consisting of 100,000 Units (“Creation Baskets”) to “Authorized Purchasers” through ALPS Distributors, Inc., which is the “Marketing Agent” for the Units of the Funds. An Authorized Purchaser, in turn, may offer to the public Units of any Creation Baskets. The Units of each of the Funds are expected to trade on the NYSE Arca at prices that may be lower or higher than the net asset value (“NAV”) per Unit. USGO’s Units are expected to trade on the NYSE Arca under the ticker symbol “USGO.”

The net assets of USGO will consist primarily of investments in futures contracts for gasoil, crude oil, heating oil, gasoline, and other petroleum-based fuels that are traded on the ICE Futures Europe (collectively, “Futures Contracts”) and other gasoil-related investments such as cash-settled options on Futures Contracts, forward contracts for gasoil, cleared swap contracts, and over-the-counter transactions that are based on the price of gasoil, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Gasoil-Related Investments”). For convenience and unless otherwise specified, Futures Contracts and Other Gasoil-Related Investments collectively are referred to as “Gasoil Interests” in this prospectus. The Sponsor is authorized by USGO in its sole judgment to employ, establish the terms of employment for, and terminate commodity trading advisors or futures commission merchants.

USGO will invest in Gasoil Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Futures Contracts and Other Gasoil-Related Investments. The primary focus of the Sponsor will be the investment in Futures Contracts and the management of USGO’s investments in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents for margining purposes and as collateral.

The investment objective of USGO is to have the daily changes in percentage terms of its Units’ NAV reflect the changes in percentage terms of the price of gasoil, as measured by the changes in the price of the futures contract on gasoil traded on the ICE Futures Europe (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USGO’s expenses. It is not the intent of USGO to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of gasoil or any particular futures contract based on gasoil, heating oil or diesel. It is not the intent of USGO to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The Sponsor does not believe that it is an achievable goal due to the potential impact of backwardation and contango on the returns of a portfolio of futures contracts. USGO may invest in interests other than the Benchmark Futures Contract, if needed, to comply with accountability levels and positions limits if imposed. For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?”

As a specific benchmark, the Sponsor endeavors to place USGO’s trades in Gasoil Interests and otherwise manage USGO’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in USGO’s NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USGO calculates its NAV, and

•	B is the average daily percentage change in the Benchmark Futures Contract over the same period.

The Sponsor believes that market arbitrage opportunities will cause daily changes in USGO’s Unit price on the NYSE Arca to closely track daily changes in USGO’s NAV per Unit. The Sponsor believes that the net effect of this expected relationship and the expected relationship described above between USGO’s NAV and the Benchmark Futures Contract will be that the daily changes in the price of USGO’s Units on the NYSE Arca will closely track, in percentage terms, changes in the Benchmark Futures Contract, less USGO’s expenses.

The Sponsor will employ a “neutral” investment strategy intended to track the changes in the price of the Benchmark Futures Contract regardless of whether the price goes up or goes down. USGO’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USGO’s Units for the purpose of trading indirectly in gasoil in a cost-effective manner, and/or to permit participants in the gasoil or other industries to hedge the risk of losses in their gasoil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in gasoil and/or the risks involved in hedging may exist. In addition, an investment in USGO involves the risk that the changes in the price of USGO’s Units will not accurately track the changes in the price of the Benchmark Futures Contract. For example, USGO also invests in Treasuries and holds cash and cash equivalents to be used to meet its current or potential margin or collateral requirements with respect to its investments in Futures Contracts and Other Gasoil-Related Investments. USGO’s investment objective is to track the daily changes in the Benchmark Futures Contract, not to have the market price of its Units match, dollar for dollar, changes in the spot price of gasoil. Contango and backwardation may impact the total return on an investment in USGO’s Units relative to a hypothetical direct investment in gasoil. See “What are the Risk Factors Involved With an Investment in USGO?”

Each month, the Benchmark Futures Contract will change starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month. During the first three days of the “roll period”, the applicable value of the Benchmark Futures Contract will be based on a combination of the near month contract and the next month contract as follows: (1) day 1 will consist of 75% of the then near month contract’s total return for the day, plus 25% of the total return for the day of the next month contract, (2) day 2 will consist of 50% of the then near month contract’s total return for the day, plus 50% of the total return for the day of the next month contract, and (3) day 3 will consist of 25% of the then near month contract’s total return for the day, plus 75% of the total return for the day of the next month contract. On day 4, the Benchmark Futures Contract will be the next month contract to expire at that time and that contract will remain the Benchmark Futures Contract until the beginning of the following month’s change in the Benchmark Futures Contract over a four-day period.

USGO creates Units only in Creation Baskets and redeems Units only in blocks of 100,000 Units called “Redemption Baskets.” Only Authorized Purchasers may purchase or redeem Creation Baskets or Redemption Baskets, respectively. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Baskets are generally created when there is a demand for Units, including, but not limited to, when the market price per Unit is at a premium to the NAV per Unit. Authorized Purchasers will then sell such Units, which will be listed on the NYSE Arca, to the public at per Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of USGO at the time the Authorized Purchaser purchased the Creation Baskets and the NAV at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Futures Contracts market and the market for Other Gasoil-Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between USGO’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Similarly, baskets are generally redeemed when the market price per Unit is at a discount to the NAV per Unit. Retail investors seeking to purchase or sell Units on any day will effect such transactions in the secondary market, on the NYSE Arca, at the market price per Unit, rather than in connection with the creation or redemption of baskets.

There is no specified limit on the maximum amount of Creation Baskets that can be sold. At some point, position limits on Futures Contracts or Other Gasoil-Related Investments may practically limit the number of Creation Baskets that will be sold if the Sponsor determines that the other investment alternatives available to USGO at that time will not enable it to meet its stated investment objective.

Other than to address monthly changes in the Benchmark Futures Contracts, in managing USGO’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Gasoil Interests with an aggregate market value that approximates the amount of Treasuries and/or cash received or paid upon the purchase or redemption of the basket(s).

Note to Secondary Market Investors: The Units can be directly purchased from or redeemed by USGO only in Creation Baskets or Redemption Baskets, respectively, and only by Authorized Purchasers. Each Creation Basket and Redemption Basket consists of 100,000 Units and is expected to be worth millions of dollars. Individual investors, therefore, will not be able to directly purchase Units from or redeem Units with USGO. Some of the information contained in this prospectus, including information about buying and redeeming Units directly from and to USGO is only relevant to Authorized Purchasers. Units are listed and traded on the NYSE Arca under the ticker symbol “USGO” and may be purchased and sold as individual Units. Individuals interested in purchasing Units in the secondary market should contact their broker. Units purchased or sold through a broker may be subject to commissions.

Except when aggregated in Redemption Baskets, Units are not redeemable securities. There is no guarantee that Units will trade at or near the per-Unit NAV.

USGO’s Investments in Gasoil Interests

A description of the principal types of Gasoil Interests in which USGO may invest– futures contracts, forward contracts, over-the-counter swap contracts, cleared swap contracts and options on futures contracts, forward contracts or a commodity on the spot market, may be found under the heading “The Commodity Interest Markets.”

Principal Investment Risks of an Investment in USGO

An investment in USGO involves a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 9.

•

The price relationship between the near month contract to expire and the next month contract to expire that compose the Benchmark Futures Contract will vary and may impact both the total return over time of USGO’s NAV, as well as the degree to which its total return tracks other gasoil price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in gasoil prices the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in gasoil prices the value of the benchmark contract would tend to rise as it approaches expiration.

•

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USGO generally will not distribute dividends to Unitholders. You should not invest in USGO if you will need cash distributions from USGO to pay taxes on your share of income and gains of USGO, if any, or for any other reason.

•

Investors may choose to use USGO as a means of investing indirectly in gasoil, and there are risks involved in such investments. The risks and hazards that are inherent in gasoil production may cause the price of gasoil to fluctuate widely.

•

To the extent that investors use USGO as a means of investing indirectly in gasoil, there is the risk that the daily changes in the price of USGO’s Units on the NYSE Arca will not closely track the daily changes in the spot price of gasoil.

•

The Sponsor endeavors to manage USGO’s positions in Gasoil Interests so that USGO’s assets are, unlike those of other commodity pools, not leveraged (i.e., so the aggregate value of USGO’s unrealized losses from its investments in such Gasoil Interests at any time will not exceed the value of USGO’s assets). There is no assurance that the Sponsor will successfully implement this investment strategy. If the Sponsor permits USGO to become leveraged, you could lose all or substantially all of your investment if USGO’s trading positions suddenly turn unprofitable.

•

USGO will invest primarily in Gasoil Interests that are traded or sold in the United States and/or the United Kingdom. As such, a large portion of USGO’s trades will take place in markets and on exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. In some of these non-U.S. markets, the performance on a contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USGO to credit risk. Trading in non-U.S. markets may also leave USGO susceptible to fluctuations in the value of the local currency against the U.S. dollar.

•

USGO may invest in Other Gasoil-Related Investments. To the extent that these Other Gasoil-Related Investments are contracts individually negotiated between their parties, they may not be as liquid as Futures Contracts and will expose USGO to credit risk that its counterparty may not be able to satisfy its obligations to USGO.

•	USGO has not yet commenced operations so there is no performance history to serve as a basis for you to evaluate an investment in USGO.

•	You will have no rights to participate in the management of USGO and will have to rely on the duties and judgment of the Sponsor to manage USGO.

•	USGO pays fees and expenses that are incurred regardless of whether it is profitable.

•	The structure and operation of USGO may involve conflicts of interest.

For additional risks, see “What are the Risk Factors Involved with an Investment in USGO?”

Principal Offices of USGO and the Sponsor

The principal office of the Trust and USGO is located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Sponsor’s principal office is also located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The telephone number for each of the Trust, USGO and the Sponsor is (510) 522-9600.

Financial Condition of USGO

USGO will not calculate its NAV prior to the effective date. The initial NAV will be calculated shortly after close of the core trading session on the NYSE Arca.

Defined Terms

For a glossary of defined terms, see Appendix A.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single Unit to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $25.00 per Unit, which equals the NAV of the Units sold in the initial Creation Basket.This breakeven analysis refers to the redemption of baskets by Authorized Purchasers and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per unit	$25.00
Management Fee (0.75%)[1]	$0.19
Creation Basket Fee[2]	$(0.01)
Estimated Brokerage Fee (0.08%)[3]	$0.01
Interest Income (0.02%)[4]	$(0.01)
Independent Directors and Officers’ Fees[5]	$0.01
Fees and expenses associated with tax accounting and reporting[6]	$0.08

Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the unit	$0.27
Percentage of initial selling price per unit	1.08%

[1]	USGO is contractually obligated to pay the Sponsor a management fee based on the daily net assets and paid monthly of 0.75% per annum on average net assets.
[2]

Authorized Purchasers are required to pay a Creation or Redemption Basket fee of $1,000 for each order they place to create or redeem one ore more baskets. An order must be at least one basket, which are 100,000 Units. This breakeven analysis assumes a hypothetical investment in a single unit so the Creation Basket fee is $.01 ($1,000/100,000).

[3]

Assuming that the price of a Unit is $25.00, USGO would receive $2,500,000 upon the sale of a Creation Basket (100,000 Units multiplied by $25.00). Assuming that this entire amount is invested in the Benchmark Futures Contract and that there is no change in the settlement price of such contracts, USGO would be required to purchase approximately 21 Benchmark Futures Contracts to support the Creation Basket ($2,500,000 divided by $120,804.60, the average value of the Benchmark Futures Contracts as of August 31, 2011. Assuming further that futures commission merchants charge approximately $4.00 per Benchmark Futures Contract for each purchase or sale, the annual futures commission merchant charge for USGO would be approximately $2,016 (42 total Benchmark Futures Contract transactions (21 purchases and 21 sales) multiplied by 12 times per year multiplied by $4.00). As a percentage of the total investment of $2,500,000, this annual commission expense would be approximately 0.08%.

[4]

USGO earns interest on funds it deposits with the futures commission merchant and the custodian and it estimates that the interest rate will be 0.01% based on the current interest rate on three-month Treasury Bills as of August 30, 2011. The actual rate may vary.

[5]

Independent Directors and Officers’ Fees are paid by USGO. The foregoing assumes that the assets of USGO will be aggregated with those of the Related Public Funds for purposes of paying Independent Directors and Officers’ Fees. The aggregate fees paid to Directors and Officers for 2011 is estimated to be $320,000 and assumes USGO has $30 million in assets.

[6]

The fees and expenses associated with tax accounting and reporting are paid by USGO. For purposes of this breakeven analysis, the fees and expenses associated with tax accounting and reporting are estimated to be $100,000 and assumes USGO has $30 million in assets.

THE OFFERING

Offering:

USGO is offering Creation Baskets consisting of 100,000 Units through ALPS Distributors, Inc. (“Marketing Agent”) as marketing agent to Authorized Purchasers. Authorized Purchasers may purchase Creation Baskets consisting of 100,000 Units at USGO’s NAV. This is a continuous offering under Rule 415 of the 1933 Act and is not expected to terminate until all of the registered Units have been sold or three years from the date of the prospectus, whichever is earlier, although the offering may be temporarily suspended during such period when suitable investments of USGO are not available or practicable. It is anticipated that when all registered Units have been sold pursuant to this registration statement, additional Units will be registered in subsequent registration statements.

It is expected that on or about the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of USGO at a per Unit price which is expected to initially be $25.00.

In order to satisfy NYSE Arca listing standards that at least 100,000 Units of USGO be outstanding, the Sponsor may purchase one of such Creation Baskets of USGO from the initial Authorized Purchaser at the initial offering price of such Units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the Units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these Units at a per Unit price equal to USGO’s per Unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these Units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 Units of USGO remain outstanding.

Use of Proceeds:

The Sponsor will apply substantially all of USGO’s assets toward trading in Gasoil Interests, and investing in Treasuries, cash and/or cash equivalents. The Sponsor will deposit a portion of USGO’s net assets with the futures commission merchant, UBS USA, LLC (“UBS”), or other custodian to be used to meet its current or potential margin or collateral requirements in connection with its investment in Gasoil Interests. Only Treasuries, cash and/or cash equivalents will be used to satisfy these requirements. The Sponsor believes that all entities that will hold or trade USGO’s assets will be based in the United States and will be subject to United States regulations. The Sponsor believes that approximately 5% to 20% of USGO’s assets will normally be committed as margin for Futures Contracts and collateral for Other Gasoil-Related Investments. However, from time to time, the percentage of assets committed as margin/collateral may be substantially more, or less, than such range. The remaining portion of USGO’s assets will be held in Treasuries, cash and/or cash equivalents by the Custodian. All interest income earned on these investments is retained for USGO’s benefit.

NYSE Arca Symbol:

“USGO”

Creation and Redemption:

Currently, Authorized Purchasers pay a $1,000 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Authorized Purchasers are not required to sell any specific number or dollar amount of Units. The per Unit price of Units offered in Creation Baskets on any day is the total NAV of USGO calculated shortly after the close of the core trading session of the NYSE Arca on that day divided by the number of issued and outstanding Units. The Sponsor shall notify Depository Trust Company (“DTC”) of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of the notice.

Registration, Clearance and Settlement:

Individual certificates will not be issued for the Units. Instead, Units will be represented by one or more global certificates, which will be deposited by the Custodian with the DTC and registered in the name of Cede & Co., as nominee for DTC.

The administrator, Brown Brothers Harriman & Co. (“BBH&Co.” or the “Administrator”), has been appointed registrar and transfer agent for the purpose of registering and transferring Units. The Sponsor will recognize transfer of Units only if such transfer is done in accordance with the Trust Agreement, including the delivery of a transfer application.

Net Asset Value:

The NAV will be calculated by taking the current market value of USGO’s total assets and subtracting any liabilities. Under USGO’s current operational procedures, the Administrator calculates the NAV of USGO once each NYSE Arca trading day. The NAV for a particular trading day is released after 4:00 p.m. New York time. Trading during the core trading session of the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the NYMEX closing price (determined at the earlier of the close of the NYMEX or 2:30 p.m. New York time) for the contracts held on the NYMEX, but calculates or determines the value of all other USGO investments as of the earlier of the close of the New York Stock Exchange or 4:00 p.m. New York time. The NYSE Arca currently calculates approximate NAV every 15 seconds throughout each day that USGO’s Units are traded on the NYSE Arca for as long as the main pricing mechanisms are open for the Futures Exchanges upon which the Benchmark Futures Contracts are traded.

Fund Expenses:

USGO pays the Sponsor a management fee at an annual rate of 0.75% on its average net assets, paid on a monthly basis. USGO is also responsible for other ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of USGO;

•	expenses incurred in connection with registering additional Units of USGO or offering Units of USGO after the time any Units of USGO have begun trading on the NYSE Arca;

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the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the independent directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with investor relations and services;

•	the payment of any distributions related to redemption of Units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of USGO and the preparation of all tax returns related thereto; and

•

extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor will bear the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of USGO’s Units prior to the time such Units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

Termination Events:

USGO shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

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the filing of a certificate of cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Units held in all Funds, including USGO, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoint a successor Sponsor;

•	the occurrence of any event which would make the existence of the Trust or any Fund unlawful;

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the suspension, revocation, or termination of the Sponsor’s registration as a CPO under the Commodity Exchange Act or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or USGO, as the case may be, becomes insolvent or bankrupt;

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Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in USGO, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

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upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or USGO’s aggregate net assets in relation to the operating expenses of the Trust or USGO make it unreasonable or imprudent to continue the business of the Trust or USGO;

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the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust or USGO, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or USGO shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or USGO (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of USGO, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the certificate of trust to be filed in accordance with applicable law.

Authorized Purchasers:

Merrill Lynch Professional Clearing Corp.is expected to be the initial Authorized Purchaser for USGO. We expect that there will be additional Authorized Purchasers in the future. A list of Authorized Purchasers will be available from the Marketing Agent. Authorized Purchasers must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor.

WHAT ARE THE RISK FACTORS INVOLVED WITH AN INVESTMENT IN USGO?

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include USGO’s financial statements and the related notes.

Risks Associated With Investing Directly or Indirectly in Gasoil Interests

Investing in Gasoil Interests subjects USGO to the risks of the crude oil and gasoil industry and this could result in large fluctuations in the price of USGO’s Units.

USGO is subject to the risks and hazards of the crude oil industry, because crude oil is the raw material from which gasoil is produced, and the gasoil industry, because it invests in Gasoil Interests. The risks and hazards that are inherent in the crude oil and gasoil industries may cause the price of gasoil to widely fluctuate. If the changes in percentage terms of USGO’s Units accurately track the changes in percentage terms of the Benchmark Futures Contract or the spot price of gasoil, then the price of its Units may also fluctuate. The exploration for, and production of, crude oil is an uncertain process with many risks. The cost of drilling, completing and operating wells for crude oil is often uncertain, and a number of factors can delay or prevent drilling operations or production, including:

•	unexpected drilling conditions;

•	pressure or irregularities in formations;

•	equipment failures or repairs;

•	fires or other accidents;

•	adverse weather conditions;

•	pipeline ruptures or spills or other supply disruptions;

•	environmental regulation; and

•	shortages or delays in the availability of drilling rigs and the delivery of equipment.

Gasoil transmission, distribution, gathering, and processing activities involve numerous risks that may affect the price of gasoil.

There are a variety of hazards inherent in gasoil transmission, distribution, gathering, and processing, such as leaks, explosions, pollution, release of toxic substances, adverse weather conditions (such as unusually cold weather), pipeline failure, abnormal pressures, uncontrollable flows of gasoil, scheduled and unscheduled maintenance, physical damage to the gathering or transportation system, a supply shock (such as a refinery fire), and other hazards which could affect the price of gasoil. To the extent these hazards limit the supply or delivery of gasoil, gasoil prices will increase.

Gasoil transmission and storage operations are subject to government regulations and rate proceedings which could have an impact on the price of gasoil.

Gasoil transmission and storage operations in Europe and Asia are subject to regulation and oversight by the various European and Asian regulatory authorities. These regulatory bodies have the authority to effect rate settlements on gasoil storage, transmission and distribution services. As a consequence, the price of gasoil may be affected by a change in the rate settlements effected by one or more of these regulatory bodies.

The price of USGO’s Units may be influenced by factors such as the short-term supply and demand for gasoil and the short-term supply and demand for USGO’s Units. This may cause the Units to trade at a price that is above or below USGO’s NAV per unit. Accordingly, changes in the price of Units may substantially vary from the changes in the spot price of gasoil. If this variation occurs, then investors may not be able to effectively use USGO as a way to hedge against gasoil-related losses or as a way to indirectly invest in gasoil.

While it is expected that the trading prices of the Units will fluctuate in accordance with changes in USGO’s NAV, the prices of Units may also be influenced by other factors, including the short-term supply and demand for gasoil and the Units. There is no guarantee that the Units will not trade at appreciable discounts from, and/or premiums to, USGO’s NAV. This could cause changes in the price of the Units to substantially vary from changes in the spot price of gasoil. This may be harmful to investors because if changes in the price of Units vary substantially from changes in the spot price of gasoil, then investors may not be able to effectively use USGO as a way to hedge the risk of losses in their gasoil-related transactions or as a way to indirectly invest in gasoil.

Daily changes in USGO’s NAV may not correlate to daily changes in the price of the Benchmark Futures Contract. If this were to occur, investors may not be able to effectively use USGO as a way to hedge against gasoil-related losses or as a way to indirectly invest in gasoil.

The Sponsor endeavors to invest USGO’s assets as fully as possible in Futures Contracts and Other Gasoil-Related Investments so that the changes in percentage terms of the NAV closely correlate with the daily changes in percentage terms in the price of the Benchmark Futures Contract. However, changes in USGO’s NAV may not correlate with the changes in the price of the Benchmark Futures Contract for several reasons as set forth below:

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USGO: (i) may not always be able to buy and sell Futures Contacts or Other Gasoil-Related Investments at market price; (ii) may not experience a perfect correlation between the price of gasoil and the underlying investments in Futures Contracts, Gasoil-Related Investments and Treasuries, cash and/or cash equivalents; and (iii) is required to pay fees, including brokerage fees and the management fee, which will have an effect on the correlation.

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Short-term supply and demand for gasoil may cause the changes in the market price of the Benchmark Futures Contract to vary from the changes in USGO’s NAV if USGO has fully invested in Futures Contracts that do not reflect such supply and demand and it is unable to replace such contracts with Futures Contracts that do not reflect such supply and demand. In addition, there are also technical differences between the two markets, e.g., one is a physical market while the other is a futures market traded on exchanges, that may cause variations between the spot price of gasoil and the prices of related futures contracts.

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USGO sells and buys only as many Futures Contracts and Other Gasoil-Related Investments that it can to cause the daily changes in percentage terms of its NAV to track as closely as possible the changes in percentage terms in the price of the Benchmark Futures Contract. The remainder of USGO’s assets are invested in Treasuries, cash and/or cash equivalents and are used to satisfy initial margin and additional margin requirements, if any, and to otherwise support its investments in Gasoil Interests. Investments in Treasuries, cash and/or cash equivalents both directly and as margin, provide rates of return that vary from changes in value of the spot price of gasoil and the price of the Benchmark Futures Contract.

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In addition, because USGO incurs certain expenses in connection with its investment activities and holds most of its assets in more liquid short-term securities for margin and other liquidity purposes or for redemptions that may be necessary on an ongoing basis, the Sponsor is generally not able to fully invest USGO’s assets in Futures Contracts or Other Gasoil-Related Investments and there cannot be perfect correlation between changes in USGO’s NAV and changes in the price of the Benchmark Futures Contract.

•

As USGO grows, there may be more or less correlation. For example, if USGO only has enough money to buy three Benchmark Futures Contracts and it needs to buy four contracts to track the price of gasoil, then the correlation will be lower, but if it buys 20,000 Benchmark Futures Contracts and it needs to buy 20,001 contracts, then the correlation will be higher. At certain asset levels, USGO may be limited in its ability to buy the Benchmark Futures Contract if limits were imposed by the relevant exchanges. To the extent that USGO invests in these other Futures Contracts or Other Gasoil-Related Investments, the correlation with the Benchmark Futures Contract may be lower. If USGO is required to invest in other Futures Contracts and Other Gasoil-Related Investments that are less correlated with the Benchmark Futures Contract, USGO would likely invest in over-the-counter contracts to increase the level of correlation of USGO’s assets. Over-the-counter contracts entail certain risks described below under “Over-the-Counter Contract Risk.”

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USGO may not be able to buy the exact number of Futures Contracts and Other Gasoil-Related Investments to have a perfect correlation with the Benchmark Futures Contract if the purchase price of the Futures Contracts required to be fully invested in such contracts is higher than the proceeds received for the sale of a Creation Basket on the day the basket was sold. In such case, USGO could not invest the entire proceeds from the purchase of the Creation Basket in such Futures Contract (for example, assume USGO receives $4,000,000 for the sale of a Creation Basket and assume that the price of a Futures Contract for gasoil is $59,950, the USGO could only invest in 66 Futures Contract with an aggregate value of $3,956,700). USGO would be required to invest a percentage of the proceeds in cash, Treasuries or other liquid securities to be deposited as margin with the futures commission merchant through which the contracts were purchased. The remainder of the purchase price for the Creation Basket would remain invested in Treasuries, cash and/or cash equivalents or other liquid securities as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions. If the trading market for Futures Contracts is suspended or closed, USGO may not be able to purchase these investments at the last reported price.

If changes in USGO’s NAV do not correlate with changes in the price of the Benchmark Futures Contract, then investing in USGO may not be an effective way to hedge against gasoil-related losses or indirectly invest in gasoil.

The Benchmark Futures Contract may not correlate with the spot price of gasoil and this could cause changes in the price of the Units to substantially vary from the changes in the spot price of gasoil. If this were to occur, then investors may not be able to effectively use USGO as a way to hedge against gasoil-related losses or as a way to indirectly invest in gasoil.

When using the Benchmark Futures Contract as a strategy to track the price of gasoil, at best the correlation between changes in prices of such Gasoil Interests and the spot price of gasoil can be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative gasoil market, supply of and demand for such Gasoil Interests and technical influences in futures trading. If there is a weak correlation between the Gasoil Interests and the spot price of gasoil, then the price of Units may not accurately track the spot price of gasoil and investors may not be able to effectively use USGO as a way to hedge the risk of losses in their gasoil-related transactions or as a way to indirectly invest in gasoil.

USGO may experience a loss if it is required to sell Treasuries at a price lower than the price at which they were acquired.

The value of Treasuries generally moves inversely with movements in interest rates. If USGO is required to sell Treasuries at a price lower than the price at which they were acquired, USGO will experience a loss. This loss may adversely impact the price of the Units and may decrease the correlation between the price of the Units, the price of the Benchmark Futures Contract and Other Gasoil-Related Investments, and the spot price of gasoil.

USGO would be negatively impacted if the United States Treasury were to default on its obligations to make payments on Treasuries.

Events in Washington DC regarding passing a fiscal budget have drawn concern regarding the United States Government’s ability to pay its obligations to holders of Treasuries. If USGO is not able to redeem its investments in Treasuries prior to maturity and the U.S. Government cannot pay its obligations, USGO would be negatively impacted. In addition, USGO might also be negatively impacted by its use of money market mutual funds to the extent those funds might themselves be investing in Treasuries.

Further ratings downgrades on sovereigns could cause further global market volatility, negatively impact the ability on sovereigns to borrow funds and pay debt obligations.

In August 2011, Standard & Poor’s downgraded the United State’s long-term credit rating from AAA to AA+. This downgrade resulted in global market volatility and it is unclear what effect such downgrade will have on various state debt obligations, as well as other sovereign debt obligations. Such downgrades could have a global impact resulting in a recessionary market and defaults on sovereign debt obligations. Any default by a sovereign to pay its debt obligations could negatively impact USGO.

Certain of USGO’s investments could be illiquid which could cause large losses to investors at any time or from time to time.

USGO may not always be able to liquidate its positions in its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency, its gasoil production or exports, or in another major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as accountability levels, position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity interests.

Unexpected market illiquidity may cause major losses to investors at any time or from time to time. In addition, USGO has not and does not intend at this time to establish a credit facility, which would provide an additional source of liquidity and instead relies only on the Treasuries, cash and/or cash equivalents that it holds. The anticipated large value of the positions in Futures Contracts that USCF will acquire or enter into for USGO increases the risk of illiquidity. The Other Gasoil-Related Investments that USGO invests in, such as negotiated over-the-counter contracts, may have a greater likelihood of being illiquid since they are contracts between two parties that take into account not only market risk, but also the relative credit, tax, and settlement risks under such contracts. Such contracts also have limited transferability that results from such risks and the contract’s express limitations.

Because both Futures Contracts and Other Gasoil-Related Investments may be illiquid, USGO’s Gasoil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated.

If the nature of hedgers and speculators in futures markets has shifted such that gasoil purchasers are the predominant hedgers in the market, USGO might have to reinvest at higher futures prices or choose Other Gasoil-Related Investments.

The changing nature of the hedgers and speculators in the gasoil market influences whether futures prices are above or below the expected future spot price. In order to induce speculators to take the corresponding long side of the same futures contract, gasoil producers must generally be willing to sell futures contracts at prices that are below expected future spot prices. Conversely, if the predominant hedgers in the futures market are the purchasers of the gasoil who purchase futures contracts to hedge against a rise in prices, then speculators will only take the short side of the futures contract if the futures price is greater than the expected future spot price of gasoil. This can have significant implications for USGO when it is time to reinvest the proceeds from a maturing Futures Contract into a new Futures Contract.

While USGO does not intend to take physical delivery of gasoil under its Futures Contracts, physical delivery under such contracts impacts the value of the contracts.

While it is not the current intention of USGO to take physical delivery of gasoil under its Futures Contracts, futures contracts are not required to be cash-settled and it is possible to take delivery under some of these contracts. Storage costs associated with purchasing gasoil could result in costs and other liabilities that could impact the value of Futures Contracts or Other Gasoil-Related Investments. Storage costs include the time value of money invested in gasoil as a physical commodity plus the actual costs of storing the gasoil less any benefits from ownership of gasoil that are not obtained by the holder of a futures contract. In general, Futures Contracts have a one-month delay for contract delivery and the back month (the back month is any future delivery month other than the spot month) includes storage costs. To the extent that these storage costs change for gasoil while USGO holds Futures Contracts or Other Gasoil-Related Investments, the value of the Futures Contracts or Other Gasoil-Related Investments, and therefore USGO’s NAV, may change as well.

The price relationship between the near month contract and the next month contract that compose the Benchmark Futures Contract will vary and may impact both the total return over time of USGO’s NAV, as well as the degree to which its total return tracks other gasoil price indices’ total returns.

The design of USGO’s Benchmark Futures Contract is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four-day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a gasoil futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in gasoil prices the value of the benchmark contract would tend to rise as it approaches expiration. As a result, the total return of the Benchmark Futures Contract would tend to track higher. Conversely, in the event of a gasoil futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in gasoil prices the value of the benchmark contract would tend to decline as it approaches expiration. As a result the total return of the Benchmark Futures Contract would tend to track lower. When compared to total return of other price indices, such as the spot price of gasoil, the impact of backwardation and contango may lead the total return of USGO’s NAV to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling gasoil prices, this could have a significant negative impact on USGO’s NAV and total return. See “Term Structure of Gasoil Futures Prices and the Impact on Total Returns.”

Regulation of the commodity interests and energy markets is extensive and constantly changing; future regulatory developments are impossible to predict but may significantly and adversely affect USGO.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading.

The regulation of commodity interest and energy markets in the United States and in Europe has been in flux for several years. The ICE Futures Europe is regulated by Financial Services Authority (“FSA”) in London. The FSA and other European Union regulators have been under pressure to tighten regulation after energy prices have risen to record prices. As recently as early September 2011, a draft was submitted to the European Union Executive Commission, which would extend to commodity markets and propose that exchanges in Europe adopt position limits or “alternative arrangements” on certain commodities. Such draft regulators would have the power to impose position limits on markets and trading venues will have to provide “granular” data on positions in their markets.

The regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and otherwise, there is a possibility of future regulatory changes within the United States altering, perhaps to a material extent, the nature of an investment in USGO or the ability of USGO to continue to implement its investment strategy. In addition, various national governments outside the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USGO is impossible to predict, but it could be substantial and adverse.

All of the Dodd-Frank Act’s new provisions became effective July 16, 2011. However, new rules implementing, and in many cases, interpreting and clarifying the Dodd-Frank Act’s new requirements have not been finalized. Therefore, USGO will necessarily operate in a period of regulatory uncertainty until new regulations have been finalized. Some specific examples of how the new Dodd-Frank Act provisions and rules adopted thereunder could impact USGO are discussed below.

Provisions in the Dodd-Frank Act include the requirement that position limits be established on a wide range of commodity interests, certain cleared commodity swaps and certain over-the-counter commodity contracts; new registration, recordkeeping, capital and margin requirements for “swap dealers” and “major swap participants” as determined by the new law and applicable regulations and the forced use of clearinghouse mechanisms for most swap transactions that are currently entered into in the over-the-counter market. The new law and the rules thereunder may negatively impact USGO’s ability to meet its investment objective either through limits or requirements imposed on it or upon its counterparties. Further, increased regulation of, and the imposition of additional costs on, swap transactions under the new legislation and implementing regulations could cause a reduction in the swap market and the overall derivatives markets, which could restrict liquidity and adversely affect USGO. In particular, new position limits imposed on USGO or its counterparties may impact USGO’s ability to invest in a manner that most efficiently meets its investment objective, and new requirements, including capital and mandatory clearing, may increase the cost of USGO’s investments and doing business, which could adversely impact the ability of USGO to achieve its investment objective.

On January 13, 2011, the U.S. Commodity Futures Trading Commission (the “CFTC”) proposed new rules, which if implemented in their proposed form, would establish position limits and limit formulas on certain physical commodity futures and options on such commodity futures, executed pursuant to the rules of designated contract markets (i.e., certain regulated exchanges) and commodity swaps that are economically equivalent to such futures and options contracts. The CFTC has also proposed aggregate position limits that would apply across different trading venues to contracts based on the same underlying commodity. At this time it is unknown precisely when such position limits would take effect. It is also unclear when the CFTC’s proposed rule regarding position limits for futures contracts held during the last few days of trading in the near month contract to expire, which, under such proposed rule are substantially similar to the position limits currently set by the exchanges, will take effect.

On April 12, 2011, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit of Insurance Corporation, the Farm Credit System and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”) and the CFTC issued proposed rules establishing minimum initial and variation margin collection requirements for certain swap dealers and major swap participants (collectively, “Covered Swap Entities”), which if adopted, would require Covered Swap Entities to collect minimum initial and variation margin amounts from swap counterparties. The public comment period for these rules was extended on June 23, 2011. The Prudential Regulators’ proposed rules would apply to those Covered Swap Entities that are regulated by the Prudential Regulators and the CFTC’s proposed rules would apply to Covered Swap Entities that are not regulated by the Prudential Regulators.

The amount of initial and variation margin that Covered Swap Entities would be required to collect under the proposed rules varies based on whether a Covered Swap Entity’s counterparty to a particular swap is (1) also a Covered Swap Entity; (2) a “high-risk” financial entity end-user; (3) a “low-risk” financial entity end-user (e.g., financial entities subject to capital requirements imposed by bank or insurance regulators that predominantly use swaps to hedge and that do not have significant swap exposure; or (4) a non-financial end-user. With certain exceptions not applicable to USGO and the affiliated funds managed by the Sponsor, Covered Swap Entities would not be required to post initial or variation margin to any of their counterparties except for other Covered Swap Entities.

Covered Swap Entities and all financial entity end-users would be required to post initial margin and variation margin when they enter into swaps with Covered Swap Entities. Margin posted by “low-risk” financial entity end-users could be subject to thresholds under the proposed rules. As commodity pools, USGO and the affiliated funds managed by USCF would be “high-risk” financial entity end-users and would therefore have to post margin without thresholds.

The CFTC and the SEC have proposed joint rules defining “swaps” and “security-based swaps” which would provide additional clarity regarding which transactions will be regulated as such under the Dodd-Frank Act and, more specifically, whether and how new CFTC and SEC rules will apply to USGO. The CFTC has not issued proposed versions of all the rules it is required to promulgate under the Dodd-Frank Act but, continues to issue proposed versions of additional rules that it has authority to promulgate. In addition, the CFTC has begun to issue final rules under the Dodd-Frank Act and is expected to issue additional final rules during the remainder of 2011 and into 2012.

On July 14, 2011, the CFTC issued an order providing the temporary relief from certain swap-related provisions of Title VII that would have automatically taken effect on July 16, 2011. The final order granted temporary exemptive relief that, by its terms, expires upon the earlier of the effective date of the required final rule making or December 31, 2011. Given the timeline within which the CFTC is expected to finalize rules to implement the Dodd-Frank Act’s mandates, it is likely that the exemptive relief order will be extended and that final rules will not take effect until well into 2012. The effect of the future regulatory change on USGO is impossible to predict, but it could be substantial and adverse.

Investing in USGO for purposes of hedging may be subject to several risks including the possibility of losing the benefit of favorable market movement.

Participants in the gasoil or in other industries may use USGO as a vehicle to hedge the risk of losses in their gasoil-related transactions. There are several risks in connection with using USGO as a hedging device. While hedging can provide protection against an adverse movement in market prices, it can also preclude a hedger’s opportunity to benefit from a favorable market movement. In a hedging transaction, the hedger may be concerned that the hedged item will increase in price, but must recognize the risk that the price may instead decline and if this happens he will have lost his opportunity to profit from the change in price because the hedging transaction will result in a loss rather than a gain. Thus, the hedger foregoes the opportunity to profit from favorable price movements. In addition, if the hedge is not a perfect one, the hedger can lose on the hedging transaction and not realize an offsetting gain in the value of the underlying item being hedged.

When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the items being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative markets, demand for futures and for gasoil products, technical influences in futures trading, and differences between anticipated energy costs being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior as well as the expenses associated with creating the hedge.

In addition, using an investment in USGO as a hedge for changes in energy costs (e.g., investing in gasoil, heating oil, crude oil, gasoline, or other fuels, or electricity) may not correlate because changes in the spot price of gasoil may vary from changes in energy costs because the changes in the spot price of gasoil may not be at the same rate as changes in the price of other energy products, and, in any case, the spot price of gasoil does not reflect the refining, transportation, and other costs that may impact the hedger’s energy costs.

An investment in USGO may provide little or no diversification benefits. Thus, in a declining market, USGO may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USGO while incurring losses with respect to other asset classes.

Historically, Futures Contracts and Other Gasoil-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand. However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USGO’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in the Units. In such a case, USGO may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USGO at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, embargoes, tariffs and other political events may have a larger impact on gasoil prices and gasoil-linked instruments, including Futures Contracts and Other Gasoil-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USGO’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historic evidence that the spot price of gasoil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USGO cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The price of gasoil is volatile which could cause large fluctuations in the price of Units.

Movements in the price of gasoil will be the result of factors outside of the Sponsor’s control and may not be anticipated by the Sponsor. As discussed in more detail above, price movements for gasoil are influenced by, among other things, the worldwide or regional demand for energy, which is affected by economic conditions; the domestic and foreign supply and inventories of oil and gas; weather conditions, including abnormally mild winter or summer weather, and abnormally harsh weather; availability and adequacy of pipeline and other transportation facilities; domestic and foreign governmental regulations and taxes; political conditions in gas or oil producing regions; technological advances relating to energy usage or relating to technology exploration, production and refining; the ability of members of OPEC to agree upon and maintain oil prices and production levels; the price and availability of alternative fuels; and the impact of energy conservation efforts. More generally, commodity prices may be influenced by economic and monetary events such as changes in interest rates, changes in balances of payments and trade, U.S. and international inflation rates, currency valuations and devaluations, U.S. and international economic events, and changes in the philosophies and emotions of market participants. Because the Fund invests primarily in interests in a single commodity, it is not a diversified investment vehicle, and therefore may be subject to greater volatility than a diversified portfolio of stocks or bonds or a more diversified commodity pool.

Gasoil is often used for pricing and hedging refining economics as part of a “crack spread” trade. The crack spread between Brent crude and gasoil is a function of the demand for distillates downstream and the price of Brent upstream, influenced mostly by consumer demand as opposed to other factors in the global crude oil market. Scarcity in refining has made crack spreads highly volatile to the upside. Any unexpected increase in demand would trigger a sudden expansion of refining margins, but margins can collapse quickly once issues are resolved.

The impact of environmental and other governmental laws and regulations may affect the price of gasoil.

Environmental and other governmental laws and regulations have increased the costs to plan, design, drill, install, operate and abandon oil wells. Other laws have prevented exploration and drilling of crude oil in certain environmentally sensitive federal lands and waters. Several environmental laws that have a direct or an indirect impact on the price of oil include, but are not limited to, the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

The limited method for transporting and storing gasoil may cause the price of gasoil to increase.

Gasoil is primarily transported throughout Europe by way of pipelines, tankers, and barges, and stored in above and underground storage facilities. These systems may not be adequate to meet demand, especially in times of peak demand or in areas of the Europe where gas service is already limited due to minimal pipeline and storage infrastructure. As a result of the limited method for transporting and storing gasoil, the price of gasoil may increase.

U SGO’s Operating Risks

USGO is not a registered investment company so Unitholders do not have the protections of the 1940 Act.

USGO is not an investment company subject to the 1940 Act. Accordingly, Unitholders do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

USGO has not yet commenced operations, so there is no performance history to serve as a basis for you to evaluate an investment in USGO.

USGO has not yet commenced operations. Therefore, you do not have the benefit of reviewing the past performance of USGO as a basis to evaluate an investment in USGO.

The Sponsor is leanly staffed and relies heavily on key personnel to manage trading activities.

In managing and directing the day-to-day activities and affairs of USGO, the Sponsor relies heavily on Messrs. Howard Mah and John Hyland. If Messrs. Mah or Hyland were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of USGO. Furthermore, Messrs. Mah and Hyland are currently involved in the management of the Related Public Funds. Mr. Mah is also employed by Ameristock Corporation, a registered investment adviser that manages a public mutual fund. It is estimated that Mr. Mah will spend approximately 90% of his time on USGO and Related Public Fund matters. Mr. Hyland will spend approximately 100% of his time on USGO and Related Public Fund matters. To the extent that the Sponsor establishes additional funds, even greater demands will be placed on Messrs. Mah and Hyland, as well as the other officers of the Sponsor and its Board.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause a tracking error, which could cause the price of Units to substantially vary from the price of the Benchmark Futures Contract and prevent investors from being able to effectively use USGO as a way to hedge against gasoil-related losses or as a way to indirectly invest in gasoil.

The Benchmark Futures Contract is currently traded on the ICE Futures Europe without specific accountability levels, position limits, or price fluctuation limits. However, the ICE Futures Europe’s daily position management requires that any position greater than 100 contracts be reported to the ICE Futures Europe on a daily basis. The ICE Futures Europe has powers to prevent the development of excessive positions or unwarranted speculation or any other undesirable situation and may take any steps necessary to resolve such situations including the ability to mandate limitations on the size of such positions or to reduce positions where appropriate. Although the Benchmark Futures Contract is not currently subject to the more stringent accountability levels and position limits established by U.S. designated contract markets (discussed below), recent actions by the ICE Futures Europe indicate that the exchange is actively using its oversight authority to regulate positions in its contracts. In addition, various rules and regulations regarding commodity interests are in states of rulemaking in Europe. It is difficult to predict at this time what impact, if any, such rules and regulations imposed by the European Union will have on USGO.

By contrast, the CFTC and U.S. designated contract markets such as the NYMEX and ICE Futures U.S. have established accountability levels and position limits on the maximum net long or net short futures contracts in many energy-related commodity futures contracts that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the USGO’s investments) may hold, own or control. For example, the current accountability level for investments at any one time in Gasoil Futures Contracts (including investments in the Benchmark Futures Contract) for any one month is 10,000 contracts, and the accountability level for all combined months is 15,000. While accountability levels are not a fixed ceiling, they are a threshold above which the exchanges may exercise greater scrutiny and control over an investor. Cleared gasoil swaps are subject to an ICE Futures U.S. accountability level of 10,000 swap positions for all months combined. This limit is measured separately from accountability levels on Gasoil Futures Contracts. With regard to position limits, the ICE Futures U.S limits an investor from holding more than 5,000 net futures in the last 3 days of trading in the near month contract to expire.

In addition to accountability levels and position limits, the ICE Futures U.S. could set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

The CFTC and U.S. designated contract markets may also establish position limits on the number of futures contracts a person or group of persons under common trading control may hold, own or control. Position limits are fixed ceilings that USGO would not be able to exceed without specific exchange authorization. The CFTC has not currently set position limits for gasoil Futures Contracts, and ICE Futures U.S. and NYMEX have established such position limits only on spot month Gasoil Futures Contracts. Cleared gasoil swaps are subject to ICE Futures position limits that are substantially identical to, but measured separately from, the limits on Gasoil Futures Contracts. However, because USGO does not expect to hold spot month contracts at any time when these position limits would be applicable, it is unlikely that these limits will come into play.

All of these limits may potentially cause a tracking error between the price of the Units and the price of the Benchmark Futures Contract. This may in turn prevent investors from being able to effectively use USGO as a way to hedge against Gasoil-related losses or as a way to indirectly invest in Gasoil.

USGO does not intend to limit the size of its offering and is committed to utilizing substantially all of its proceeds to purchase Futures Contracts and Other Gasoil-Related Investments. If USGO encounters accountability levels, position limits, or price fluctuation limits for Futures Contracts on the ICE Futures Europe, it may then, if permitted under applicable regulatory requirements, purchase Futures Contracts and Other Gasoil-Related Investments on the NYMEX or other exchanges that trade listed gasoil futures. The Futures Contracts available on the NYMEX are comparable to the contracts on the ICE Futures Europe, but they may have different underlying commodities, sizes, deliveries, and prices. In addition, certain of the Futures Contracts available on the NYMEX are subject to accountability levels and position limits. See “Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.”

There are technical and fundamental risks inherent in the trading system the Sponsor employs.

The Sponsor’s trading system is quantitative in nature and it is possible that the Sponsor might make a mathematical error. In addition, it is also possible that a computer or software program may malfunction and cause an error in computation.

To the extent that the Sponsor uses spreads and straddles as part of its trading strategy, there is the risk that the NAV may not closely track the changes in the Benchmark Futures Contract.

Spreads combine simultaneous long and short positions in related futures contracts that differ by commodity (e.g., long crude oil and short gasoline), by market (e.g., long WTI crude futures, short Brent crude futures), or by delivery month (e.g., long December, short November). Spreads gain or lose value as a result of relative changes in price between the long and short positions. Spreads often reduce risk to investors, because the contracts tend to move up or down together. However, both legs of the spread could move against an investor simultaneously, in which case the spread would lose value. Certain types of spreads may face unlimited risk, e.g., because the price of a futures contract underlying a short position can increase by an unlimited amount and the investor would have to take delivery or offset at that price.

A commodity straddle takes both long and short option positions in the same commodity in the same market and delivery month simultaneously. The buyer of a straddle profits if either the long or the short leg of the straddle moves further than the combined cost of both options. The seller of a straddle profits if both the long and short positions do not trade beyond a range equal to the combined premium for selling both options.

If the Sponsor were to utilize a spread or straddle position and the spread performed differently than expected, the results could impact USGO’s tracking error. This could affect USGO’s investment objective of having its NAV closely track the changes in the Benchmark Futures Contract. Additionally, a loss on a spread position would negatively impact USGO’s absolute return.

No independent advisers were involved in the formation of USGO or the preparation of this registration statement. As a result, you will not have the benefit of an independent due diligence review of us.

The Sponsor has consulted with legal counsel, accountants, and other advisers regarding the formation and operation of the Trust and USGO. No counsel has been appointed to represent you in connection with the offering of Units. Accordingly, you should consult your own legal, tax and financial advisers regarding the desirability of an investment in the Units.

USGO and the Sponsor may have conflicts of interest, which may permit them to favor their own interests to the detriment of Unitholders.

USGO and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain USGO’s asset size in order to preserve its fee income and this may not always be consistent with USGO’s objective of having the value of its Units’ NAV track changes in the Benchmark Futures Contract. the Sponsor’s officers, directors and employees do not devote their time exclusively to USGO. These persons are directors, officers or employees of other entities that may compete with USGO for their services. They could have a conflict between their responsibilities to USGO and to those other entities.

In addition, the Sponsor’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USGO trades using the clearing broker to be used by USGO. A potential conflict also may occur if the Sponsor’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USGO.

The Sponsor has broad authority to manage the investments and operations of USGO, and this may allow it to act in a way that furthers its own interests which may create a conflict with the best interests of investors.

The Sponsor serves as the general partner to each of USNG, USOF, US12OF, UGA, USHO, USSO, US12NG and USBO and the sponsor for USCI, USMI, USAI and USCUI. The Sponsor may have a conflict to the extent that its trading decisions for USGO may be influenced by the effect they would have on the other funds it manages. These trading decisions may be influenced since the Sponsor also serves as the general partner or sponsor for all of the funds and is required to meet all of the funds’ investment objectives as well as USGO’s. If the Sponsor believes that a trading decision it made on behalf of USGO might (i) impede its other funds from reaching their investment objectives, or (ii) improve the likelihood of meeting its other funds’ objectives, then the Sponsor may choose to change its trading decision for USGO, which could either impede or improve the opportunity for USGO to meet its investment objective. In addition, the Sponsor is required to indemnify the officers and directors of its other funds if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and investors could lose their investment.

Unitholders have only very limited voting rights and have the power to replace the Sponsor only under specific circumstances. Unitholders do not participate in the management of USGO and do not control the Sponsor so they do not have influence over basic matters that affect USGO.

Unitholders will have very limited voting rights with respect to USGO’s affairs. Unitholders may elect a replacement Sponsor only if the Sponsor resigns voluntarily or loses its corporate charter. Unitholders are not permitted to participate in the management or control of USGO or the control of its business. Unitholders must therefore rely upon the duties and judgment of the Sponsor to manage USGO’s affairs.

The Sponsor may manage a large amount of assets and this could affect USGO’s ability to trade profitably.

Increases in assets under management may affect trading decisions. In general, USCF does not intend to limit the amount of assets of USGO that it may manage. The more assets the Sponsor manages, the more difficult it may be for it to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance and of managing risk associated with larger positions.

The liability of the Sponsor and Trustee are limited, and the value of the Units will be adversely affected if USGO is required to indemnify the Trustee or the Sponsor.

Under the Trust Agreement, the Trustee and the Sponsor are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or the Sponsor or breach by the Sponsor or the Trust Agreement, as the case may be. As a result, the Sponsor may require the assets of USGO to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of USGO and the value of its Units.

Although the Units of USGO are limited liability investments, certain circumstances such as bankruptcy or indemnification of USGO by a Unitholder will increase the Unitholder’s liability.

The Units of USGO are limited liability investments. Unitholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, Unitholders could be required, as a matter of bankruptcy law, to return to the estate of USGO any distribution they received at a time when USGO was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware are not so entitled in such state. Finally, in the event the Trust or USGO is made party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or USGO, as applicable, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or USGO, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

USGO could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

USGO may terminate at any time, regardless of whether USGO has incurred losses, subject to the terms of the Trust Agreement. For example, the dissolution or resignation of the Sponsor would cause USGO to terminate unless, within 90 days of the event, Unitholders holding Units representing at least 66 2/3% of the outstanding Units of all the Funds, including USGO, elect to continue the Trust and appoint a successor Sponsor. In addition, the Sponsor may terminate USGO if it determines that USGO’s aggregate net assets in relation to its operating expenses make the continued operation of USGO unreasonable or imprudent. However, no level of losses will require the Sponsor to terminate USGO. USGO’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to the creditors and then to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and USGO could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of your investment portfolio.

As a Unitholder, you will not have the rights enjoyed by investors in certain other types of entities.

As interests in a separate series of a Delaware statutory trust, the Units do not involve the rights normally associated with the ownership of common stock of a corporation. The Units have limited voting and distribution rights (for example, Unitholders do not have the right to elect directors and generally will not receive regular distributions of the net income and capital gains earned by USGO). USGO is also not subject to certain investor protection provisions of the Sarbanes-Oxley Act of 2002 and certain NYSE Arca governance rules. In addition, the Trust Agreement limits the rights of Unitholders to bring derivative actions.

USGO is a series of the Trust and as a result, a court could potentially conclude that the assets and liabilities of USGO are not segregated from those of another Fund or series of the Trust, thereby potentially exposing assets of USGO to the liabilities of another Fund or another series.

Each Fund, including USGO, is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations, and expenses incurred by a particular series are enforceable against the assets of such series. The Sponsor is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided guidance as to what is required for compliance. The Sponsor intends to maintain separate and distinct records for each Fund and account for USGO separately from the other Funds and any other Trust series, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of the other Funds and any other series of the Trust.

The Sponsor and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any USGO property.

Neither the Sponsor nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of any USGO property. The Trust Agreement does not confer upon Unitholders the right to prosecute any such action, suit or other proceeding.

USGO does not expect to make cash distributions.

USGO has not previously made any cash distributions and intends to re-invest any realized gains in Gasoil Interests rather than distributing cash to Unitholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USGO generally does not expect to distribute cash to Unitholders. An investor should not invest in USGO if it will need cash distributions from USGO to pay taxes on its share of income and gains of USGO, if any, or for any other reason. Although USGO does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Gasoil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

There is a risk that USGO will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USGO may not earn any profit.

USGO pays management fees at an annual rate of 0.75% of its average net assets, estimated brokerage charges of approximately 0.08% (based on futures commission merchant fees of $3.50 per buy or sell), over-the-counter spreads and various other expenses of its ongoing operations (e.g., fees of the Trustee). These fees and expenses must be paid in all events, regardless of whether USGO activities are profitable. Accordingly, USGO must realize trading gains sufficient to cover these fees and expenses before it can earn any profit.

If offerings of the Units do not raise sufficient funds to pay USGO’s future expenses and no other source of funding of expenses is found, USGO may be forced to terminate and investors may lose all or part of their investment.

Prior to the commencement of the offering of Units, all of USGO’s expenses were funded by the Sponsor and its affiliates. These payments by the Sponsor and its affiliates were designed to allow USGO the ability to commence the public offering of its Units. USGO now directly pays certain of these fees and expenses. The Sponsor will continue to pay other fees and expenses, as set forth in the Trust Agreement. If the Sponsor and USGO are unable to raise sufficient funds to cover their expenses or locate any other source of funding, USGO may be forced to terminate and investors may lose all or part of their investment.

USGO may incur higher fees and expenses upon renewing existing or entering into new contractual relationships.

The clearing arrangements between the clearing brokers and USGO generally are terminable by the clearing brokers once the clearing broker has given USGO notice. Upon termination, the Sponsor may be required to renegotiate or make other arrangements for obtaining similar services if USGO intends to continue trading in Futures Contracts or Other Gasoil-Related Investments at its present level of capacity. The services of any clearing broker may not be available, or even if available, these services may not be available on the terms as favorable as those of the expired or terminated clearing arrangements.

The NAV calculation of USGO may be overstated or understated due to the valuation method employed when a settlement price is not available on the date of NAV calculation.

USGO’s NAV includes, in part, any unrealized profits or losses on open swap agreements, futures or forward contracts. Under normal circumstances, the NAV will reflect the settlement price of open Futures Contracts on the date when the NAV is being calculated. However, if a Futures Contract traded on an exchange could not be liquidated on such day (due to the operation of daily limits or other rules of the exchange or otherwise), the settlement price on the most recent day on which the Futures Contract position could have been liquidated will be the basis for determining the market value of such position on such day. In these situations, there is a risk that the calculation of the NAV of USGO on such day will not accurately reflect the realizable market value of the futures contracts or of its over-the-counter swap contracts since the value of such contracts is tied to the value of its futures contracts.

USGO may miss certain trading opportunities because it will not receive the benefit of the expertise of independent trading advisors.

The Sponsor does not employ trading advisors for USGO; however, it reserves the right to employ them in the future. The only advisor to USGO is the Sponsor. A lack of independent trading advisors may be disadvantageous to USGO because it will not receive the benefit of a trading advisor’s expertise.

An unanticipated number of redemption requests during a short period of time could have an adverse effect on the NAV of USGO.

If a substantial number of requests for redemption of Redemption Baskets are received by USGO during a relatively short period of time, USGO may not be able to satisfy the requests from USGO’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USGO’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The financial markets are currently in a period of disruption and USGO does not expect these conditions to improve in the near future.

Since 2008, the financial markets have experienced difficult financial conditions and volatility as well as significant adverse trends. The conditions in these markets have resulted in sporadic availability of corporate credit and liquidity and have led indirectly to the insolvency, closure or acquisition of a number of major financial institutions and have contributed to further consolidation within the financial services industry. Although the financial markets saw some signs of a recovery beginning in late 2010, economic growth in 2011 has been slow and the financial markets are still fragile and could fall into another recession. Another recession could adversely affect the financial condition and results of operations of USGO’s service providers and Authorized Purchasers, which would impact the ability of the Sponsor to achieve USGO’s investment objective.

The liquidity of the Units may be affected by the withdrawal from participation of Authorized Purchasers, which could adversely affect the market price of the Units.

In the event that one or more Authorized Purchasers that have substantial interests in the Units withdraw from participation, the liquidity of the Units will likely decrease, which could adversely affect the market price of the Units and result in your incurring a loss on your investment.

You may be adversely affected by redemption orders that are subject to postponement, suspension or rejection under certain circumstances.

The Trust may, in its discretion, suspend the right to redeem Units of USGO or postpone the redemption settlement date: (1) for any period during which an applicable exchange is closed other than customary weekend or holiday closing, or trading is suspended or restricted; (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of USGO’s assets is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. In addition, the Trust will reject a redemption order if the order is not in proper form as described in the agreement with the Authorized Purchaser or if the fulfillment of the order, in the opinion of counsel, might be unlawful. Any such postponement, suspension or rejection could adversely affect a redeeming Unitholder. For example, the resulting delay may adversely affect the value of the Unitholder’s redemption proceeds if the NAV of USGO declines during the period of delay. The Trust Agreement provides that the Sponsor and its designees will not be liable for any loss or damage that may result from any such suspension or postponement.

The failure or bankruptcy of a clearing broker could result in a substantial loss of USGO’s assets; the clearing broker could be subject to proceedings that impair its ability to execute USGO’s trades.

Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or even if the customers’ funds are segregated by the clearing broker if the clearing broker is unable to satisfy a substantial deficit in a customer account, the clearing broker’s other customers may be subject to risk of a substantial loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as USGO, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The bankruptcy of a clearing broker could result in the complete loss of USGO’s assets posted with the clearing broker; though the vast majority of USGO’s assets are held in Treasuries, cash and/or cash equivalents with USGO’s custodian and would not be impacted by the bankruptcy of a clearing broker. USGO also may be subject to the risk of the failure of, or delay in performance by, any exchanges and markets and their clearing organizations, if any, on which commodity interest contracts are traded.

In addition, to the extent USGO’s clearing broker is required to post USGO’s assets as margin to a clearinghouse, the margin will be maintained in an omnibus account containing the margin of all the clearing broker’s customers. If USGO’s clearing broker defaults to a clearinghouse because of a default by one of the clearing broker’s other customers or otherwise, then the clearinghouse can look to all of the margin in the omnibus account, including margin posted by USGO and any other non-defaulting customers of the clearing broker to satisfy the obligations of the clearing broker.

From time to time, the clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear USGO’s trades.

The failure or insolvency of USGO’s custodian could result in a substantial loss of USGO’s assets.

As noted above, the vast majority of USGO’s assets are held in Treasuries, cash and/or cash equivalents with USGO’s custodian. The insolvency of the custodian could result in a complete loss of USGO’s assets held by that custodian, which, at any given time, would likely comprise a substantial portion of USGO’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that the Sponsor has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

Third parties may utilize USGO’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. the Sponsor has a patent pending for USGO’s business method and it is registering its trademarks. USGO does not currently have any proprietary software. However, if it obtains proprietary software in the future, then any unauthorized use of USGO’s proprietary software and other technology could also adversely affect its competitive advantage. USGO may have difficulty monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of the Sponsor or claim that the Sponsor has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, the Sponsor may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if the Sponsor is successful and regardless of the merits, may result in significant costs, divert its resources from USGO, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

The success of USGO depends on the ability of the Sponsor to accurately implement trading systems, and any failure to do so could subject USGO to losses on such transactions.

The Sponsor uses mathematical formulas built into a generally available spreadsheet program to decide whether it should buy or sell Gasoil Interests each day. Specifically, the Sponsor uses the spreadsheet to make mathematical calculations and to monitor positions in Gasoil Interests and Treasuries and correlations to the Benchmark Futures Contract. the Sponsor must accurately process the spreadsheets’ outputs and execute the transactions called for by the formulas. In addition, USGO relies on the Sponsor to properly operate and maintain its computer and communications systems. Execution of the formulas and operation of the systems are subject to human error. Any failure, inaccuracy or delay in implementing any of the formulas or systems and executing USGO’s transactions could impair its ability to achieve USGO’s investment objective. It could also result in decisions to undertake transactions based on inaccurate or incomplete information. This could cause substantial losses on transactions.

USGO may experience substantial losses on transactions if the computer or communications system fails.

USGO’s trading activities, including its risk management, depend on the integrity and performance of the computer and communications systems supporting them. Extraordinary transaction volume, hardware or software failure, power or telecommunications failure, a natural disaster or other catastrophe could cause the computer systems to operate at an unacceptably slow speed or even fail. Any significant degradation or failure of the systems that the Sponsor uses to gather and analyze information, enter orders, process data, monitor risk levels and otherwise engage in trading activities may result in substantial losses on transactions, liability to other parties, lost profit opportunities, damages to the Sponsor’s and USGO’s reputations, increased operational expenses and diversion of technical resources.

If the computer and communications systems are not upgraded, USGO’s financial condition could be harmed.

The development of complex computer and communications systems and new technologies may render the existing computer and communications systems supporting USGO’s trading activities obsolete. In addition, these computer and communications systems must be compatible with those of third parties, such as the systems of exchanges, clearing brokers and the executing brokers. As a result, if these third parties upgrade their systems, the Sponsor will need to make corresponding upgrades to continue effectively its trading activities. USGO’s future success will depend on USGO’s ability to respond to changing technologies on a timely and cost-effective basis.

USGO depends on the reliable performance of the computer and communications systems of third parties, such as brokers and futures exchanges, and may experience substantial losses on transactions if they fail.

USGO depends on the proper and timely function of complex computer and communications systems maintained and operated by the futures exchanges, brokers and other data providers that the Sponsor uses to conduct trading activities. Failure or inadequate performance of any of these systems could adversely affect the Sponsor’s ability to complete transactions, including its ability to close out positions, and result in lost profit opportunities and significant losses on commodity interest transactions. This could have a material adverse effect on revenues and materially reduce USGO’s available capital. For example, unavailability of price quotations from third parties may make it difficult or impossible for the Sponsor to use its proprietary software that it relies upon to conduct its trading activities. Unavailability of records from brokerage firms may make it difficult or impossible for the Sponsor to accurately determine which transactions have been executed or the details, including price and time, of any transaction executed. This unavailability of information also may make it difficult or impossible for the Sponsor to reconcile its records of transactions with those of another party or to accomplish settlement of executed transactions.

Risk of Leverage and Volatility

If the Sponsor permits USGO to become leveraged, investors could lose all or substantially all of their investment if USGO’s trading positions suddenly turn unprofitable.

Commodity pools’ trading positions in futures contracts or other commodity interests are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interests’) entire market value. This feature permits commodity pools to “leverage” their assets by purchasing or selling futures contracts (or other commodity interests) with an aggregate value in excess of the commodity pool’s assets. While this leverage can increase the pool’s profits, relatively small adverse movements in the price of the pool’s futures contracts can cause significant losses to the pool.

Over-the-Counter Contract Risk

Currently, over-the-counter transactions are subject to little, if any, regulation.

A portion of USGO’s assets may be used to trade over-the-counter (“OTC”) Gasoil Interests, such as forward contracts, swaps or spot contracts. Currently, OTC contracts are typically traded on a principal-to-principal basis through dealer markets that are dominated by major money center and investment banks and other institutions and are essentially unregulated by the CFTC. Investors therefore do not receive the protection of CFTC regulation or the statutory scheme of the CEA in connection with this trading activity by USGO. The markets for OTC contracts primarily rely upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. The limited regulation in these markets could expose USGO in certain circumstances to significant losses in the event of trading abuses or financial failure by participants.

USGO will be subject to credit risk with respect to counterparties to over-the-counter contracts entered into by USGO.

USGO faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts or cleared swaps, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USGO, in which case USGO could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USGO may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. During any such period, USGO may obtain only limited recovery or no recovery in such circumstances.

USGO may be subject to liquidity risk with respect to its over-the-counter transactions.

OTC contracts may have terms that make them less marketable than futures contracts or cleared swaps. OTC contracts are less marketable because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and diminish the ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of over-the-counter transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

The Dodd-Frank Act requires the CFTC and SEC to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e.,uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account with an independent custodian. At this time, the CFTC has proposed a rule addressing this statutory right of certain market participants but has not implemented any rules on this issue and has not implemented any regulations regarding the margin requirements for uncleared swaps.

Risk of Trading in International Markets

Trading in international markets could expose USGO to credit and regulatory risk.

USGO invests primarily in Futures Contracts, a significant portion of the Futures Contracts purchased by USGO are on United States and United Kingdom exchanges. As such, a large portion of USGO’s trades will take place on markets and exchanges outside the United States. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. The CFTC, NFA, and the domestic exchanges have little, if any, regulatory authority over the activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, and have limited, if any, power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as USGO, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, USGO has less legal and regulatory protection than it does when it trades domestically.

In some of these non-U.S. markets, the performance on a futures contract is the responsibility of the counterparty and is not backed by an exchange or clearing corporation and therefore exposes USGO to credit risk. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

International trading activities subject USGO to foreign exchange risk.

The price of any non-U.S. Commodity Interest and, therefore, the potential profit and loss on such investment, may be affected by any variance in the foreign exchange rate between the time the order is placed and the time it is liquidated, offset or exercised. As a result, changes in the value of the local currency relative to the U.S. dollar may cause losses to USGO even if the contract traded is profitable.

USGO’s international trading could expose it to losses resulting from non-U.S. exchanges that are less developed or less reliable than United States exchanges.

Some non-U.S. exchanges also may be in a more developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, USGO may not have the same access to certain positions on foreign trading exchanges as do local traders, and the historical market data on which the Sponsor bases its strategies may not be as reliable or accessible as it is for U.S. exchanges.

Tax Risk

An investor’s tax liability from holding Units may exceed the amount of distributions, if any, on its Units.

Cash or property will be distributed at the sole discretion of the Sponsor. The Sponsor currently does not intend to make cash or other distributions with respect to Units. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USGO’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its Units may exceed the amount of cash or value of property (if any) distributed.

An investor’s allocable share of income or loss for tax purposes may differ from its economic income or loss on its Units.

Due to the application of the assumptions and conventions applied by USGO in making allocations for tax purposes and other factors, an investor’s allocable share of USGO’s income, gain, deduction or loss for tax purposes may be different than its economic profit or loss from its Units for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to Units could be reallocated if the Internal Revenue Service does not accept the assumptions and conventions applied by USGO in allocating those items, with potential adverse consequences for an investor.

The U.S. tax rules pertaining to partnerships, which apply to USGO, generally were not written for, and in some respects are difficult to apply to, entities whose interests are publicly traded. The Trust applies certain assumptions and conventions in an attempt to comply with the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that generally corresponds to Unitholders’ respective interests in USGO. These assumptions and conventions may not fully comply with all aspects of the Internal Revenue Code (the “Code”) and applicable Treasury Regulations, however, and they could be successfully challenged by the IRS. If so, the Trust could be required to reallocate items of income, gain, deduction, loss or credit for tax purposes in a manner that adversely affects investors, in which case investors may be required to file an amended tax return and to pay additional taxes plus deficiency interest.

The Trust could be treated as a corporation for federal income tax purposes, which may substantially reduce the value of the Units.

In order to avoid being taxable as corporation, at least 90 percent of USGO’s annual gross income must consist of “qualifying income” as defined in the Code. There can be no assurance that the Sponsor will be able to satisfy the “qualifying income” requirement for this or future taxable years. The Trust has not requested and will not request any ruling from the IRS with respect to its classification as a partnership not taxable as a corporation for federal income tax purposes. If the IRS were to successfully assert that the Trust is taxable as a corporation for federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to Unitholders, the Trust would be subject to tax on its net income for the year at corporate tax rates. In addition, although the Sponsor does not currently intend to make distributions with respect to Units, any distributions would be taxable to Unitholders as dividend income. Taxation of the Trust as a corporation could materially reduce the after-tax return on an investment in Units and could substantially reduce the value of the Units.

THE OFFERING

What is USGO?

USGO is a series of the Trust, a statutory trust organized under the laws of the State of Delaware on September 8, 2011. USGO is one of multiple series of the Trust, although additional series may be offered in the future at the Sponsor’s discretion. USGO maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. USGO is a commodity pool. It operates pursuant to the terms of the Trust Agreement, which grants full management control to the Sponsor. In addition, in connection with the commencement of the offering of USGO, the Sponsor received 40 Sponsor’s Units in exchange for its initial capital contribution of $1,000.

USGO, a series of the United States Commodity Index Funds Trust I, a Delaware statutory trust (the “Trust”), is a commodity pool which seeks to have the daily changes in percentage terms of its Units’ NAV reflect the daily change in percentage terms of the price of gasoil, as measured by the changes in the daily price of the futures contract on gasoil traded on ICE Futures Europe (the “Benchmark Futures Contract”) that is the near month to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USGO’s expenses. It is not the intent of USGO to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of gasoil or any particular futures contract based on gasoil, heating oil or diesel. It is not the intent of USGO to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The Sponsor does not believe that is an achievable goal due to the potential impact of backwardation and contango on the returns of a portfolio of futures contracts. USGO may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and position limits. For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?”

Who is the Sponsor?

The Sponsor is United States Commodity Funds LLC, a single member limited liability company that was formed in the state of Delaware on May 10, 2005. It maintains its main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Sponsor is a wholly owned subsidiary of Wainwright Holdings, Inc., a Delaware corporation (“Wainwright”). Mr. Nicholas Gerber (discussed below) controls Wainwright by virtue of his ownership of Wainwright’s shares. The Sponsor is a member of the NFA and is registered with the CFTC as of December 1, 2005. The Sponsor’s registration as a CPO with the NFA was approved on December 1, 2005.

See “Prior Performance of the Sponsor and Affiliates” on page 31.

The Sponsor is required to evaluate the credit risk of USGO to the futures commission merchant, oversee the purchase and sale of USGO’s Units by certain Authorized Purchasers, review daily positions and margin requirements of USGO, and manage USGO’s investments. The Sponsor also pays the fees of the Marketing Agent, the Administrator, the Custodian, and, in connection with the initial public offering of the Units, registration fees paid to the SEC, FINRA, or any other regulatory agency, including the legal, printing, accounting and other expenses associated therewith.

The business and affairs of the Sponsor are managed by a board of directors, which is comprised of four management directors some of whom are also its executive officers (the “Management Directors”) and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. While these independent director requirements apply to those Related Public Funds organized as limited partnerships and for which the Sponsor acts as the general partner, they technically do not apply to the Fund. Notwithstanding the foregoing, the Management Directors have the authority to manage the Trust pursuant to the Trust Agreement and Limited Liability Company Agreement, as amended from time to time. The Board has an audit committee, which is made up of three independent directors (Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III). The audit committee is governed by an audit committee charter that is posted on USGO’s website. Gordon L. Ellis and Malcolm R. Fobes III meet the financial sophistication requirements of the NYSE Arca and the audit committee charter.

Mr. Nicholas Gerber and Mr. Howard Mah serve as executive officers of the Sponsor. Neither the Trust nor USGO have executive officers. The Trust’s and USGO’s affairs are generally managed by the Sponsor. The following individuals serve as Management Directors of the Sponsor.

Nicholas Gerber has been the President and CEO of the Sponsor since June 9, 2005 and a Management Director of the Sponsor since May 10, 2005. He maintains his main business office at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005, as Branch Manager of the Sponsor since May 15, 2009 and registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005. Mr. Gerber also served as Vice President/Chief Investment Officer of Lyon’s

Gate Reinsurance Company, Ltd., a company formed to reinsure workmen’s compensation insurance, from June 2003 to December 2009. Mr. Gerber has an extensive background in securities portfolio management and in developing investment funds that make use of indexing and futures contracts. He is also the founder of Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since March 1995. Since August 1995, Mr. Gerber has been the portfolio manager of the Ameristock Mutual Fund, Inc. a mutual fund registered under the Investment Company Act of 1940, focused on large cap U.S. equities that, as of August 31, 2011, had $192,098,441in assets. He has also been a Trustee for the Ameristock ETF Trust since June 2006, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. In these roles, Mr. Gerber has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Gerber has passed the Series 3 examination for associated persons. He holds an MBA in finance from the University of San Francisco and a BA from Skidmore College. Mr. Gerber is 49 years old.

In concluding that Mr. Gerber should serve as Management Director of the Sponsor, the Sponsor considered his broad business experiences in the industry including: forming and managing investment companies and commodity pools, raising capital for such entities and founding and managing non-finance related companies.

Howard Mah has been a Management Director of the Sponsor since May 10, 2005, Secretary of the Sponsor since June 9, 2005, and Chief Financial Officer of the Sponsor since May 23, 2006. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. In these roles, Mr. Mah is currently involved in the management of USGO and the Related Public Funds. Mr. Mah also serves as the Sponsor’s Chief Compliance Officer. He received a Bachelor of Education from the University of Alberta, in 1986 and an MBA from the University of San Francisco in 1988. He served as Secretary and Chief Compliance Officer of the Ameristock ETF Trust from February 2007 until June 2008 when the trust was liquidated, Chief Compliance Officer of Ameristock Corporation since January 2001; a tax and finance consultant in private practice since January 1995, Secretary of Ameristock Mutual Fund since June 1995 and Ameristock Focused Value Fund from December 2000 to January 2005; Chief Compliance Officer of Ameristock Mutual Fund since August 2004 and the Co-Portfolio Manager of the Ameristock Focused Value Fund from December 2000 to January 2005. Mr. Mah is 47 years old.

In concluding that Mr. Mah should serve as Management Director of the Sponsor, the Sponsor considered his background in accounting and finance, as well as his experience as Chief Compliance Officer for the Sponsor and Ameristock Corporation.

Andrew F. Ngim has been a Management Director of the Sponsor since May 10, 2005 and Treasurer of the Sponsor since June 9, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005. As Treasurer of the Sponsor, Mr. Ngim is currently involved in the management of USGO and the Related Public Funds and will be involved in the management of USMI, USAI and USCUI, if such funds commence operations. He received a Bachelor of Arts from the University of California at Berkeley in 1983. Mr. Ngim has been Ameristock Corporation’s Managing Director since January 1999 and co-portfolio manager of Ameristock Corporation since January 2000, Trustee of the Ameristock ETF Trust since February 2007, and served as a portfolio manager for the Ameristock/Ryan 1 Year, 2 Year, 5 Year, 10 Year and 20 Year Treasury ETF from June 2007 to June 2008 when such funds were liquidated. Mr. Ngim is 51 years old.

In concluding that Mr. Ngim should serve as Management Director of the Sponsor, the Sponsor considered his broad career in the financial services industry as well as experience as co-Portfolio Manager of the Ameristock Mutual Fund.

Robert L. Nguyen has been a Management Director of the Sponsor since May 10, 2005. He has been listed with the CFTC as a Principal of the Sponsor since November 29, 2005 and registered with the CFTC as an Associated Person on November 9, 2007. As a Management Director of the Sponsor, Mr. Nguyen is currently involved in the management of USGO and the Related Public Funds and will be involved in the management of USMI, USAI and USCUI, if such funds commence operations. He received a Bachelor of Science from California State University Sacramento in 1981. Mr. Nguyen has been the Managing Principal of Ameristock Corporation since January 2000. Mr. Nguyen is 52 years old.

In concluding that Mr. Nguyen should serve as Management Director of the Sponsor, the Sponsor considered his background in the financial services industry as well as his experience in leading the marketing efforts for Ameristock Corporation.

The following individuals provide significant services to USGO and are employed by the Sponsor.

John P. Love has acted as the Portfolio Operations Manager for USGO and the Related Public Funds since January 2006 and, effective March 1, 2010, became the Senior Portfolio Manager for USGO and the Related Public Funds. Mr. Love is also employed by the Sponsor. He has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Love also served as the operations manager of Ameristock Corporation from October 2002 to January 2007, where he was responsible for back office and marketing activities for the Ameristock Mutual Fund and Ameristock Focused Value Fund and for the firm in general. Mr. Love holds a Series 3 license and was registered with the CFTC as an Associated Person of the Sponsor from December 1, 2005 through April 16, 2009. Mr. Love has passed the Level I and Level II Chartered Financial Analyst examinations. He holds a BFA in cinema-television from the University of Southern California. Mr. Love is 40 years old.

John T. Hyland , CFA acts as a Portfolio Manager and as the Chief Investment Officer for the Sponsor. Mr. Hyland is employed by the Sponsor. He registered with the CFTC as an Associated Person of the Sponsor on December 1, 2005, and has been listed with the CFTC as a Principal of the Sponsor since January 17, 2006. Mr. Hyland became the Portfolio Manager for USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, and USMI, USAI and USCUI in April 2006, April 2007, December 2007, February 2008, April 2008, September 2009, November 2009, June 2010, August 2010 and October 2011, respectively, and as Chief Investment Officer of the Sponsor since January 2008. It is anticipated that Mr. Hyland will act in such capacity on behalf of the Sponsor for the Trust and USGO, if USGO commences operations. As part of his responsibilities for USGO and the Related Public Funds, Mr. Hyland handles day-to-day trading, helps set investment policies, and oversees USGO’s and the Related Public Funds’ activities with their futures commission brokers, custodian-administrator, and marketing agent. Mr. Hyland has an extensive background in portfolio management and research with both equity and fixed income securities, as well as in the development of new types of complex investment funds. In July 2001, Mr. Hyland founded Towerhouse Capital Management, LLC, a firm that, through December 2009, provided portfolio management and new fund development expertise to non-U.S. institutional investors. Since January 2010, Towerhouse Capital Management has been inactive. Mr. Hyland was a Principal for Towerhouse in charge of portfolio researchand product development regarding U.S. and non-U.S. real estate related securities. Mr. Hyland received his Chartered Financial Analyst (“CFA”) designation in 1994. Mr. Hyland is a member of the CFA Institute (formerly AIMR) and is a member and former president of the CFA Society of San Francisco. He is also a member of the National Association of Petroleum Investment Analysts, a not-for-profit organization of investment professionals focused on the oil industry. He is a graduate of the University of California, Berkeley. Mr. Hyland is 52 years old.

Ray W. Allen acts as Portfolio Operations Manager for USOF, US12OF, USSO and USBO. He has been employed by the Sponsor since January 14, 2008. He holds a Series 3 license and registered with the CFTC as an Associated Person of the Sponsor on March 25, 2008. He has been listed with the CFTC as a Principal of the Sponsor since March 18, 2009. Mr. Allen’s responsibilities include daily trading and operations for USOF, US12OF, USSO and USBO. Mr. Allen also acted as a Portfolio Operations Manager for UGA, USHO and US12NG until March 1, 2010. In addition, from February 2002 to October 2007, Mr. Allen was responsible for analyzing and evaluating the creditworthiness of client companies at Marble Bridge Funding Group Inc., in Walnut Creek, CA. Marble Bridge Funding Group Inc. is a commercial finance company providing capital to entrepreneurial companies. Mr. Allen received a BA in Economics from the University of California at Berkeley in 1980. Mr. Allen is 54 years old.

The following individuals serve as independent directors of the Sponsor.

Peter M. Robinson has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since December 2005. Mr. Robinson has been employed as a Research Fellow with the Hoover Institution since 1993. The Hoover Institution is a public policy think tank located on the campus of Stanford University. Mr. Robinson graduated from Dartmouth College in 1979 and Oxford University in 1982. Mr. Robinson received an MBA from the Stanford University Graduate School of Business. Mr. Robinson has also written three books and has been published in the New York Times, Red Herring, and Forbes ASAP and he is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson is 54 years old.

In concluding that Mr. Robinson should serve as independent director of the Sponsor, the Sponsor considered his broad experience in the United States government, including his employment at the Securities and Exchange Commission, and his knowledge of and insight into public policy.

Gordon L. Ellis has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Ellis has been Chairman of International Absorbents, Inc., a holding company of Absorption Corp., since July 1988, President and Chief Executive Officer since November 1996 and a Class I Director of the company since July 1985. Mr. Ellis is also a director of Absorption Corp., International Absorbents, Inc.’s wholly owned subsidiary which is engaged in developing, manufacturing and marketing a wide range of animal care and industrial absorbent products. Mr. Ellis is a director/trustee of Polymer Solutions, Inc., a former publicly-held company that sold all of its assets effective as of February 3, 2004 and is currently winding down its operations and liquidating following such sale. Polymer Solutions previously manufactured paints, coatings, stains and primers for wood furniture manufacturers. Mr. Ellis is a professional engineer with an MBA in international finance. Mr. Ellis is 64 years old.

In concluding that Mr. Ellis should serve as independent director of the Sponsor, the Sponsor considered his experience serving as the Chairman and Chief Executive Officer of a former publicly traded corporation as well as his experience as an entrepreneur.

Malcolm R. Fobes III has been an independent director of the Sponsor since September 30, 2005 and, as such, serves on the Board of the Sponsor, which acts on behalf of the Related Public Funds. He has been listed with the CFTC as a Principal of the Sponsor since November 2005. Mr. Fobes is the founder, Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940, that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Since June 1997, Mr. Fobes has been the Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Mr. Fobes also serves as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. From April 2000 to July 2006, Mr. Fobes also served as co-portfolio manager of The Wireless Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in companies engaged in the development, production, or distribution of wireless-related products or services. In these roles, Mr. Fobes has gained extensive experience in evaluating and retaining third-party service providers, including custodians, accountants, transfer agents, and distributors. Mr. Fobes was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes holds a B.S. degree in Finance and Economics from San Jose State University in California. Mr. Fobes is 47 years old.

In concluding that Mr. Fobes should serve as independent director of the Sponsor, the Sponsor considered his background as founder, Chairman and Chief Executive Officer of a registered investment adviser as well as Chairman, President, Chief Financial Officer and Portfolio Manager of a mutual fund investment company.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for the Sponsor: Nicholas Gerber, Melinda Gerber, the Gerber Family Trust, the Nicholas and Melinda Gerber Living Trust, Howard Mah, Andrew Ngim, Robert Nguyen, Peter Robinson, Gordon Ellis, Malcolm Fobes, John Love, Ray Allen, John Hyland, Wainwright Holdings Inc. and Margaret Johnson. These individuals are Principals due to their positions, however, Nicholas Gerber and Melinda Gerber are also Principals due to their controlling stake in Wainwright. None of the Principals owns or has any other beneficial interest in USGO other than as described in the section of this prospectus entitled “Securities Ownership of Certain Beneficial Owners and Management.” Nicholas Gerber and John Hyland make trading and investment decisions for USGO. Nicholas Gerber, John Hyland and John Love execute trades on behalf of USGO. In addition, Nicholas Gerber, John Hyland, Robert Nguyen, Ray Allen and Kyle Balough are registered with the CFTC as Associated Persons of the Sponsor and are NFA Associate Members.

Contributions to USGO

The Sponsor contributed $1,000 to USGO on September 30, 2011, representing an initial contribution of capital to the pool. In order to satisfy NYSE Arca listing standards that at least 100,000 Units of each Fund be outstanding, the Sponsor intends to purchase the initial Creation Basket of USGO. The Sponsor received 40 Sponsor’s Units of USGO that were in exchange for the previously received capital contribution, representing a beneficial interest in the pool. See also “The Offer — What is the Plan of Distribution — Marketing Agent and Authorized Purchasers” for a description of the Sponsor’s ability to purchase one of the Creation Baskets of each Fund from the initial Authorized Purchaser at the initial offering price of the Units of such Fund and hold it for an indefinite period of time.

Executive Compensation and Fees to the Sponsor

USGO does not directly compensate any of the executive officers noted above. The executive officers noted above are compensated by the Sponsor for the work they perform on behalf of USGO and other entities controlled by the Sponsor. USGO does not reimburse the Sponsor for, nor does it set the amount or form of any portion of, the compensation paid to the executive officers by the Sponsor. USGO pays fees to the Sponsor pursuant to the Trust Agreement under which it is obligated to pay the Sponsor an annualized fee of 0.75% of its average net assets.

Director Compensation

The following table sets forth compensation earned during the year ended December 31, 2010, by the directors of USCF. USGO did not pay any portion of the aggregate fees to the directors for the year ended December 31, 2010 since USGO has not commenced operations.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Plan	All Other Compensation	Total
Management Directors
Nicholas Gerber	$0	NA	NA	NA	$0	$0	$0
Andrew F. Ngim	$0	NA	NA	NA	$0	$0	$0
Howard Mah	$0	NA	NA	NA	$0	$0	$0
Robert L. Nguyen	$0	NA	NA	NA	$0	$0	$0
Independent Directors
Peter M. Robinson	$101,000	NA	NA	NA	$0	$200,000	$301,000
Gordon L. Ellis	$102,000	NA	NA	NA	$0	$200,000	$302,000
Malcolm R. Fobes III(1)	$122,000	NA	NA	NA	$0	$240,000	$362,000

(1)	Mr. Fobes serves as chairman of the audit committee of the Sponsor and receives additional compensation in recognition of the additional responsibilities he has undertaken in this role.
(2)	Amounts accrued for each independent director pursuant to the deferred compensation agreements between the independent directors, the Sponsor and USOF, USNG, US12OF, UGA, USHO, USSO, US12NG and USBO.

Prior Performance of the Sponsor and Affiliates

The Sponsor is also currently the general partner of the Related Public Funds. Each of the Sponsor and the Related Public Funds is located in California. The Sponsor manages USGO and the Related Public Funds. Each of the Related Public Funds is a commodity pool that issues units traded on the NYSE Arca. The chart below shows, as of July 31, 2011, the net assets, the number of Authorized Purchasers, the total number of Creation Baskets and Redemption Baskets since inception and the number of outstanding units for each of the Related Public Funds.

	Number of Authorized Purchasers	Baskets Purchased (Number of Units)	Baskets Redeemed (Number of Units)	Outstanding Units
USOF	22	6.365	6,050	31,500,000
USNG	17	10,141	6,296	158,197,828
US12OF	10	106	57	4,900,000
UGA	12	71	47	2,400,000
USHO	11	9	7	200,000
US12NG	6	19	8	1,100,000
USSO	12	11	8	300,000
USBO	6	12	7	500,000
USCI	5	80	6	7,400,000

The ability of each of the Related Public Funds to track its benchmark futures contract or index from inception to July 31, 2011, is presented below.

Since the commencement of the offering of USOF units to the public on April 10, 2006 to July 31, 2011, the simple average daily change in its benchmark oil futures contract was -0.017%, while the simple average daily change in the NAV of USOF over the same time period was -0.014%. The average daily difference was -0.003% (or -0.3 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the NAV was 0.946%, meaning that over this time period USOF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USNG units to the public on April 18, 2007 to July 31, 2011, the simple average daily change in its benchmark futures contract was 0.162% while the simple average daily change in the NAV of USNG over the same time period was -0.162%. The average daily difference was 0.000%. As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.225%, meaning that over this time period USNG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USHO units to the public on April 9, 2008 to July 31, 2011, the simple average daily change in its benchmark futures contract was -0.011%, while the simple average daily change in the NAV of USHO over the same time period was -0.012%. The average daily difference was -0.001% (or -0.1basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -0.611%, meaning that over this time period USHO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12OF units to the public on December 6, 2007 to July 31, 2011, the simple average daily change in the average price of its benchmark futures contracts was -0.013%, while the simple average daily change in the NAV of US12OF over the same time period was -0.013%. The average daily difference was -0.001% (or -0.1 basis points, where 1 basis point equal 1/00 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.232%, meaning that over this time period US12OF’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of UGA units to the public on February 26, 2008 to July 31, 2011, the simple average daily change in its benchmark futures contract was 0.045%, while the simple average daily change in the NAV of UGA over the same time period was 0.043%. The average daily difference was -0.002% (or -0.2 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 0.542%, meaning that over this time period UGA’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USSO units to the public on September 24, 2009 to July 31, 2011, the inverse of the simple average daily change in its benchmark futures contract was -0.030%, while the simple average daily change in the NAV of USSO over the same time period was -0.035%. The average daily difference was -0.005% (or -0.5 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the inverse of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was -1.54%, meaning that over this time period USSO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of US12NG units to the public on November 18, 2009 to July 31,, 2011, the simple average daily change in the average price of its benchmark futures contracts was -0.092%, while the simple average daily change in the NAV of US12NG over the same time period was -0.096%. The average daily difference was -0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the average price of the benchmark futures contracts, the average error in daily tracking by the NAV was -0.533%, meaning that over this time period US12NG’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USBO units to the public on June 2, 2010 to July 31, 2011,the simple average daily change in its benchmark futures contract was 0.170%, while the simple average daily change in the NAV of USBO over the same time period was 0.166%. The average daily difference was –0.004% (or -0.4 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the benchmark futures contract, the average error in daily tracking by the NAV was 1.052%, meaning that over this time period USBO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

Since the commencement of the offering of USCI Units to the public on August 10, 2010 to July 31, 2011, the simple average daily change in the Commodity Index was 0.127%, while the simple average daily change in the NAV of USCI over the same time period was 0.122%. The average daily difference was -0.005% (or -0.5 basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Commodity Index, the average error in daily tracking by the NAV was -0.201%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the units of each of the Related Public Funds and the daily NAV of such fund, since inception through July 31, 2011. The first row shows the average amount of the variation between the Related Public Fund’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. Management of the Sponsor believes that maximum and minimum end of day premiums and discounts typically occur because trading in the units continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time. One known exception to this conclusion were the premiums on trading in USNG units that occurred between July 8, 2009 and September 28, 2009, when USNG suspended the issuance of Creation Baskets as a result of regulatory concern relating to the size of USNG’s positions in the natural gas futures and cleared swap markets, and there was continued demand for such units and other similar natural gas futures linked investments in the market.

	USOF	USNG	US12OF	UGA	USHO	USSO	US12NG	USBO	USCI
Average	$(0.00)	$0.13	$(0.04)	$0.00	$0.00	$(0.00)	$0.00	$(0.07)	$0.10
Difference	42	49	81	48	46	60	85	00	00
Max Premium %	3.88%	9.47%	4.11%	6.29%	5.75%	2.97%	3.19%	2.06%	2.03%
Max Discount %	-4.51%	-2.42%	-9.72%	-4.50%	-3.85%	3.41%	-6.52%	-3.13%	-1.15%

For more information on the performance of the Related Public Funds, see the Performance Tables below.

PERFORMANCE OF THE RELATED PUBLIC FUNDS

USOF:

COMPOSITE PERFORMANCE DATA FOR USOF

Name of Pool: United States Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 10, 2006

Aggregate Gross Capital Subscriptions as of July 31, 2011: $30,272,128,596

Net Asset Value as of July 31, 2011: $1,176,137,715

Net Asset Value per Unit as of July 31, 2011: $37.34

Worst Monthly Drawdown: October 2008 (31.57)%

Worst Peak-to-Valley Drawdown: June 2008-February 2009 (75.84)%

Number of Unitholders (as of December 31, 2010): 176,111

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2006	2007	2008	2009	2010	2011
January	—	(6.55)%	(4.00)%	(14.60)%	(8.78)%	(0.62)%
February	—	5.63%	11.03%	(6.55)%	8.62%	1.21%
March	—	4.61%	0.63%	7.23%	4.61%	8.78%
April	3.47%**	(4.26)%	12.38%	(2.38)%	2.04%	6.12%
May	(2.91)%	(4.91)%	12.80%	26.69%	(17.96)%	(10.43 (7.65	)% )%
June	3.16%	9.06%	9.90%	4.16%	0.47%	(0.24)%
July	(0.50)%	10.57%	(11.72)%	(2.30)%	3.57%
August	(6.97)%	(4.95)%	(6.75)%	(1.98)%	(9.47)%
September	(11.72)%	12.11%	(12.97)%	0.25%	8.97%
October	(8.45)%	16.98%	(31.57)%	8.43%	0.89%
November	4.73%	(4.82)%	(20.65)%	(0.51)%	2.53%
December	(5.21)%	8.67%	(22.16)%	(0.03)%	8.01%
Annual Rate of Return	(23.03)%	46.17%	(54.75)%	14.14%	(0.49)%	(4.18	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 10, 2006.
***	Through July 31, 2011.

Draw-down: Losses experienced by the fund over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per unit over the history of the fund. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest percentage decline from any month-end NAV per unit that occurs without such month-end NAV per unit being equaled or exceeded as a subsequent month-end. For example, if the NAV per unit declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley draw-down” analysis conducted as of the end of April would consider that “draw-down” to be still continuing and to be $3 in amount whereas if the NAV per unit had increased by $2 in March, the January-February draw-down would have ended as of the end of February at the $2 level.

USNG:

COMPOSITE PERFORMANCE DATA FOR USNG

Name of Pool: United States Natural Gas Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 18, 2007

Aggregate Gross Capital Subscriptions as of July 31, 2011: $13,337,773,445

Net Asset Value as of July 31, 2011: $1,657,731,277

Net Asset Value per Unit as of July 31, 2011: $10.48

Worst Monthly Drawdown: July 2008 (32.13)%

Worst Peak-to-Valley Drawdown: June 2008-July 2011 (91.64)%

Number of Unitholders (as of December 31, 2010): 393,887

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007	2008	2009	2010	2011
January	—	8.87%	(21.49)%	(7.65)%	(0.17)%
February	—	15.87%	(5.47)%	(6.02)%	(10.02)%
March	—	6.90%	(11.81)%	(21.05)%	6.68%
April	4.30%**	6.42%	(13.92)%	(0.87)%	5.39%
May	(0.84)%	6.53%	10.37%	8.19%	(2.23)%
June	(15.90)%	13.29%	(4.63)%	5.14%	(7.00)%
July	(9.68)%	(32.13)%	(8.70)%	6.43%	(4.9)%
August	(13.37)%	(13.92)%	(27.14)%	(22.95)%
September	12.28%	(9.67)%	26.03%	(3.13)%
October	12.09%	(12.34)%	(13.31)%	(5.83)%
November	(16.16)%	(6.31)%	(11.86)%	(1.37)%
December	0.75%	(14.32)%	13.91%	4.53%
Annual Rate of Return	(27.64)%	(35.68)%	(56.73)%	(40.42)%	(12.67	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 18, 2007.
***	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

US12OF:

COMPOSITE PERFORMANCE DATA FOR US12OF

Name of Pool: United States 12 Month Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: December 6, 2007

Aggregate Gross Capital Subscriptions as of July 31, 2011: $357,382,592

Net Asset Value as of July 31, 2011: $213,648,286

Net Asset Value per Unit as of July 31, 2011: $43.60

Worst Monthly Drawdown: October 2008 (29.59)%

Worst Peak-to-Valley Drawdown: June 2008-February 2009 (66.97)%

Number of Unitholders (as of December 31, 2010): 13,837

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2007		2008	2009	2010	2011
January	—		(2.03)%	(7.11)%	(8.40)%	3.38%
February	—		10.48%	(4.34)%	6.73%	1.89%
March	—		(0.66)%	9.22%	4.16%	7.30%
April	—		11.87%	(1.06)%	6.37%	5.94%
May	—		15.47%	20.40%	(15.00)%	(8.91)%
June	—		11.59%	4.51%	(1.00)%	(6.43)%
July	—		(11.39)%	1.22%	4.16%	(0.43)%
August	—		(6.35)%	(2.85)%	(5.92)%
September	—		(13.12)%	(0.92)%	7.02%
October	—		(29.59)%	8.48%	(0.05)%
November	—		(16.17)%	2.31%	1.86%
December	8.46	%**	(12.66)%	(1.10)%	9.10%
Annual Rate of Return	8.46%		(42.39)%	29.23%	6.29%	1.61	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from December 6, 2007.
**	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

UGA:

COMPOSITE PERFORMANCE DATA FOR UGA

Name of Pool: United States Gasoline Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: February 26, 2008

Aggregate Gross Capital Subscriptions as of July 31, 2011: $252,191,077

Net Asset Value as of July 31, 2011: $125,819,050

Net Asset Value per Unit as of July 31, 2011: $52.42

Worst Monthly Drawdown: October 2008 (38.48)%

Worst Peak-to-Valley Drawdown: June 2008-December 2008 (69.02)%

Number of Unitholders (as of December 31, 2010): 23,115

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008		2009	2010	2011
January	—		16.23%	(7.47)%	2.19%
February	(0.56	)%**	0.26%	7.33%	9.52%
March	(2.39)%		2.59%	5.42%	7.16%
April	10.94%		2.07%	3.15%	10.45%
May	15.60%		30.41%	(15.54)%	(9.21)%
June	4.80%		1.65%	1.93%	(0.99)%
July	(12.79)%		6.24%	2.95%	4.67%
August	(3.88)%		(3.71)%	(10.42)%
September	(9.36)%		(3.38)%	9.45%
October	(38.48)%		10.96%	2.19%
November	(21.35)%		1.00%	8.19%
December	(15.72)%		0.55%	11.33%
Annual Rate of Return	(59.58)%		80.16%	15.52%	24.63	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from February 26, 2008.
**	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

Performance of USHO

COMPOSITE PERFORMANCE DATA FOR USHO

Name of Pool: United States Heating Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: April 9, 2008

Aggregate Gross Capital Subscriptions as of July 31, 2011: $30,497,990

Net Asset Value as of July 31, 2011: $7,072,902

Net Asset Value per Unit as of July 31, 2011: $35.36

Worst Monthly Drawdown: October 2008 (28.63)%

Worst Peak-to-Valley Drawdown: June 2008-February 2009 (69.17)%

Number of Unitholders (as of December 31, 2010): 2,539

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2008	2009	2010	2011
January	—	0.05%	(10.17)%	7.58%
February	—	(11.34)%	5.78%	6.98%
March	—	6.73%	6.42%	5.45%
April	2.84%**	(3.85)%	5.13%	4.75%
May	15.93%	23.13%	(14.14)%	(7.17)%
June	5.91%	4.55%	(0.40)%	(4.01)%
July	(12.18)%	0.39%	2.48%	4.68%
August	(8.41)%	(2.71)%	(5.88)%
September	(9.77)%	(0.48)%	12.75%
October	(28.63)%	7.60%	(2.20)%
November	(18.38)%	0.19%	2.97%
December	(17.80)%	2.23%	8.75%
Annual Rate of Return	(56.12)%	25.52%	8.28%	18.58	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from April 9, 2008
**	Through July 31, 2011

For a definition of draw-down, please see text below “Composite Performance Data for USOF.”

USSO:

COMPOSITE PERFORMANCE DATA FOR USSO

Name of Pool: United States Short Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: September 24, 2009

Aggregate Gross Capital Subscriptions as of July 31, 2011: $48,255,371

Net Asset Value as of July 31, 2011: $11,784,780

Net Asset Value per Unit as of July 31, 2011: $39.27

Worst Monthly Drawdown: February 2010 (8.94)%

Worst Peak-to-Valley Drawdown: August 2010 – April 2011 (33.26)%

Number of Unitholders (as of December 31, 2010): 1,389

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011
January			9.05%	(0.64)%
February			(8.94)%	(1.94)%
March			(4.92)%	(8.89)%
April			(2.50)%	(6.27)%
May			20.18%	9.28%
June			(1.42)%	7.21%
July			(4.17)%	(0.30)%
August			9.61%
September	(2.90	)%**	(8.75)%
October	(8.65)%		(1.59)%
November	(0.25)%		(3.18)%
December	(0.57)%		(7.74)%
Annual Rate of Return	(12.02)%		(8.12)%	(2.82	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from September 24, 2009.
**	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

US12NG:

COMPOSITE PERFORMANCE DATA FOR US12NG

Name of Pool: United States 12 Month Natural Gas Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: November 18, 2009

Aggregate Gross Capital Subscriptions as of July 31, 2011: $81,572,038

Net Asset Value as of July 31, 2011: $33,931,998

Net Asset Value per Unit as of July 31, 2011: $30.85

Worst Monthly Drawdown: March 2010 (15.47)%

Worst Peak-to-Valley Drawdown: January 2010 – July 2011 (42.63)%

Number of Unitholders (as of December 31, 2010): 4,575

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2009		2010	2011
January			(5.93)%	(0.68)%
February			(5.18)%	(6.49)%
March			(15.47)%	5.32%
April			0.07%	3.53%
May			3.11%	(2.23)%
June			1.27%	(6.11)%
July			(0.05)%	(5.28)%
August			(13.53)%
September			(6.23)%
October			(1.78)%
November	(0.02	)%**	(0.92)%
December	7.56%		4.88%
Annual Rate of Return	7.54%		(34.83)%	(11.96	)%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from November 18, 2009.
***	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

USBO:

COMPOSITE PERFORMANCE DATA FOR USBO

Name of Pool: United States Brent Oil Fund, LP

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: June 2, 2010

Aggregate Gross Capital Subscriptions as of July 31, 2011: $84,125,512

Net Asset Value as of July 31, 2011: $30,013,549

Net Asset Value per Unit as of July 31, 2011: $70.03

Worst Monthly Drawdown: May 2011 (7.17)%

Worst Peak-to-Valley Drawdown: April 2011 – June 2011 (10.33)%

Number of Unitholders (as of December 31, 2010): 141

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010	2011
January	—	6.61%
February	—	10.42%
March	—	4.92%
April	—	7.44%
May	—	(7.17)%
June	1.94%**	(3.40)%
July	3.83%	3.94%
August	(4.84)%
September	9.79%
October	0.61%
November	3.00%
December	10.09%
Annual Rate of Return	26.16%	23.70	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
*	Partial from June 2, 2010.
*	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

USCI:

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Pool: United States Commodity Index Fund

Type of Pool: Public, Exchange-Listed Commodity Pool

Inception of Trading: August 10, 2010

Aggregate Gross Capital Subscriptions as of July 31, 2011: $531,590,095

Net Asset Value as of July 31, 2011: $491,470,192

Net Asset Value per Unit as of July 31, 2011: $66.41

Worst Monthly Drawdown: May 2011 (5.77)%

Worst Peak-to-Valley Drawdown: April 2011 – June 2011 (10.46)%

Number of Unitholders (as of December 31, 2010): 5,456

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2010		2011
January	—		4.01%
February	—		5.27%
March	—		(0.14)%
April	—		1.89%
May	—		(5.77)%
June	—		(5.03)%
July	—		3.52%
August	(0.04	)%**
September	8.38%
October	6.31%
November	0.76%
December	10.93%
Annual Rate of Return	28.74%		3.22	%***

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Partial from August 10, 2010.
**	Through July 31, 2011.

For a definition of Drawdown, please see text below “Composite Performance Data for USOF.”

Other Related Commodity Trading and Investment Management Experience

Until December 31, 2009, Ameristock Corporation was an affiliate of the Sponsor. Ameristock Corporation is a California-based registered investment advisor registered under the Investment Advisors Act of 1940, as amended, that has been sponsoring and providing portfolio management services to mutual funds since 1995. Ameristock Corporation is the investment adviser to the Ameristock Mutual Fund, Inc., a mutual fund registered under the Investment Company Act of 1940 that focuses on large cap U.S. equities that had $192,098,441 in assets as of August 31, 2011. Ameristock Corporation was also the investment advisor to the Ameristock ETF Trust, an open-end management investment company registered under the 1940 Act that consisted of five separate investment portfolios, each of which sought investment results, before fees and expenses, that corresponded generally to the price and yield performance of a particular U.S. Treasury securities index owned and compiled by Ryan Holdings LLC and Ryan ALM, Inc. The Ameristock ETF Trust has liquidated each of its investment portfolios and has wound up its affairs.

Who is the Trustee?

The sole Trustee of the Trust is Wilmington Trust National Association, a national banking association.The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890-0001. The Trustee is unaffiliated with the Sponsor. The Trustee’s duties and liabilities with respect to the offering of Units and the management of the Trust and USGO are limited to its express obligations under the Trust Agreement.

The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Trustee does not owe any other duties to the Trust, the Sponsor or the Unitholders. The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Sponsor. If no successor trustee has been appointed by the Sponsor within such sixty-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor. The Trustee is entitled to reasonable compensation for its services from the Sponsor or an affiliate of the Sponsor (including the Trust), and is indemnified by the Sponsor against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or any action or inaction of the Trustee under the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the Trustee. The Sponsor has the discretion to replace the Trustee.

The Trustee has not signed the registration statement of which this prospectus is a part, and is not subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the Units. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units.

Under the Trust Agreement, the Trustee has delegated to the Sponsor the exclusive management and control of all aspects of the business of the Trust and USGO. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor.

Because the Trustee has no authority over the operation of the Trust, the Trustee itself is not registered in any capacity with the CFTC.

How Does USGO Operate?

The net assets of USGO will consist primarily of Gasoil Interests. USGO will invest in Gasoil Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Gasoil Interests. The primary focus of the Sponsor is the investment in Gasoil Interests and the management of USGO’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

The investment objective of USGO is have the daily changes in percentage terms of its Units’ NAV reflect the changes in percentage terms of the price of gasoil, as measured by the changes in the price of the futures contract on gasoil traded on the ICE Futures Europe (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USGO’s expenses. It is not the intent of USGO to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of gasoil or any particular futures contract based on gasoil, heating oil or diesel. It is not the intent of USGO to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. The Sponsor does not believe that it is an achievable goal due to the potential impact of backwardation and contango on the returns of a portfolio of futures contracts. USGO may invest in interests other than the Benchmark Futures Contract to comply with accountability levels and positions limits. For a detailed discussion of accountability levels and position limits, see “What are Futures Contracts?”

USGO seeks to achieve its investment objective by investing in a mix of Futures Contracts and Gasoil Interests such that the changes in USGO’s NAV will closely track the changes in the price of the Benchmark Futures Contract. The Sponsor believes changes in the price of the Benchmark Futures Contract historically exhibited a close correlation with the changes in the spot price of gasoil. On any valuation day (a valuation day is any NYSE Arca trading day as of which USGO calculates its NAV, as described herein), the Benchmark Futures Contract is the near month contract for gasoil traded on the ICE Futures Europe unless the near month contract will expire within two weeks of the valuation day, in which case the Benchmark Futures Contract is the next month contract for gasoil on the ICE Futures Europe.

The Sponsor endeavors to place USGO’s trades in Gasoil Interests and otherwise manage USGO’s investments so that “A” will be within plus/minus 10 percent of “B”, where:

•	A is the average daily percentage change in USGO’s NAV for any period of 30 successive valuation days; i.e., any NYSE Arca trading day as of which USGO calculates its NAV, and

•	B is the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

The Sponsor believes that market arbitrage opportunities cause daily changes in USGO’s Unit price on the NYSE Arca to closely track daily changes in USGO’s NAV. The Sponsor further believes that the daily changes in prices of the Benchmark Futures Contract have historically closely tracked the daily changes in the spot price of gasoil. The Sponsor believes that the net effect of these two relationships and the expected relationship described above between USGO’s NAV and the Benchmark Futures Contract will be that the daily changes in the price of USGO’s Units on the NYSE Arca will continue to closely track the daily changes in the spot price of gasoil, less USGO’s expenses.

These relationships illustrated in the following diagram:

An investment in the Units provides a means for diversifying an investor’s portfolio or hedging exposure to changes in commodities prices. An investment in the Units allows both retail and institutional investors to easily gain this exposure to the commodities market in a transparent, cost-effective manner.

The Sponsor will employ a “neutral” investment strategy intended to track changes in the Benchmark Futures Contract regardless of whether the price goes up or goes down. USGO’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USGO’s Units for the purpose of trading indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their gasoil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the gasoil market and/or the risks involved in hedging may exist. In addition, an investment in USGO involves the risk that the changes in the price of USGO’s Units will not accurately track the changes in the Benchmark Futures Contract, and that changes in the Benchmark Futures Contract will not closely correlate with changes in the spot prices of the commodities underlying the Benchmark Futures Contracts. Furthermore, USGO will also hold Treasuries, cash and/or cash equivalents to meet its current or potential margin or collateral requirements with respect to its investments in Gasoil Interests and invests cash not required to be used as margin or collateral. USGO does not expect there to be any meaningful correlation between the performance of USGO’s investments in Treasuries/cash/cash equivalents and the changes in the prices of commodities or Gasoil Interests. While the level of interest earned on or the market price of these investments may in some respect correlate to changes in the prices of commodities, this correlation is not anticipated as part of USGO’s efforts to meet its objective.

USGO’s total portfolio composition is disclosed each business day that the NYSE Arca is open for trading, on USGO’s website at www.unitedstatesgasoilfund.com. The website disclosure of portfolio holdings is made daily and includes, as applicable, the name and value of each Futures Contract, the specific types and values of Other Gasoil-Related Investments and characteristics of such Other Gasoil-Related Investments, the name and value of each Treasury security and cash equivalent, and the amount of cash held in USGO’s portfolio. USGO’s website is publicly accessible at no charge.

The Units issued by USGO may only be purchased by Authorized Purchasers and only in blocks of 100,000 Units called Creation Baskets. The amount of the purchase payment for a Creation Basket is equal to the aggregate NAV of Units in the Creation Basket. Similarly, only Authorized Purchasers may redeem Units and only in blocks of 100,000 Units called Redemption Baskets. The amount of the redemption proceeds for a Redemption Basket is equal to the aggregate NAV of Units in the Redemption Basket. The purchase price for Creation Baskets and the redemption price for Redemption Baskets are the actual NAV calculated at the end of the business day when a request for a purchase or redemption is received by USGO. The NYSE Arca will publish an approximate NAV intra-day based on the prior day’s NAV and the current price of the Benchmark Futures Contracts, but the price of Creation Baskets and Redemption Baskets is determined based on the actual NAV calculated at the end of each trading day.

While USGO issues Units only in Creation Baskets, Units may also be purchased and sold in much smaller increments on the NYSE Arca. These transactions, however, are effected at the bid and ask prices established by specialist firm(s). Like any listed security, Units can be purchased and sold at any time a secondary market is open.

What is USGO’s Investment Strategy?

Other than to address monthly changes in the Benchmark Futures Contacts, in managing USGO’s assets, the Sponsor does not use a technical trading system that automatically issues buy and sell orders. Instead, each time one or more baskets are purchased or redeemed, the Sponsor will purchase or sell Gasoil Interests with an aggregate market value that approximates the amount of cash received or paid upon the purchase or redemption of the basket(s).

As an example, assume that a Creation Basket is sold by USGO, and that USGO’s closing NAV per Unit is $25.00. In that case, USGO would receive $2,500,000 in proceeds from the sale of the Creation Basket ($25.00 NAV per Unit multiplied by 100,000 Units, and ignoring the Creation Basket fee). If one were to assume further that the Sponsor wants to invest the entire proceeds from the Creation Basket in Benchmark Futures Contracts and that the market value of each such Benchmark Futures Contract is $80,000, USGO would be unable to buy an exact number of Benchmark Futures Contracts with an aggregate market value equal to $2,500,000. Instead, USGO would be able to purchase 31 Benchmark Futures Contracts with an aggregate market value of $2,480,000. Assuming a margin requirement equal to 10% of the value of the Benchmark Futures Contracts, USGO would be required to deposit $248,000 in Treasuries and cash with the futures commission merchant through whom the Benchmark Futures Contracts were purchased. The remainder of the proceeds from the sale of the Creation Basket, would remain invested in cash, cash equivalents, and Treasuries as determined by the Sponsor from time to time based on factors such as potential calls for margin or anticipated redemptions.

The specific Futures Contracts purchased depends on various factors, including a judgment by the Sponsor as to the appropriate diversification of USGO’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While the Sponsor has made significant investments in ICE Futures Contracts, as USGO reaches certain accountability levels or position limits on the ICE, or for other reasons, it has also and may continue to invest in Futures Contracts traded on other exchanges or invest in Other Gasoil-Related Investments such as contracts in the “over-the-counter” market.

USGO anticipates that, to the extent it invests in Futures Contracts other than the Benchmark Futures Contract and Other Gasoil-Related Investments that are not economically equivalent to the Benchmark Futures Contract, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contract and Other Gasoil-Related Investments against the current Benchmark Futures Contract.

The Sponsor does not anticipate letting its Futures Contracts expire and taking delivery of any commodities. Instead, the Sponsor will close out existing positions, e.g., in response to ongoing changes in the Benchmark Futures Contract or if it otherwise determines it would be appropriate to do so and reinvest the proceeds in new Gasoil Interests. Positions may also be closed out to meet orders for Redemption Baskets, in which case the proceeds from closing the positions will not be reinvested.

The Trust Agreement contains no restrictions on the ability of the Sponsor to change the investment objective of USGO. Notwithstanding this, the Sponsor has no intention of changing the investment objective of USGO or the manner in which it intends to achieve the investment objective. Should the Sponsor seek to change the investment objective of USGO, such change would be reflected in an amended prospectus and USGO would provide advance notice to investors.

What is the Gasoil Market and the Petroleum-Based Fuel Market?

Gasoil. Gasoil is a refined product of crude oil. It is considered a “middle distillate” and is heavier than lighter distilled crude oil products such as gasoline. Middle distillates are used extensively for home and industrial heating purposes, where they are commonly referred to as “heating oil” and for transportation purposes, where they are referred to as gasoil in Europe and referred to as diesel in the United States. Because gasoil/diesel and heating oil are chemically similar and produced in a similar fashion, their prices tend to strongly correlate with each other.

Light, Sweet Crude Oil. Crude oil is the world’s most actively traded commodity. There are two main crude oil benchmarks that trade as futures contracts. The futures contracts for light, sweet crude oil that are traded on the NYMEX are the world’s most liquid forum for crude oil trading, as well as the world’s largest volume futures contract trading on a physical commodity. Due to the liquidity and price transparency of oil futures contracts, they are used as a principal international pricing benchmark. The oil Futures Contracts for light, sweet crude oil trade on the NYMEX in units of 1,000 U.S. barrels (42,000 gallons) and, if not closed out before maturity, will result in delivery of oil to Cushing, Oklahoma, which is also accessible to the international spot markets by two major interstate petroleum pipeline systems. The second major benchmark is for light, sweet crude oil from the Brent North Sea fields. The futures contract for Brent crude oil is primarily traded on ICE Futures Europe. Brent crude oil contracts are also priced in U.S. dollars and are in units of 1,000 barrels. Brent crude oil is the price reference for two-thirds of the world’s traded oil.

Demand for petroleum products by consumers, as well as agricultural, manufacturing and transportation industries, determines demand for crude oil by refiners. Since the precursors of product demand are linked to economic activity, crude oil demand will tend to reflect economic conditions. However, other factors such as weather also influence product and crude oil demand.

Crude oil supply is determined by both economic and political factors. Oil prices (along with drilling costs, availability of attractive prospects for drilling, taxes and technology, among other factors) determine exploration and development spending, which influence output capacity with a lag. In the short run, production decisions by OPEC also affect supply and prices. Oil export embargoes and the current conflict in Iraq represent other routes through which political developments move the market. It is not possible to predict the aggregate effect of all or any combination of these factors.

Heating Oil. Heating oil, also known as No. 2 fuel oil, accounts for 25% of the yield of a barrel of crude oil, the second largest “cut” from oil after gasoline. The heating oil futures contract, listed and traded on the NYMEX, trades in units of 42,000 gallons (1,000 barrels) and is based on delivery in the New York harbor, the principal cash market center. The price of heating oil has historically been volatile.

Gasoline. Gasoline is the largest single volume refined product sold in the U.S. and accounts for almost half of national oil consumption. The gasoline futures contract, listed and traded on the NYMEX, trades in units of 42,000 gallons (1,000 barrels) and is based on delivery at petroleum products terminals in the New York harbor, the major East Coast trading center for imports and domestic shipments from refineries in the New York harbor area or from the Gulf Coast refining centers. The price of gasoline has historically been volatile.

Since USGO has not yet commenced operations, there is no actual performance for USGO and the Benchmark Futures Contract, per se. However, the Futures Contracts for which the Benchmark Futures Contract is comprised, as well as Other Gasoil Interests are available for correlations on historical basis. The chart below illustrates the 10-year historical correlation between the Benchmark Futures Contracts and certain other fuel-based commodity futures contracts in which USGO may invest. These correlations are relevant because the Sponsor endeavors to invest USGO’s assets in Futures Contracts and Other Gasoil Interests so that daily changes in USGO’s NAV correlate as closely as possible with daily changes in the price of the Benchmark Futures Contracts. If certain other fuel-based commodity futures contracts do not closely correlate with the Futures Contracts then their use could lead to greater tracking error. As noted, the Sponsor also believes that the changes in the price of the Benchmark Futures Contracts will closely correlate with changes in the spot price of gasoil. Assuming that the Units’ value tracks the Benchmark Futures Contracts as intended, the stated objective of USGO for the Units’ NAV to reflect the performance of the spot price of gasoil would be met if the trend reflected over the past ten years were to continue. However, there is no guarantee that such trend will continue. The degree of correlation varies both among the different commodities and also varies over time. As such, the use of any energy related commodity to hedge a different energy commodity can only produce, at best, an imperfect hedge.

Correlation Matrix 10 Years	Large Cap US Equities (S&P 500)	US Gov’t Bonds (EFFAS US Govt Bond Index)	Global Equities (FTSE World Index)	WTI Crude Oil	Unleaded Gasoline	Heating Oil	Brent Crude Oil	Gasoil
Large Cap US Equities (S&P 500)	1.000	-0.300	0.966	0.207	0.172	0.139	0.217	0.149
US Gov’t Bonds (EFFAS US Govt Bond Index)		1.000	-0.276	-0.162	-0.238	-0.110	-0.202	-0.175
Global Equities (FTSE World Index)			1.000	0.293	0.227	0.211	0.299	0.230
WTI Crude Oil				1.000	0.732	0.791	0.964	0.861
Unleaded Gasoline					1.000	0.623	0.761	0.666
Heating Oil						1.000	0.778	0.865
Brent Crude Oil							1.000	0.873
Gasoil								1.000
Source: Bloomberg, NYMEX

* PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Term Structure of Gasoil Futures Prices and the Impact on Total Returns.

Several factors determine the total return from investing in a futures contract position. One factor that impacts the total return that will result from investing in near month futures contracts and “rolling” those contracts forward each month is the price relationship between the current near month contract and the next month contract. For example, if the price of the near month contract is higher than the next month contract (a situation referred to as “backwardation” in the futures market), then absent any other change there is a tendency for the price of a next month contract to rise in value as it becomes the near month contract and approaches expiration. Conversely, if the price of a near month contract is lower than the next month contract (a situation referred to as “contango” in the futures market), then absent any other change there is a tendency for the price of a next month contract to decline in value as it becomes the near month contract and approaches expiration.

As an example, assume that the price of gasoil for immediate delivery (the “spot” price), was $800 per ton and the value of a position in the near month futures contract was also $800. Over time, the price of gasoil will fluctuate based on a number of market factors, including demand for gasoil relative to its supply. The value of the near month contract will likewise fluctuate in reaction to a number of market factors. If investors seek to maintain their position in a near month contract and not take delivery of the gasoil, every month they must sell their current near month contract as it approaches expiration and invest in the next month contract.

If the futures market is in backwardation, e.g., when the expected price of gasoil in the future would be less, the investor would be buying a next month contract for a lower price than the current near month contract. Using the $800 per ton price above to represent the front month price, the price of the next month contract could be $784 per ton, that is it is 2% cheaper than the front month contract. Hypothetically, and assuming no other changes to either prevailing gasoil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $784 next month contract would rise as it approaches expiration and becomes the new near month contract with a price of $800 In this example, the value of an investment in the second month contract would tend to rise faster than the spot price of gasoil, or fall slower. As a result, it would be possible in this hypothetical example for the spot price of gasoil to have risen to 10% after some period of time, while the value of the investment in the second month futures contract would have risen to 12%, assuming backwardation is large enough or enough time has elapsed. Similarly, the spot price of gasoil could have fallen 10% while the value of an investment in the futures contract could have fallen only 8%. Over time, if backwardation remained constant, the difference would continue to increase.

If the futures market is in contango, the investor would be buying a next month contract for a higher price than the current near month contract. Using again the $800 per ton price above to represent the front month price, the price of the next month contract could be $816 per pound, that is 2% more expensive than the front month contract. Hypothetically, and assuming no other changes to either prevailing gasoil prices or the price relationship between the spot price, the near month contract and the next month contract (and ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the next month contract would fall as it approaches expiration and becomes the new near month contract with a price of $800. In this example, it would mean that the value of an investment in the second month would tend to rise slower than the spot price of gasoil, or fall faster. As a result, it would be possible in this hypothetical example for the spot price of gasoil to have risen to 10% after some period of time, while the value of the investment in the second month futures contract will have risen to only 8%, assuming contango is large enough or enough time has elapsed. Similarly, the spot price of gasoil could have fallen to 10% while the value of an investment in the second month futures contract could have fallen 12%. Over time, if contango remained constant, the difference would continue to increase.

The chart below compares the price of the near month contract to the next near month contract over the last 10 years (2001-2010) for gasoil. When the price of the near month contract is higher than the price of the next near month contract, the market would be described as being in backwardation. When the price of the near month contract is lower than the price of the next near month contract, the market would be described as being in contango. Although the prices of the near month contract and the price of the next near month contract do tend to move up or down together, it can be seen that at times the near month prices are clearly higher than the price of the next near month contract (backwardation), and other times they are below the price of the next near month contract (contango).

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

An alternative way to view backwardation and contango data over time is to subtract the dollar price of the near month gasoil Futures Contract from the dollar price of the next near month gasoil Futures Contract. If the resulting number is a positive number, then the near month price is higher than the price of the next near month and the market could be described as being in backwardation. If the resulting number is a negative number, then the near month price is lower than the price of the next near month and the market could be described as being in contango. The chart below shows the results from subtracting the average dollar price of the next near month contract from the near month price for the 10 year period between 2001 and 2010. Investors will note that the gasoil market spent time in both backwardation and contango.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historically, the gasoil futures markets have experienced periods of contango and backwardation. Because gasoil consumption is seasonal, it is possible for the price of Futures Contracts for delivery within one or two months to rapidly move from backwardation into contango and back again within a relatively short period of time of less than one year.

Since USGO would benefit from higher daily returns on the Benchmark Futures Contract, it would tend to benefit from gasoil being in a backwardation market. Conversely, it would tend to not benefit from gasoil being in a contango market. However, it is possible for the Benchmark Futures Contract to rise in value even in a contango market, which could lead to gains for USGO, or for the Benchmark Futures Contract to fall in value during a backwardation market, which could lead to losses for USGO.

Periods of contango or backwardation do not materially impact USGO’s investment objective of having the daily percentage changes in its per unit NAV track the daily percentage changes in the price of the Benchmark Futures Contract since the impact of backwardation and contango tend to equally impact the percentage changes in price of both USGO’s Units and the Benchmark Futures Contract on a daily basis. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future.  It is likely that both conditions will occur during different periods.

Why Does USGO Purchase and Sell Futures Contracts?

USGO’s investment objective is to have the daily changes in percentage terms of its Units’ NAV reflect the daily changes in percentage terms of the world price of gasoil, as measured by the changes in the daily price of futures contract on gasoil traded on ICE Futures Europe (the “Benchmark Futures Contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less USGO’s expenses. It is not the intent of USGO to be operated in a fashion such that its NAV will equal, in dollar terms, the spot price of gasoil or any particular futures contract based on gasoil. It is not the intent of USGO to be operated in a fashion such that its NAV will reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day.

Other than investing in Futures Contracts and Other Gasoil-Related Investments, USGO only invests in assets to support these investments in Gasoil Interests. At any given time, most of USGO’s investments are in Treasuries, cash and/or cash equivalents that serve as segregated assets supporting USGO’s positions in Futures Contracts and Other Gasoil-Related Investments. For example, the purchase of a Futures Contract with a stated value of $10 million would not require USGO to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% to 20% of the stated value of the Futures Contract, would be required. To secure its Futures Contract obligations, USGO would deposit the required margin with the futures commission merchant and would separately hold, through its Custodian, Treasuries, cash and/or cash equivalents in an amount equal to the balance of the current market value of the contract, which at the contract’s inception would be $10 million minus the amount of the margin deposit, or $9.5 million (assuming a 5% margin).

As a result of the foregoing, typically between 5% and 20% of USGO’s assets are held as margin in segregated accounts with a futures commission merchant. In addition to the Treasuries and cash it posts with the futures commission merchant for the Futures Contracts it owns, USGO holds, through the Custodian, Treasuries, cash and/or cash equivalents that can be posted as additional margin or as collateral to support its over-the-counter contracts. USGO earns interest income from the Treasuries and/or cash equivalents that it purchases, and on the cash it holds through the Custodian. USGO anticipates that the earned interest income will increase the NAV and limited partners’ capital contribution accounts. USGO reinvests the earned interest income, holds it in cash, or uses it to pay its expenses. If USGO reinvests the earned interest income, it makes investments that are consistent with its investment objectives.

What are Futures Contracts?

Futures contracts are agreements between two parties. One party agrees to buy a commodity such as gasoil from the other party at a later date at a price and quantity agreed-upon when the contract is made. For example, the futures contracts for gasoil traded on the ICE Futures Europe trade in US dollars and in 100 metric ton amounts. Generally, futures contracts traded on the ICE Futures Europe are priced through an electronic, screen-based system that determines the price by matching electronically offers to purchase and sell. Futures contracts may also be based on commodity indices, in that they call for a cash payment based on the change in the value of the specified index during a specified period.

Certain typical and significant characteristics of futures contracts are discussed below. Additional risks of investing in futures contracts are included in “What are the Risk Factors Involved with an Investment in USGO?”

Impact of Position Limits, Accountability Levels, and Price Fluctuation Limits.

The Benchmark Futures Contract is currently traded on the ICE Futures Europe without specific accountability levels, position limits, or price fluctuation limits. However, the ICE Futures Europe’s daily position management regime requires that any position greater than 100 contracts must be reported to the ICE Futures Europe on a daily basis. The ICE Futures Europe has powers to prevent the development of excessive positions or unwarranted speculation or any other undesirable situation and may take any steps necessary to resolve such situations including the ability to mandate limitations on the size of such positions or to reduce positions where appropriate. Although the Benchmark Futures Contract is not subject to the more stringent accountability levels and position limits established by U.S. designated contract markets (discussed below), recent actions by the ICE Futures Europe indicate that the exchange is actively using its oversight authority to regulate positions in its contracts. The impact of future regulatory reform by ICE Futures Europe on accountability levels, position limits or price fluctuation limits is impossible to predict, but it could have a substantial and adverse impact on USGO.

Futures contracts include typical and significant characteristics. Most significantly, the CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in Gasoil Interests that any person or group of persons under common trading control (other than as a hedge, which is not applicable to the USGO’s investments) may hold, own or control. The net position is the difference between an individual or firm’s open long contracts and open short contracts in any one commodity. In addition, most U.S.-based futures exchanges limit the daily price fluctuation for futures contracts. Currently, the ICE Futures U.S. imposes position and accountability limits that are similar to those imposed by other U.S.-based futures exchanges but does not limit the maximum daily price fluctuation, while some other non-U.S. futures exchanges have not adopted such limits.

The accountability levels for the many energy related Futures Contracts traded on the NYMEX or ICE Futures U.S. are not a fixed ceiling, but rather a threshold above which the exchange may exercise greater scrutiny and control over an investor’s position. For example, the current accountability level for any one-month in the heating oil Futures Contract traded on NYMEX is 5,000 contracts. In addition, the NYMEX imposes an accountability level for all months of 7,000 net futures contracts in heating oil. If USGO exceed these accountability levels for investments in the futures contract for heating oil, the NYMEX will monitor USGO’s exposure and ask for further information on its activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of USGO. If deemed necessary by the NYMEX, it could also order USGO to reduce its heating oil position back to the accountability level for heating oil.

If, ICE Futures U.S. or the NYMEX orders USGO to reduce its position back to the accountability level, or to an accountability level that ICE Futures U.S. or the NYMEX deems appropriate for USGO, such an accountability level may impact the USGO to include heating oil futures contracts in a portfolio. To illustrate, assume that the price of the heating oil Futures Contract is $2.00 per gallon, and that the NYMEX has determined that USGO may not own more than 5,000 contracts in heating oil Futures Contracts. In such case, USGO could invest up to $420 million of its assets in the heating oil Futures Contract (i.e., $2 per contract multiplied by 42,000 (a heating oil Futures Contract is a contract for 42,000 gallons) multiplied by 5,000 contracts) before reaching the accountability level imposed by the NYMEX. Once the daily net assets of the portfolio exceed $420 million in the heating oil Futures Contract, the portfolio may not be able to make any further investments in the heating oil Futures Contract, depending on whether the NYMEX imposes limits. If the NYMEX does impose limits at the $420 million level (or another level), USGO anticipates that it will invest the majority of its assets above that level in a mix of other Futures Contracts or Other Gasoil-Related Investments.

In addition to accountability levels, the NYMEX and the ICE Futures U.S. impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that USGO will run up against such position limits, even if it held futures contracts subject to position limits, because USGO’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning two weeks from expiration of the contract.

USGO anticipates that to the extent it invests in Futures Contracts other than Gasoil contracts (such as futures contracts for light, sweet crude oil, heating oil, and gasoline) and Other Gasoil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Gasoil Futures Contracts and Other Gasoil-Related Investments against the current Benchmark Futures Contract.

Examples of position and price limits imposed are as follows:

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
ICE Brent Crude Futures (physically settled)	There are no position limits.	There is no maximum daily price fluctuation limit.

NYMEX Brent Crude (financially settled)	Any one month: 20,000 net futures/all months: 20,000 net futures, but not to exceed 2,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

NYMEX Light, Sweet Crude Oil (physically settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	$10.00 per barrel ($10,000 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $10.00 per barrel in either direction. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Light, Sweet Crude Oil (financially settled)	Any one month: 20,000 net futures/all months: 20,000 net futures, but not to exceed 2,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

ICE West Texas Intermediate (“WTI”) Crude Futures (financially settled)	Any one month: 10,000 net futures/all months: 20,000 net futures, but not to exceed 3,000 contracts in the last three days of trading in the spot month.	There is no maximum daily price fluctuation limit.

Futures Contract	Position Accountability Levels and Limits	Maximum Daily Price Fluctuation
NYMEX Heating Oil (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

NYMEX Gasoline (physically settled)	Any one month: 5,000 net futures/all months: 7,000 net futures, but not to exceed 1,000 contracts in the last three days of trading in the spot month.	$0.25 per gallon ($10,500 per contract) for all months. If any contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes, the limit is expanded by $0.25 per gallon in either direction. If another halt were triggered, the market would continue to be expanded by $0.25 per gallon in either direction after each successive five-minute trading halt. There will be no maximum price fluctuation limits during any one trading session.

On January 13, 2011, the CFTC proposed new rules, which if implemented in their proposed form, would establish position limits and limit formulas for certain physical commodity futures and options executed pursuant to the rules of designated contract markets (i.e., certain regulated exchanges) and commodity swaps that are economically equivalent to such futures and options contracts. The CFTC has also proposed aggregate position limits that would apply across different trading venues to contracts based on the same underlying commodity. At this time, it is unknown precisely when such position limits would take effect. It is unclear when the CFTC’s position limits for futures contracts held during the last few days of trading in the near month contract to expire, which, under the CFTC’s proposed rule, will be substantially similar to the position limits currently set by the exchanges, will take effect. Based on the CFTC’s current proposal, other position limits would not take effect until March 2012 or later. The effect of this future regulatory change on USGO is impossible to predict, but it could be substantial and adverse.

In addition to position limits and accountability levels that may apply at any time, the Futures Exchanges may impose position limits on particular contracts held in the last few days of trading in the near month contract prior to the contract expiring. However, it is unlikely that USGO will run up against such position limits. USGO does not typically hold the near month contract in its Benchmark Futures Contracts. In addition, USGO’s investment strategy is to close out its positions during each Rebalancing Period in advance of the period right before expiration and purchase new contracts. As such, USGO does not anticipate that position limits that could apply to the last few days prior to a contract’s expiration will impact USGO.

U.S.-based futures exchanges, including the ICE Futures U.S. and the NYMEX also limit the amount of price fluctuation for futures contracts. For example, the NYMEX imposes a $10.00 per barrel ($10,000 per contract) price fluctuation limit for WTI crude oil futures contracts. This limit is initial based off the previous trading day’s settlement price. If any WTI crude oil futures contract is traded, bid, or offered at the limit for five minutes, trading is halted for five minutes. When trading resumes it begins at the point where the limit was imposed and the limit is reset to be $10.00 per barrel in either direction of that point. If another halt were triggered, the market would continue to be expanded by $10.00 per barrel in either direction after each successive five-minute trading halt. There is no maximum price fluctuation limit during any one trading session. USGO anticipates that to the extent it invests in Futures Contracts other than the Benchmark Futures Contracts and Other Gasoil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Futures Contracts and Other Gasoil-Related Investments against the current Benchmark Futures Contracts.

Price Volatility

The price volatility of futures contracts generally has been historically greater than that for traditional securities such as stocks and bonds. Price volatility often is greater day-to-day as opposed to intra-day. Economic factors that may cause volatility in futures contracts include changes in interest rates; governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies; weather and climate conditions; changing supply and demand relationships; changes in balances of payments and trade; U.S. and international rates of inflation; currency devaluations and revaluations; U.S. and international political and economic events; and changes in philosophies and emotions of market participants. Because USGO invests a significant portion of its assets in futures contracts, the assets of USGO, and therefore the price of USGO’s Units, may be subject to greater volatility than traditional securities.

Marking-to-Market Futures Positions

Futures contracts are marked to market at the end of each trading day and the margin required with respect to such contracts is adjusted accordingly. This process of marking-to-market is designed to prevent losses from accumulating in any futures account. Therefore, if USGO’s futures positions have declined in value, USGO may be required to post “variation margin” to cover this decline. Alternatively, if USGO’s futures positions have increased in value, this increase will be credited to USGO’s account.

What are Over-the-Counter Derivatives?

In addition to futures contracts and options on futures contracts, derivative contracts that are tied to various commodities are entered into outside of public exchanges. These “over-the-counter” contracts are entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on futures contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party will not be able to perform its obligations under its contract.

Some derivatives contracts contain fairly standard terms and conditions and are available from a wide range of participants. Others have highly customized terms and conditions and are not as widely available. Many of these over-the-counter contracts are cash-settled forwards for the future delivery of commodities that have terms similar to futures contracts. Others take the form of “swaps” in which a party pays a fixed price per unit and the other pays a variable price based on the average price of futures contracts for a specified period or the price on a specified date, with payments typically made between the parties on a net basis. For example, USGO may enter into over-the-counter derivative contracts the value of which will track changes in the prices of the commodities underlying the Benchmark Futures Contract, thereby enabling USGO to track the Benchmark Futures Contract, without investing in Futures Contracts.

To reduce the credit risk that arises in connection with such contracts, USGO will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. that provides for the netting of its overall exposure to its counterparty.

The creditworthiness of each potential counterparty will be assessed by the Sponsor. The Sponsor will assess or review, as appropriate, the creditworthiness of each potential or existing counterparty to an over-the-counter contract pursuant to guidelines approved by the Sponsor. Furthermore, the Sponsor on behalf of USGO will only enter into over-the-counter contracts with counterparties who are, or are affiliates of, (a) banks regulated by a United States federal bank regulator, (b) broker-dealers regulated by the SEC, (c) insurance companies domiciled in the United States, and (d) producers, users or traders of commodities, whether or not regulated by the CFTC. Existing counterparties will be reviewed periodically by the Sponsor. USGO also may require that the counterparty be highly rated and/or provide collateral or other credit support.

Provisions of the Dodd-Frank Act require the use of clearinghouse mechanisms for most derivative transactions, including swaps that are currently entered into in the OTC market. At this time, it is unclear exactly what types of transactions will be regulated as swaps because the CFTC has not implemented regulations with respect to the definition of “swap.” The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivatives clearing organizations”), but it is also currently unknown which swaps will be subject to such trading and clearing requirements. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable Prudential Regulator as prescribed by the Dodd-Frank Act. At this time, the CFTC has not promulgated final regulations to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). In general, increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on USGO by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions.

Forward contracts currently traded in the OTC market may be treated differently under the Dodd-Frank Act because not all forward contracts will be subject to regulation as “swaps” under the Dodd-Frank Act. Those forward contracts that will not be regulated as “swaps,” which include physically-settled non-financial commodity forward contracts, will also not be subject to the Dodd-Frank Act’s execution and clearing requirements. With respect to foreign exchange forward contracts, the Dodd-Frank Act contemplates that such contracts may be regulated as swaps but gives the Secretary of the United States Department of Treasury the authority to exempt them from certain regulation under the CEA, including mandatory clearing and margin requirements. To date, the Secretary of the United States Department of Treasury has not made any final determinations on this issue. Absent a clearing facility (whether because of regulatory requirements or otherwise), a Fund’s trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

USGO’s Investments in Treasuries, Cash and Cash Equivalents

USGO seeks to have the aggregate “notional” amount of the Gasoil Interests it holds approximate at all times USGO’s aggregate NAV. At any given time, however, most of USGO’s investments will be in short-term Treasuries, cash and/or cash equivalents that support USGO’s positions in Gasoil Interests. For example, the purchase of a Futures Contract with a stated or notional amount of $10 million would not require USGO to pay $10 million upon entering into the contract; rather, only a margin deposit, generally of 5% – 20% of the notional amount, would be required. To secure its obligations under Futures Contracts, USGO would deposit the required margin with the futures commission merchant and would separately hold its remaining assets through its Custodian in Treasuries, cash and/or cash equivalents. Such remaining assets may be used to meet future margin payments that USGO is required to make on its Futures Contracts. Other Gasoil-Related Investments typically also involve collateral requirements that represent a small fraction of their notional amounts, so most of USGO’s assets dedicated to Other Gasoil-Related Investments will also be held in Treasuries, cash and cash equivalents.

USGO earns income from the Treasuries and/or cash equivalents that it purchases and on the cash it holds through the Custodian. The Sponsor anticipates that the earned income will increase USGO’s NAV. USGO applies the earned income to the acquisition of additional investments or uses it to pay its expenses. If USGO reinvests the earned income, it makes investments that are consistent with its investment objective.

What are the Trading Policies of USGO?

Options on Futures Contracts

In addition to Futures Contracts, there are also a number of options on Futures Contracts listed on the Futures Exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodities market. USGO may purchase and sell (write) options on Futures Contracts in pursuing its investment objective, except that it will not sell call options when it does not own the underlying Futures Contract. USGO would make use of options on Futures Contracts if, in the opinion of the Sponsor, such an approach would cause USGO to more closely track the Benchmark Futures Contract or if it would lead to an overall lower cost of trading to achieve a given level of economic exposure to movements in commodity prices.

Liquidity

USGO invests only in Futures Contracts that, in the opinion of the Sponsor, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in over-the-counter Gasoil Interests that, in the opinion of the Sponsor, may be readily liquidated with the original counterparty or through a third party assuming USGO’s position.

Spot Commodities

While the gasoil futures contracts traded on the ICE Futures Europe can be physically settled, USGO does not intend to take or make physical delivery. USGO may from time to time trade in Other Gasoil-Related Investments, including contracts based on the spot price of gasoil.

Leverage

The Sponsor endeavors to have the value of USGO’s Treasuries, cash and cash equivalents, whether held by USGO or posted as margin or collateral, at all times approximate the aggregate market value of its obligations under USGO’s Gasoil Interests. Commodity pools’ trading positions in futures contracts or Other Gasoil-Related Investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While the Sponsor does not intend to leverage USGO’s assets, it is not prohibited from doing so under the Trust Agreement.

Borrowings

Borrowings are not used by USGO unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. USGO does not plan to establish credit lines.

Pyramiding

USGO has not and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Who are the Service Providers?

In its capacity as USGO’s custodian, BBH & Co. holds USGO’s Treasuries, cash and/or cash equivalents pursuant to a custodial agreement. The Custodian is also the registrar and transfer agent for USGO’s Units. In addition, the Custodian also serves as Administrator for USGO, performing certain administrative and accounting services and preparing certain SEC and CFTC reports on behalf of USGO. For these services, USGO pays fees to the Custodian as set forth in the table below.

The Custodian’s principal business address is 50 Milk Street, Boston, MA 02109-3661. The Custodian is a private bank founded in 1818, and is not a publicly held company nor is it insured by the Federal Deposit Insurance Corporation. The Custodian is authorized to conduct a commercial banking business in accordance with the provisions of Article IV of the New York State Banking Law, New York Banking Law §§160-181, and is subject to regulation, supervision, and examination by the New York State Banking Department. The Custodian is also licensed to conduct a commercial banking business by the Commonwealths of Massachusetts and Pennsylvania and is subject to supervision and examination by the banking supervisors of those states.

USGO also employs ALPS Distributors, Inc. as Marketing Agent, which is further discussed under “What is the Plan of Distribution?” The Sponsor pays the Marketing Agent an annual fee as set forth in the table below. In no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with the offering of Units exceed ten percent (10%) of the gross proceeds of the offering.

The Marketing Agent’s principal business address is 1290 Broadway, Suite 1100, Denver, CO 80203. The Marketing Agent is a broker-dealer registered with FINRA and a member of the Securities Investor Protection Corporation.

USGO and the futures commission merchant, UBS USA, LLC (“[UBS”) have into an Institutional Futures Client Account Agreement. This Agreement allows UBS to provide services to USGO in connection with the purchase and sale of Gasoil Interests that may be purchased or sold by or through UBS for USGO’s account. USGO will pay the futures commission merchant fees.

UBS Securities principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for USGO. UBS Securities is registered in the U.S. with FINRA as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of the NFA and various U.S. futures and securities exchanges.

Like most securities firms, UBS is and has been a defendant in numerous legal proceedings, including actions brought by regulatory organizations and government agencies, relating to its securities and commodities business that allege various violations of federal and state securities laws. UBS AG, the ultimate parent company to UBS Securities LLC, files annual reports and quarterly reports to the SEC in which it discloses material information about UBS matters, including information about any material litigation or regulatory investigations. Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities. The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint. The matter is still pending.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General (the “NYAG”) all brought actions against UBS and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS paid penalties of $75M to NYAG and an additional $75M to be apportioned among the participating NASAA states. In March 2010, UBS and NASAA agreed on final settlement terms, pursuant to which, UBS agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (“NHHELCO”). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. On April 14, 2010, UBS entered into a Consent Order resolving all of the Bureau’s claims. UBS paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20M to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The Order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the NYMEX in violation of Section 9(a)(4) of the CEA, 7 U.S.C. § 13(a)(4) (2006). Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6). Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close. Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. § 2(a)(1)(B) (2006), and SEC Regulation 1.2, 17 C.F.R. §1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA. The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for USGO and as such will be paid commissions for executing and clearing trades on behalf of USGO. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Sponsor nor participate in the management of the Sponsor or USGO.

UBS is not affiliated with USGO or the Sponsor. Therefore, USGO does not believe that USGO has any conflicts of interest with them or their trading principals arising from their acting as USGO’s futures commission merchant.

Neither, UBS nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of USGO.

Fees to be Paid by USGO

Fees and Compensation Arrangements with the Sponsor, Non-Affiliated Service Providers and the Trustee

Service Provider	Compensation Paid by USGO and the Sponsor
United States Commodity Funds LLC, Sponsor	0.75% of average net assets annually.*
BBH & Co., Inc., Custodian and Administrator

Minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USGO and the Related Public Funds, as well as a $20,000 annual fee for its transfer agency services. In addition, an asset-based charge of (a) 0.06% for the first $500 million of USGO and the Related Public Funds’ combined assets, (b) 0.0465% for USGO and the Related Public Funds’ combined assets greater than $500 million but less than $1 billion, and (c) 0.035% once USGO and the Related Public Funds’ combined assets exceed $1 billion.**

ALPS Distributors, Inc., Marketing Agent	0.06% on average net assets up to $3 billion and 0.04% on average net assets in excess of $3 billion.**

UBS, Futures Commission Merchant and Clearing Broker	Approximately $4.00 per buy or sell; charges may vary.*

Wilmington Trust National Association, Trustee	$3,000.**

*	USGO pays this compensation.
**	The Sponsor pays this compensation.

Asset-based fees are calculated on a daily basis (accrued at 1/365 of the applicable percentage of NAV on that day) and paid on a monthly basis. NAV is calculated by taking the current market value of USGO’s total assets and subtracting any liabilities.

Form of Units

Registered Form

Units are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring Units in certificated form. The Administrator keeps a record of all Unitholders and holders of the Units in certificated form in the registry (“Register”). The beneficial interests in such Units are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the Units. Instead, Units are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the Units outstanding at any time. Unitholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those who hold interests in the Units through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of Units. DTC Participants acting on behalf of investors holding Units through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Units are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised us as follows: It is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Units

The Units are only transferable through the book-entry system of DTC. Unitholders who are not DTC Participants may transfer their Units through DTC by instructing the DTC Participant holding their Units (or by instructing the Indirect Participant or other entity through which their Units are held) to transfer the Units. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in Units with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised us that it will take any action permitted to be taken by a Unitholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, USGO and each other series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or Unitholder of any particular series (such as USGO) asserts against the series a valid claim with respect to its indebtedness or Units, the creditor or Unitholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of USGO and any other series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of Units in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, USGO or the Sponsor on behalf of the Trust or USGO, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over any Fund. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of USGO and the Trust to the Sponsor. The Trustee does not provide custodial services with respect to the assets of USGO.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the Unitholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect Unitholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by the Sponsor on behalf of the Trust or USGO shall give notice that the obligation is not binding upon the Unitholders individually but is binding only upon the assets and property of USGO, and no resort shall be had to the Unitholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and USGO indemnify all Unitholders against any liability that such Unitholders might incur solely based on their status as Unitholders of one or more Units (other than for taxes for which such Unitholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Units

Most investors buy and sell Units of USGO in secondary market transactions through brokers. Units trade on the NYSE Arca under the ticker symbol “USGO.” Units are bought and sold throughout the trading day like other publicly traded securities. When buying or selling Units through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges and, as discussed below under “U.S. Federal Income Tax Considerations,” any provisions authorizing the broker to borrow Units held on your behalf.

Marketing Agent and Authorized Purchasers

The offering of USGO’s Units is a best efforts offering. USGO will continuously offer Creation Baskets consisting of 100,000 Units through the Marketing Agent, to Authorized Purchasers. Merrill Lynch Professional Clearing Corp. is expected to be the initial Authorized Purchaser. It is expected that on or about the effective date, the initial Authorized Purchaser will purchase one or more initial Creation Baskets of USGO at a per unit price which is expected to initially be $25.00.

In order to satisfy NYSE Arca listing standards that at least 100,000 Units of USGO be outstanding, the Sponsor may purchase one of such Creation Baskets of USGO from the initial Authorized Purchaser at the initial offering price of such Units and hold it for an indefinite period of time. The Sponsor has agreed not to resell the Units comprising each such basket except that it may require the initial Authorized Purchaser to repurchase all of these Units at a per Unit price equal to USGO’s per Unit NAV, as the case may be, within 5 days following written notice from the Sponsor, subject to the conditions that (i) on the date of repurchase, the initial Authorized Purchaser must immediately redeem these Units in accordance with the terms of the Authorized Purchaser Agreement and (ii) immediately following such redemption at least 100,000 Units of USGO remain outstanding.

The initial offering price of $25.00 was set as an appropriate and convenient price that would facilitate secondary market trading of Units, and the Units of USGO acquired by the Sponsor in connection with its initial capital contribution were purchased at a price of $25.00 per Unit. All Authorized Purchasers pay a $1,000 fee for each order to create one or more Creation Baskets, regardless of the number of Creation Baskets in the order. The Marketing Agent will receive, for its services as distributor to USGO, a fee at an annual rate of: 0.06% on USGO’s average net assets up to $3 billion; and

0.04% on USGO’s average net assets in excess of $3 billion; provided, however, that in no event may the aggregate compensation paid to the Marketing Agent for distribution-related services in connection with this offering of Units exceed 10 percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Purchasers will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of Units.

The per Unit price of Units offered in Creation Baskets on any subsequent day will be the total NAV of USGO calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding Units. An Authorized Purchaser is not required to sell any specific number or dollar amount of Units.

By executing an Authorized Purchaser Agreement, an Authorized Purchaser becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USGO. An Authorized Purchaser is under no obligation to create or redeem baskets or to offer to the public Units of any baskets it does create.

As of the date of this prospectus, Merrill Lynch Professional Clearing Corp., is the only Authorized Purchaser. We also expect there to be additional Authorized Purchasers for USGO. A list of Authorized Purchasers will be available from the Marketing Agent. Because new Units can be created and issued on an ongoing basis, at any point during the life of USGO, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Purchasers, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. For example, the initial Authorized Purchaser will be a statutory underwriter with respect to the initial purchase of Creation Baskets. In addition, any purchaser who purchases Units with a view towards distribution of such Units may be deemed to be a statutory underwriter.

In addition, an Authorized Purchaser, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a basket from USGO, breaks the basket down into the constituent Units and sells the Units to its customers; or if it chooses to couple the creation of a supply of new Units with an active selling effort involving solicitation of secondary market demand for the Units. In contrast, Authorized Purchasers may engage in secondary market or other transactions in Units that would not be deemed “underwriting.” For example, an Authorized Purchaser may act in the capacity of a broker or dealer with respect to Units that were previously distributed by other Authorized Purchasers. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Purchasers nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Units that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the 1933 Act.

The Sponsor intends any broker-dealers selling Units will be members of FINRA. Investors intending to create or redeem baskets through Authorized Purchasers in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Purchasers may be indemnified by the Sponsor, they will not be entitled to receive a discount or commission from the Trust or the Sponsor for their purchases of Creation Baskets. The difference between the price paid by Authorized Purchasers for Creation Baskets and the price paid for Units to such Authorized Purchasers by investors will be deemed underwriting compensation.

What Is the Flow of Units?

Calculating NAV

USGO’s NAV is calculated by:

•	Taking the current market value of its total assets, and

•	Subtracting any liabilities.

BBH & Co., Inc, the Administrator, will calculate the NAV of USGO once each NYSE Arca trading day. The NAV for a particular trading day will be released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant Futures Exchanges of the Benchmark Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other USGO investments using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time in accordance with the current Administrative Agency Agreement among BBH & Co., Inc., USGO and the Sponsor. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yieldcurves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USGO in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USGO for use by investors and market professionals, the NYSE Arca will calculate and disseminate throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value will be calculated by using the prior day’s closing NAV per unit of USGO as a base and updating that value throughout the trading day to reflect changes in the most recently reported price level of the Commodity Index as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value unit basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the NAV, because NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USGO’s investments.

The indicative fund value will be disseminated on a per unit basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 10:00 a.m. New York time to 2:30 p.m. New York time). When USGO holds Benchmark Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which USGO’s Units are traded on the NYSE Arca, but real-time Futures Exchange trading prices for Benchmark Futures Contracts traded on such Futures Exchanges are not available. As a result, during those gaps there will be no update to the indicative fund value.

The NYSE Arca will disseminate the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value will be published on the NYSE Arca’s website and will be available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USGO Units on the NYSE Arca. Investors Units will be available to investors.

In addition, other Futures Contracts, Other Gasoil-Related Investments and Treasuries held by USGO will be valued by the Administrator, using rates and points received from client-approved third party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative value.

Creation and Redemption of Units

USGO creates and redeems Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USGO or the distribution by USGO of the amount of Treasuries and/or cash equal to the combined NAV of the number of Units included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be (1) either registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Purchaser, a person must enter into an Authorized Purchaser Agreement with the Sponsor. The Authorized Purchaser Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and/or cash required for such creations and redemptions. The Authorized Purchaser Agreement and the related procedures attached thereto may be amended by the Sponsor, without the consent of any Unitholder or Authorized Purchaser. Authorized Purchasers pay a transaction fee of $1,000 to the Sponsor for each order they place to create or redeem one or more baskets. Authorized Purchasers who make deposits with USGO in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either the Trust or the Sponsor, and no such person will have any obligation or responsibility to the Trust or the Sponsor to effect any sale or resale of Units.

Certain Authorized Purchasers are expected to be capable of participating directly in the physical commodity and the Commodity Interest markets. Some Authorized Purchasers or their affiliates may from time to time buy or sell commodities or Gasoil Interests and may profit in these instances. The Sponsor believes that the size and operation of the commodities market make it unlikely that Authorized Purchasers’ direct activities in the commodities or securities markets will significantly affect the price of commodities, Gasoil Interests, or USGO’s Units.

Each Authorized Purchaser will be required to be registered as a broker-dealer under the Exchange Act and a member in good standing with FINRA, or exempt from being or otherwise not required to be licensed as a broker-dealer or a member of FINRA, and will be qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Purchasers may also be regulated under federal and state banking laws and regulations. Each Authorized Purchaser has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Purchaser Agreement, the Sponsor has agreed to indemnify the Authorized Purchasers against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Purchasers may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Purchaser Agreement for more detail, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Purchaser may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Purchaser agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Purchaser must also have wired to the Custodian the non-refundable transaction fee due for the purchase order. Authorized Purchasers may not withdraw a creation request.

Determination of Required Deposits

The total deposit required to create each basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of USGO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of Units to be created under the purchase order is in proportion to the total number of Units outstanding on the purchase order date. The Sponsor determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in deposits to create baskets. The Marketing Agent will publish an estimate of the Creation Basket Deposit requirements at the beginning of each business day.

Delivery of Required Deposits

An Authorized Purchaser who places a purchase order is responsible for transferring to USGO’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the third business day following the purchase order date. Upon receipt of the deposit amount, the Administrator will direct DTC to credit the number of baskets ordered to the Authorized Purchaser’s DTC account on the third business day following the purchase order date.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Purchasers will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USGO’s NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

The Sponsor acting by itself or through the Marketing Agent shall have the absolute right, but shall have no obligation, to reject any purchase order or Creation Basket Deposit if the Sponsor determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;

•	it would not be in the best interest of the Unitholders;

•	due to position limits or otherwise, investment alternatives that will enable USGO to meet its investment objective are not available to USGO at that time;

•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to USGO or its Unitholders;

•	the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

•

circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process creations of Creation Baskets (including if the Sponsor determines that the investments available to USGO at that time will not enable it to meet its investment objective).

None of the Sponsor, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Purchaser can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Purchaser may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent. The redemption procedures allow Authorized Purchasers to redeem baskets and do not entitle an individual Unitholder to redeem any Units in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Purchaser. By placing a redemption order, an Authorized Purchaser agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USGO not later than noon New York time on the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Purchaser must also have wired to the Sponsor’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Purchaser may not withdraw a redemption order.

Determination of Redemption Distribution

The redemption distribution from USGO will consist of a transfer to the redeeming Authorized Purchaser of an amount of Treasuries and/or cash that is in the same proportion to the total assets of USGO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of Units to be redeemed under the redemption order is in proportion to the total number of Units outstanding on the date the order is received. The Sponsor, directly or in consultation with the Administrator, determines the requirements for Treasuries and cash, including the remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USGO will be delivered to the Authorized Purchaser on the third business day following the redemption order date if, by 3:00 p.m., New York time on such third business day, USGO’s DTC account has been credited with the baskets to be redeemed. If USGO’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USGO receives the fee applicable to the extension of the redemption distribution date which the Sponsor may, from time to time, determine and the remaining baskets to be redeemed are credited to USGO’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from the Sponsor, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USGO’s DTC account by 3:00 p.m., New York time on the third business day following the redemption order date if the Authorized Purchaser has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as the Sponsor may from time to time determine.

Suspension or Rejection of Redemption Orders

The Sponsor may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Unitholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USGO’s assets at an appropriate value to fund a redemption. If the Sponsor has difficulty liquidating USGO’s positions, e.g. , because of a market disruption event in the futures markets or an unanticipated delay in the liquidation of a position in an over the counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the Marketing Agent, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) the Sponsor determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of Units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Units and can deliver them.

Creation and Redemption Transaction Fee

To compensate the Sponsor for its expenses in connection with the creation and redemption of baskets, an Authorized Purchaser is required to pay a transaction fee to the Sponsor of $1,000 per order to create or redeem baskets, regardless of the number of baskets in such order. The transaction fee may be reduced, increased or otherwise changed by the Sponsor. The Sponsor shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the creation or redemption of baskets until 30 days after the date of the notice.

Tax Responsibility

Authorized Purchasers are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Purchaser, and agree to indemnify the Sponsor and USGO if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USGO will create and redeem Units from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USGO or the distribution by USGO of the amount of Treasuries and/or cash equal to the aggregate NAV of the number of Units included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Purchasers are the only persons that may place orders to create and redeem baskets. Authorized Purchasers must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Purchaser is under no obligation to create or redeem baskets, and an Authorized Purchaser is under no obligation to offer to the public Units of any baskets it does create. Authorized Purchasers that do offer to the public Units from the baskets they create will do so at per-Unit offering prices that are expected to reflect, among other factors, the trading price of the Units on the NYSE Arca, the NAV of USGO at the time the Authorized Purchaser purchased the Creation Baskets, the NAV of the Units at the time of the offer of the Units to the public, the supply of and demand for Units at the time of sale, and the liquidity of the Futures Contract market and the market for Other Gasoil-Related Investments. The prices of Units offered by Authorized Purchasers are expected to fall between USGO’s NAV and the trading price of the Units on the NYSE Arca at the time of sale. Units initially comprising the same basket but offered by Authorized Purchasers to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Purchaser on behalf of multiple clients. Units are expected to trade in the secondary market on the NYSE Arca. Units may trade in the secondary market at prices that are lower or higher relative to their NAV per Unit. The amount of the discount or premium in the trading price relative to the NAV per Unit may be influenced by various factors, including the number of investors who seek to purchase or sell Units in the secondary market and the liquidity of the Futures Contract market and the market for Other Gasoil-Related Investments. While the Units trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Futures Contracts and Other Gasoil-Related Investments may be reduced after the close of the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the Units may widen.

Use of Proceeds

The Sponsor will cause USGO to transfer the proceeds of the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. The Sponsor will invest USGO’s assets in Futures Contracts and Other Gasoil-Related Investments, short-term Treasuries, cash and cash equivalents. When USGO purchases Futures Contracts and certain Other Gasoil-Related Investments that are exchange-traded, USGO will be required to deposit with the futures commission merchant on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Gasoil Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in over-the-counter Gasoil Interests will generally impose similar collateral requirements on USGO. The Sponsor will invest USGO’s assets that remain after margin and collateral is posted in short-term Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, the Sponsor has sole authority to determine the percentage of assets that will be:

•	held as margin or collateral with futures commission merchants or other custodians;

•	used for other investments; and

•	held in bank accounts to pay current obligations and as reserves.

In general, USGO expects that it will be required to post between 5% and 20% of the notional amount of a commodity futures contract as initial margin when entering into such commodity futures contract. Ongoing margin and collateral payments will generally be required for both exchange-traded and over-the-counter Gasoil Interests based on changes in the value of the Gasoil Interests. Furthermore, ongoing collateral requirements with respect to over-the-counter Gasoil Interests are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under the commodity futures contract, and each party’s creditworthiness. In light of the differing requirements for initial payments under exchange-traded and over-the-counter Gasoil Interests and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USGO’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by USGO will constitute reserves that will be available to meet ongoing margin and collateral requirements. All income will be used for USGO’s benefit.

A futures commission merchant, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USGO to hold trading positions at any time. Moreover, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held.

USGO’s assets posted as margin for Futures Contracts will be held in segregation pursuant to the Commodity Exchange Act and CFTC regulations. Collateral posted in connection with over-the-counter contracts held with USGO’s futures commission merchant will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between USGO and its counterparties.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Trust’s application of these policies involves judgments and actual results may differ from the estimates used.

The Sponsor has evaluated the nature and types of estimates that it will make in preparing USGO’s financial statements and related disclosures once USGO commences operations. The Sponsor has determined that the valuation of Gasoil Interests that are not traded on a U.S. or internationally recognized futures exchange (such as swaps and other over-the-counter contracts) involves a critical accounting policy. While not currently applicable to USGO given the fact that it is not currently involved in trading activities, the values which will be used by USGO for the Benchmark Futures Contract will be provided by the commodity broker who will use market prices when available, while OTC contracts will be valued based on the present value of estimated future cash flows that would be received from or paid to a third party in settlement of these derivative contracts prior to their delivery date. Values will be determined on a daily basis.

Liquidity and Capital Resources

USGO does not anticipate making use of borrowings or other lines of credit to meet its obligations. It is anticipated that USGO will meet its liquidity needs in the normal course of business from the proceeds of the sale of its investments or from the cash, cash equivalents and/or the Treasuries that it intends to hold at all times. USGO’s liquidity needs include: redeeming Units, providing margin deposits for existing Benchmark Futures Contracts or the purchase of additional Benchmark Futures Contracts, posting collateral for OTC Sugar Interests, and payment of expenses, summarized below under “Contractual Obligations.”

USGO will generate cash primarily from (i) the sale of Creation Baskets and (ii) interest earned on cash, cash equivalents and its investments in Treasuries. Once USGO begins trading activities, it is anticipated that all of the net assets of USGO will be allocated to trading in Gasoil Interests. Most of the assets of USGO will be held in Treasuries, cash and/or cash equivalents that could or will be used as margin or collateral for trading in Gasoil Interests. The percentage that such assets will bear to the total net assets will vary from period to period as the market values of the Gasoil Interests change. Interest earned on interest-bearing assets of USGO will be paid to USGO.

The investments of USGO in Gasoil Interests will be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. Such market conditions could prevent USGO from promptly liquidating a position in Futures Contracts.

To date, all of the expenses of the USGO have been funded by Sponsor. If USGO is unsuccessful in raising sufficient funds to cover its expenses and its portion of the Trust’s expenses, or in locating any other source of funding, USGO may terminate and its Unitholders may lose all or part of their investment.

Market Risk

Trading in Gasoil Interests such as the Benchmark Futures Contracts will involve USGO entering into contractual commitments to purchase or sell specific amounts of commodities at a specified date in the future. The gross or face amount of the contracts is expected to significantly exceed the future cash requirements of USGO because it intends to close out any open positions prior to settlement. As a result, USGO should be subject only to the risk of loss arising from the change in value of the contracts, not from the need to make delivery under the contracts. USGO considers the “fair value” of its derivative instruments to be the unrealized gain or loss on the contracts. The market risk associated with the commitment by USGO to purchase a specific commodity will be limited to the aggregate face amount of the contacts held.

The exposure of USGO to market risk will depend on a number of factors including the markets for commodities, the volatility of interest rates and foreign exchange rates, the liquidity of the Gasoil Interest markets and the relationships among the contracts held by USGO. The lack of experience of the Sponsor in utilizing its model to trade in Gasoil Interests in a manner that tracks changes in the changes in the price of the Benchmark Futures Contract, as well as drastic market occurrences, could ultimately lead to the loss of all or substantially all of a Unitholder’s investment.

Credit Risk

When USGO enters into Benchmark Futures Contracts and Other Gasoil-Related Investments, it will be exposed to the credit risk that the counterparty will not be able to meet its obligations. The counterparty for the Benchmark Futures Contracts traded on ICE Futures is the clearinghouse associated with ICE Futures. In general, clearinghouses are backed by their members who may be required to participate in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce credit risk. Some foreign exchanges are not backed by their clearinghouse members but may be backed by a consortium of banks or other financial institutions. Unlike in the case of exchange-traded Benchmark Futures Contracts, the counterparty to an OTC Gasoil Interest contract is generally a single bank or other financial institution. As a result, there will be greater counterparty credit risk in OTC transactions. There can be no assurance that any counterparty, clearing house, or their financial backers will satisfy their obligations to USGO.

The Sponsor will attempt to manage the credit risk of USGO by following certain trading limitations and policies. In particular, USGO intends to post margin and collateral and/or hold liquid assets that will be equal to approximately the face amount of the Gasoil Interests it holds. The Sponsor will implement procedures that will include, but will not be limited to, executing and clearing trades and entering into over-the-counter transactions only with parties it deems creditworthy and/or requiring the posting of collateral by such parties for the benefit of USGO to limit its credit exposure.

Any commodity broker for USGO, when acting as the futures commission merchant in accepting orders to purchase or sell futures contracts on United States exchanges, will be required by CFTC regulations to separately account for and segregate as belonging to USGO all of USGO’s assets that relate to domestic futures contract trading. These commodity brokers are not allowed to commingle the assets of USGO with the commodity broker’s other assets. In addition, the CFTC requires commodity brokers to hold in a secure account the assets of USGO related to foreign futures contract trading.

Off Balance Sheet Financing

As of the date of this prospectus, neither the Trust nor USGO have any loan guarantees, credit support or other off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions relating to certain risks service providers undertake in performing services which are in the best interests of USGO. While USGO’s exposure under these indemnification provisions cannot be estimated, they are not expected to have a material impact on USGO’s financial positions.

Redemption Basket Obligation

Other than as necessary to meet the investment objective of USGO and pay its contractual obligations described below, USGO will require liquidity to redeem Redemption Baskets. USGO intends to satisfy this obligation through the transfer of its cash (generated, if necessary, through the sale of Treasuries) in an amount proportionate to the number of units being redeemed, as described above under “Redemption Procedures.”

Contractual Obligations

USGO’s primary contractual obligation will be with the Sponsor and certain other service providers. USGO is obligated to pay the Sponsor a management fee at an annual rate of 0.75% of its average daily net assets and paid monthly. USGO will also be responsible for all ongoing fees, costs and expenses of its operations, including:

•	brokerage and other fees and commissions incurred in connection with the trading activities of USGO;

•	expenses incurred in connection with registering additional Units of USGO or offering Units of USGO after the time any Units of USGO have begun trading on the NYSE Arca;

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the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities;

•	fees and expenses associated with compensation to the directors of the Sponsor;

•	payment for routine services of the Trustee, legal counsel and independent accountants;

•	payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by affiliates of the Sponsor;

•	postage and insurance, including directors and officers’ liability insurance for the Sponsor;

•	costs and expenses associated with client relations and services;

•	the payment of any distributions related to redemption of Units;

•	payment of all federal, state, local or foreign taxes payable on the income, assets or operations of USGO and the preparation of all tax returns related thereto; and

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extraordinary expenses (including, but not limited to, indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

The Sponsor bears the costs and expenses incurred in connection with the formation, qualification and registration of the Trust, USGO and the Units of USGO under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or USGO or the offering of USGO’s Units prior to the time such Units begin trading on the NYSE Arca, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing this prospectus and the exhibits hereto, (iii) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of USGO, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of USGO, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with the preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by affiliates of the Sponsor.

While the Sponsor has agreed to pay registration fees to the SEC, FINRA, NYSE Arca or any other regulatory agency or exchange in connection with the offer and sale of the Units offered through this prospectus and the legal, printing, accounting and other expenses associated with such registrations, USGO will be responsible for any registration fees and related expenses incurred in connection with any future offer and sale of its Units in excess of those offered through this prospectus.

USGO pays its own brokerage and other transaction costs. USGO will pay fees to futures commission merchants in connection with its transactions in futures contracts. Futures commission merchant fees are estimated to be 0.08% annually for USGO. This estimate is based on the number of Benchmark Futures Contracts the Sponsor would have to purchase each month based on an average value of $2.88 for a Benchmark Futures Contract as of August 31, 2011. These amounts may be higher or lower once USGO commences operations. In general, transaction costs on OTC Gasoil Interests and on Treasuries and other short-term securities will be embedded in the purchase or sale price of the instrument being purchased or sold, and may not readily be estimated. The Sponsor may, in its discretion, pay or reimburse USGO for, or waive a portion of its management fee to offset, expenses that would otherwise be borne by USGO.

The parties cannot anticipate the amount of payments that will be required under these arrangements for future periods as USGO’s NAV and trading levels to meet their respective investment objectives will not be known until a future date. These agreements are effective for a specific term agreed upon by the parties with an option to renew, or, in some cases, are in effect for the duration of USGO’s existence. The parties may terminate these agreements earlier for certain reasons listed in the agreements

The Trust Agreement

The following paragraphs are a summary of certain provisions of the Trust Agreement. The following discussion is qualified in its entirety by reference to the Trust Agreement.

Authority of the Sponsor

The Sponsor is generally authorized to perform all acts deemed necessary to carry out the purposes of the Trust and to conduct the business of the Trust. The Trust and each Fund will continue to exist until terminated in accordance with the Trust Agreement. The Sponsor’s authority includes, without limitation, the right to take the following actions:

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To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any other documents and instruments, and to do and perform all such things as may be in furtherance of the Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

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To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

•	To deposit, withdraw, pay, retain and distribute each Fund’s assets or any portion thereof in any manner consistent with the provisions of the Trust Agreement;

•	To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

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To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

•	To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and this Prospectus;

•	To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the Commodity Exchange Act or the rules and regulations thereunder;

•	To pay or authorize the payment of distributions to the Unitholders and expenses of the Funds;

•	To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Sponsor shall determine to be in the best interests of the Trust; and

•	In its sole discretion, to determine to admit an affiliate or affiliates of the Sponsor as additional Sponsors.

The Sponsor’s Obligations

In addition to the duties imposed by the Delaware Trust Statute, under the Trust Agreement the Sponsor has the following obligations as a sponsor of the Trust:

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Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

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Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;

•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;

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Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of each Fund in accordance with the purposes of the Trust and this Prospectus; • Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in the Sponsor’s immediate possession or control;

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Enter into and perform agreements with each Authorized Purchaser, receive from Authorized Purchasers and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Purchaser submitting a purchase order;

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Receive from Authorized Purchasers and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Purchasers through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed;

•	Interact with the Depository as required;

•	Delegate duties to one or more administrators, as the Sponsor determines; and

•	Delegate duties to one or more commodity trading or other advisors, as the Sponsor determines.

To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, USGO or the other Funds, the Unitholders or to any other person, the Sponsor will not be liable to the Trust, USGO or the Funds, the Unitholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of the Sponsor.

Liability and Indemnification

Under the Trust Agreement, the Sponsor, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to any Fund, or to any Unitholder for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Trust Agreement also provides that the Sponsor (and any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the Trust or of the applicable Fund. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the Funds. The Trust and its series shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder

(or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Withdrawal of the Sponsor

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior written notice to all Unitholders and the Trustee. Unitholders holding at least 66 2/3% of the Trust’s outstanding Units (not including Units acquired by the Sponsor and its affiliates) may vote to remove the Sponsor. Any such action by such holders for removal of the Sponsor must also provide for the election of a successor Sponsor by the Unitholders holding a majority of the outstanding Units (not including Units acquired by the Sponsor and its affiliates). The successor Sponsor will continue the business of the Trust.

In the event of withdrawal, the Sponsor is entitled to a redemption of the Units it acquired through its initial capital contribution to a Fund at their NAV per Unit. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Meetings

Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing ofsuch notice, at a reasonable time and place. When the meeting is being requested by Unitholders, the notice of the meeting shall be mailed or transmitted within 45 days after the Sponsor’s receipt of the written request from Unitholders. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, USGO or any other Fund or any Unitholder, as contemplated by the Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in accordance with the Trust Agreement. Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given as provided under the Trust Agreement and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to the Trust Agreement and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any such Unitholders in any manner other than as expressly provided in the Trust Agreement.

Voting Rights

Unitholders have very limited voting rights. Specifically, the Trust Agreement provides that Unitholders representing 66 2/3% of the outstanding Units of the Trust, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (1) remove the Sponsor as described above (provided that such action for removal of the Sponsor must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units of the Trust), (2) approve certain amendments to the Trust Agreement, and (3) continue the Trust by selecting a successor Sponsor. Additionally, Unitholders representing 75% of the outstanding Units of the Trust, voting together as a single class, may vote to terminate the Trust. Additionally, a majority of the Unitholders of a Fund may vote to (1) approve of the Sponsor’s action or refusal to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause such Fund to be taxable other than as a partnership for federal income tax purposes, and (2) in the event there is no Sponsor, elect the Liquidating Trustee.

Limited Liability of Unitholders

Except as otherwise provided in the Trust Agreement and under Delaware law, Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware, and no Unitholder shall be liable for claims against, or debts of the Trust or a Fund in excess of its deposit or share of the applicable Fund’s assets and undistributed profits. Subject to the exceptions in the preceding sentence, neither the Trust nor a Fund shall make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

The Trust or the applicable Fund shall indemnify to the full extent permitted by law and the Trust Agreement, and to the extent of the applicable Fund’s assets, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely because of its ownership of Units (other than for taxes on income from Units for which such Unitholder is liable).

Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund and no recourse may be had with respect to the personal property of a Unitholder for satisfaction of any obligation or claim.

Termination Events

Each Fund, including USGO, shall continue in existence from the date of its formation in perpetuity, unless sooner terminated upon the occurrence of any one or more of the following events:

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the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without reinstatement of its charter) or the withdrawal of the Sponsor, unless (i) there is at least one remaining Sponsor that carries on the business of the Trust or (ii) Unitholders owning at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Units held in all Funds, voting together as a single class elect within ninety (90) days after such event to continue the business of the Trust and appoints a successor Sponsor;

•	the occurrence of any event, which would make the existence of the Trust or any Fund unlawful;

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the suspension, revocation, or termination of the Sponsor’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required under the Commodity Exchange Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated;

•	the Trust or any Fund, as the case may be, becomes insolvent or bankrupt;

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Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) business days prior to the effective date of termination;

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upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund;

•	the Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended; and

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Upon the dissolution of the Trust, USGO or any other Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the trust estate. Thereafter, in accordance with applicable law, the business and affairs of the Trust or the applicable Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods. Following the dissolution and distribution of the assets of all of the Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with applicable law.

The Sponsor has Conflicts of Interest

There are present and potential future conflicts of interest in each Fund’s structure and operation you should consider before you purchase Units. The will use this notice of conflicts as a defense against any claim or other proceeding made. If the Sponsor is not able to resolve these conflicts of interest adequately, it may impact the Funds’ and the Related Public Funds’ ability to achieve their investment objectives.

USGO and the Sponsor may have inherent conflicts to the extent the Sponsor attempts to maintain USGO’s asset size, in order to preserve its fee income and this may not always be consistent with USGO’s objective of having the value of its Units’ NAV reflect the daily change in percentage terms of the price of gasoil as measured by the daily changes in the price of the futures contract on gasoil traded on ICE Futures Europe. The officers, directors and employees of the Sponsor do not devote their time exclusively to USGO or the other Funds. These persons are directors, officers or employees of other entities which may compete with USGO or the other Funds for their services. They could have a conflict between their responsibilities to the Funds and to those other entities. The Sponsor believes that it has sufficient personnel, time, and working capital to discharge its responsibilities in a fair manner and that these persons’ conflicts should not impair their ability to provide services to USGO. See “Risk Factors — USGO’s Operating Risks” for disclosure relating to the time commitments of the principals of the Sponsor.

The Sponsor has adopted policies that prohibit the principals, officers, directors and employees of the Sponsor from trading futures and related contracts for their own account. In addition, the Sponsor has adopted a Code of Business Conduct and Ethics to ensure that the officers, directors, and employees of the Sponsor and its affiliates do not engage in trades that will harm the Fund or the Unitholders. The Sponsor has also adopted Corporate Governance Policy. If these provisions are not successful, Unitholders may be harmed in that such trades could affect the prices of the Futures Contracts purchased by USGO, which could affect USGO’s ability to track the Benchmark Futures Contract.

The Sponsor has sole current authority to manage the investments and operations of USGO, and this may allow it to act in a way that furthers its own interests, which may create a conflict with your best interests. Unitholders have very limits voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in USGO’s basic investment objective, dissolution of the Trust, or the sale or distribution of USGO’s assets.

The Sponsor serves as the general partner or sponsor to the Related Public Funds, as well as of other funds that have yet to offer securities to the public or begin operations. The Sponsor may have a conflict to the extent that its trading decisions for USGO or any other Fund may be influenced by the effect they would have on the other Funds and the Related Public Funds. By way of example, if, as a result of reaching position limits imposed by the ICE Futures Europe or NYMEX, USGO purchased heating oil futures contracts, this decision could impact USGO’s ability to purchase additional heating oil futures contracts if the number of contracts held by funds managed by the Sponsor reached the maximum allowed by NYMEX. Similar situations could adversely affect the ability of any fund to track its benchmark.

In addition, the Sponsor is required to indemnify its officers and directors, if the need for indemnification arises. This potential indemnification will cause the Sponsor’s assets to decrease. If the Sponsor’s other sources of income are not sufficient to compensate for the indemnification, then the Sponsor may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists between the Sponsor or any of its affiliates, on the one hand, and the Trust, a Fund or any Unitholder or any other Person, on the other hand, the Sponsor shall resolve such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Security Ownership of Certain Beneficial Owners and Management

Security ownership by certain beneficial owners and management is defined by (i) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding Units of USGO and those individuals that serve as executive officers of the Funds or directors of the Sponsor.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated by footnote, the address for each executive officer of the Funds is United States Commodity Funds Trust I, 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502.

Currently, there are no executive officers of the Funds or directors of the Sponsor who beneficially own any Units of USGO or the Funds.

Interests of Named Experts and Counsel

The Sponsor has employed Sutherland Asbill & Brennan LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USGO to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the Sponsor, Marketing Agent, Authorized Purchasers, Custodian, Administrator or other service providers to USGO.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and state securities laws. The SEC and state securities agencies take the position that indemnification of the Sponsor that arises out of an alleged violation of such laws is prohibited unless certain conditions are met. Those conditions require that no indemnification of the Sponsor or any underwriter for USGO may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, the Sponsor or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification.

Books and Records

The Trust and USGO keep their books of record and account at the office of the Sponsor located at 1320 Harbor Bay Parkway, Suite 145, Alameda, CA 94502, or at the offices of the Administrator located at 40 Water Street, Boston, MA, 02109, or such office, including of an administrative agent, as it may subsequently designate upon notice. The books of account of USGO are open to inspection by any Unitholder (or any duly constituted designee of a Unitholder) at all times during the usual business hours of USGO upon reasonable advance notice to the Sponsor to the extent such access is required under CFTC rules and regulations. In addition, the Trust keeps a copy of the Trust Agreement on file in the Sponsor’s office which will be available for inspection by any Unitholder at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Unitholders

The Trust will publish on its website monthly reports and will deliver to Unitholders based on its tax records annual (as of the end of each fiscal year) reports for USGO as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding USGO, including USGO’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to the Unitholders other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, under SEC rules the Trust will be required to file quarterly and annual reports for USGO with the SEC, which need not be sent to Unitholders but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on USGO’s website www.unitedstatesgasoilfund.com.

The Sponsor is responsible for the registration and qualification of the Units under the federal securities laws, federal commodities laws, and laws of any other jurisdiction as the Sponsor may select. The Sponsor is responsible for preparing all required reports, but has entered into an agreement with the Administrator to prepare these reports on the Trust’s behalf.

The accountants’ report on its audit of USGO’s financial statements will be furnished by the Trust to Unitholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports for USGO, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

The Administrator, 50 Milk Street, Boston, MA 02109-3661, as representative of the Trust and USGO, will provide tax information in accordance with applicable U.S. Treasury Regulations relating to information reporting with respect to widely held fixed investment trusts. Persons treated as middlemen for purposes of these regulations may obtain tax information regarding USGO from the Administrator or from USGO’s website, www.unitedstatesgasoilfund.com.

Fiscal Year

The fiscal year of USGO is the calendar year. The Sponsor may select an alternate fiscal year at a later date.

Governing Law; Consent to Delaware Jurisdiction

The rights of the Sponsor, the Trust, USGO, DTC (as registered owner of USGO’s global certificate for Units) and the Unitholders are governed by the laws of the State of Delaware. The Sponsor, the Trust, USGO and DTC and, by accepting Units, each DTC Participant and each Unitholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor, the Trust or USGO.

Legal Matt ers

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the Sponsor, the Trust or USGO, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

Legal Opinion

[To be provided by pre-effective amendment to the registration statement.]

Experts

[To be provided by pre-effective amendment to the registration statement.]

Privacy Policy

USGO and the Sponsor may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in Units of USGO.

USGO and the Sponsor do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, USGO and the Sponsor restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USGO and the Sponsor maintain safeguards that comply with federal law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom USGO and the Sponsor share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such nonpublic personal information physically, electronically and procedurally.

A copy of USGO and the Sponsor’s current Privacy Policy is provided to investors annually and is also available upon request.

U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of Units of USGO, and the U.S. federal income tax treatment of USGO, as of the date hereof. In general, this discussion is applicable to a Unitholder who holds its Units as a capital asset.

This summary does not purport to be a complete description of the income tax considerations applicable to an investment in Units. For example, we have not described tax consequences that may be relevant to certain types of Unitholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding Units as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for federal income tax purposes, or holders of Units whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code, and regulations (“Treasury Regulations”), rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

The Sponsor has received the opinion of Sutherland Asbill & Brennan LLP (“Sutherland”), counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to USGO and to U.S. Unitholders and Non-U.S. Unitholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Sutherland has relied on the facts and assumptions described in this prospectus as well as certain factual representations made by the Trust and the Sponsor. This opinion is not binding on the Internal Revenue Service (“IRS”). No ruling has been requested from the IRS with respect to any matter affecting USGO or prospective investors, and the IRS may disagree with the tax positions taken by the Trust. If the IRS were to challenge the Trust’s tax positions in litigation, they might not be sustained by the courts.

As used herein, the term “U.S. Unitholder” means a Unitholder that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (X) that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) of the Code or (Y) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. A “Non-U.S. Unitholder” is a holder that is not a U.S. Unitholder. If a partnership holds our Units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Units, you should consult your own tax advisor regarding the tax consequences.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN UNITS, AS WELL AS ANY APPLICABLE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES.

Tax Status of the Trust and USGO

The Trust is organized and will be operated as a statutory trust in accordance with the provisions of the Trust Agreement and applicable Delaware law. Notwithstanding the Trust’s status as a statutory trust and USGO’s status as a series of that trust, due to the nature of its activities, USGO will be treated as a partnership rather than a trust for United States federal income tax purposes. In addition, the trading of Units on the NYSE Arca will cause USGO to be classified as a “publicly traded partnership” for federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation. In the case of an entity (such as USGO) that is not registered under the Investment Company Act of 1940, however, an exception to this general rule applies if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps and other notional principal contracts with respect to commodities. In connection with the opinion provided by Sutherland, the Trust and the Sponsor have represented, among other things, the following to Sutherland:

•

At least 90% of USGO’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;

•	USGO is organized and will be operated in accordance with its governing documents and applicable law; and

•	USGO has not elected, and USGO will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Sutherland is of the opinion that USGO will be treated as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. USGO’s taxation as a partnership rather than a corporation will require the Sponsor to conduct USGO’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that USGO’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Sutherland will not review USGO’ ongoing compliance with these requirements and will have no obligation to advise the Trust, USGO or USGO’s Unitholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If USGO failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case USGO could be required to pay over amounts determined by the IRS), USGO would be taxable as a corporation for federal income tax purposes and would pay federal income tax on its income at regular corporate rates. In that event, Unitholders of USGO would not report their share of USGO’s income or loss on their returns. In addition, any distributions to Unitholders would be treated as ordinary dividends to the extent of USGO’s current and accumulated earnings and profits. To the extent a distribution exceeded USGO’s earnings and profits, it would be treated as a return of capital up to the amount of a Unitholder’s basis in its Units and thereafter as gain from the sale of Units. Accordingly, if USGO were to be taxable as a corporation, it would likely have a material adverse effect on the economic return from an investment in USGO and on the value of the Units.

The remainder of this summary assumes that USGO is classified for federal income tax purposes as a partnership that it is not taxable as a corporation.

U.S. Unitholders

Tax Consequences of Ownership of Units

Taxation of USGO’s Income. No U.S. federal income tax is paid by USGO on its income. Instead, USGO files annual partnership returns, and each U.S. Unitholder is required to report on its U.S. federal income tax return its allocable share of USGO’s income, gain, loss, deduction and credit reported on USGO’s partnership return. These items must be reported without regard to the amount (if any) of cash or property the Unitholder receives as a distribution from USGO during the taxable year. As a result, if, for example, USGO recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Futures Contracts and Other Gasoil-Related Investments for a taxable year, Unitholders must report their share of these items regardless of whether USGO makes any distributions to Unitholders. Consequently, a Unitholder may be taxed on income or gain recognized by USGO but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because the Sponsor currently does not intend to make distributions, it is likely that a U.S. Unitholder that is allocated income or gain from a Fund will be required to pay taxes on its allocable share of such income or gain from sources other USGO distributions.

Monthly Conventions for Allocations of USGO’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners.

Subject to the discussion below, concerning certain conventions to be used by USGO, allocations of USGO income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a Unitholder’s interest in USGO.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. USGO intends to allocate tax items using an interim closing of the books method under which income, gain, loss, deductions and credits will be determined on a monthly basis, taking into account USGO’s accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of Units in proportion to the number of Units owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, if an investor who held a Unit as of the close of business on the last trading day of the previous month disposes of a Unit during the current month, such investor will be treated for purposes of making allocations as if it owned the Unit throughout the current month. For example, an investor who buys a Unit on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May) but will not be allocated any of the tax items attributable to April. The tax items attributable to that Unit for April will be allocated to the person who is the actual or deemed holder of the Unit as of the close of business on the last trading day of March. Under the monthly convention, an investor who purchases and sells a Unit during the same month, and therefore does not hold (and is not deemed to hold) the Unit at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that Unit for any period. Accordingly, investors may receive no allocations with respect to Units that they actually held, or may receive allocations with respect to Units attributable to periods that they did not actually hold the Units. Investors who hold a Unit on the last trading day of the first month of USGO’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

By investing in Units, a U.S. Unitholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedule K-1 or any successor form provided to Unitholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, USGO generally will credit or debit the “book” capital accounts of its existing Unitholders with any unrealized gain or loss, on USGO’s assets. For this purpose, unrealized gain or loss will be computed based on the lowest fair market value of USGO’s assets during the month in which Units are issued or redeemed, which may be different than the value of the assets at the time of an issuance or redemption. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the tax basis and fair market value of assets of USGO at the time new Units are issued or outstanding Units are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among Unitholders any unrealized appreciation or depreciation in USGO’s assets existing at the time of a contribution or redemption for book and tax purposes.

The Sponsor believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with Unitholders’ interests in USGO for federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with a method permitted under recently proposed Treasury Regulations. It is possible that the IRS could successfully challenge USGO’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a Unitholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. The Sponsor is authorized to revise our allocation method to conform to the requirements of future Treasury Regulations.

The conventions used by USGO in making tax allocations may cause a Unitholder to be allocated more or less income or loss for federal income tax purposes than its proportionate share of the economic income or loss realized by USGO during the period it held its Units. This mismatch between taxable and economic income and loss in some cases may be temporary, reversing itself in a later year when the Units are sold, but could be permanent. For example, a Unitholder could be allocated income accruing before it purchased its Units, resulting in an increase in the basis of the Units (see “Tax Basis of Units”, below). On a subsequent disposition of the Units, the additional basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 election. USGO intends to make the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that when a secondary market sale of Units occurs,

USGO adjusts the purchaser’s proportionate share of the tax basis of its assets to fair market value, as reflected in the price paid for the Units, as if the purchaser had directly acquired an interest in USGO’s assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for Units and the tax bases of USGO’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of Units may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost effective manner, USGO will use certain simplifying conventions and assumptions. In particular, USGO will obtain information regarding secondary market transactions in its Units and use this information to make adjustments to Unitholders’ basis in USGO’s assets. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some Unitholders.

Section 1256 Contracts. Under the Code, special rules apply to instruments constituting “section 1256 contracts.” A section 1256 contract is defined as including, in relevant part: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; and (2) a non-equity option traded on or subject to the rules of a qualified board or exchange. Section 1256 contracts held at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination or marking-to-market of a section 1256 contract is treated as long-term capital gain or loss to the extent of 60% thereof, and as short-term capital gain or loss to the extent of 40% thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of USGO’s Futures Contracts and some their Other Gasoil-Related Interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of USGO’s section 1256 contracts will be subject to 60-40 treatment and allocated to Unitholders in accordance with the monthly allocation convention.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to Unitholders by USGO, including but not limited to those described below.

A Unitholder’s deduction of its allocable share of any loss of USGO is limited to the lesser of (1) the tax basis in its Units or (2) in the case of a Unitholder that is an individual or a closely held corporation, the amount that the Unitholder is considered to have “at risk” with respect to USGO’s activities. In general, the amount at risk will be a Unitholder’s invested capital. Losses in excess of the amount at risk must be deferred until years in which USGO generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carry forward rules.

Otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are deductible only to the extent they exceed 2% of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that USGO pays to the Sponsor and other expenses of USGO constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation.

Non-corporate Unitholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a Unitholder will generally include any interest accrued by USGO and any interest paid or accrued on direct borrowings by a Unitholder to purchase or carry its Units, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income) less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USGO allocates losses or expenses to you that must be deferred or disallowed as a result of these or other limitations in the Code, you may be taxed on income in excess of your economic income or distributions (if any) on your Units. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USGO for a particular taxable year, and in the same year allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your Units. Unitholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code on their ability to deduct their allocable share of USGO’s losses and expenses.

Tax Basis of Units

A Unitholder’s tax basis in its Units is important in determining (1) the amount of taxable gain it will realize on the sale or other disposition of its Units, (2) the amount of non-taxable distributions that it may receive from USGO, and (3) its ability to utilize its distributive share of any losses of USGO on its tax return. A Unitholder’s initial tax basis of its Units will equal its cost for the Units plus its share of USGO’s liabilities (if any) at the time of purchase. In general, a Unitholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USGO as to which the Unitholder or an affiliate is the creditor (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USGO that are not partner nonrecourse liabilities as to any Unitholder.

A Unitholder’s tax basis in its Units generally will be (1) increased by (a) its allocable share of USGO’s taxable income and gain and (b) any additional contributions by the Unitholder to USGO and (2) decreased (but not below zero) by (a) its allocable share of USGO’s tax deductions and losses and (b) any distributions by USGO to the Unitholder. For this purpose, an increase in a Unitholder’s share of USGO’s liabilities will be treated as a contribution of cash by the Unitholder to USGO and a decrease in that share will be treated as a distribution of cash by USGO to the Unitholder. Pursuant to certain IRS rulings, a Unitholder will be required to maintain a single, “unified” basis in all Units that it owns. As a result, when a Unitholder that acquired its Units at different prices sells less than all of its Units, such Unitholder will not be entitled to specify particular Units (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its Units to the Units sold.

Treatment of USGO Distributions. If USGO makes non-liquidating distributions to Unitholders, such distributions generally will not be taxable to the Unitholders for federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain adjustments) of marketable securities distributed exceeds the Unitholder’s adjusted basis of its interest in USGO immediately before the distribution. Any cash distributions in excess of a Unitholder’s tax basis generally will be treated as gain from the sale or exchange of Units.

Constructive Termination of the Partnership. USGOwill be considered to have been terminated for tax purposes if there is a sale or exchange of 50% or more of the total interests in its Units within a 12-month period. A termination would result in the closing of USGO’s taxable year for all Unitholders. In the case of a Unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of USGO’s taxable year may result in more than 12 months of our taxable income or loss being includable in its taxable income for the year of termination. We would be required to make new tax elections after a termination. A termination could result in tax penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination.

Tax Consequences of Disposition of Units

If a Unitholder sells its Units, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the Units sold. A Unitholder’s amount realized will be the sum of the cash or the fair market value of other property received plus its share of any USGO debt outstanding.

Gain or loss recognized by a Unitholder on the sale or exchange of Units held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow Unitholders to identify and use the actual holding periods for the Units sold for purposes of determining whether the gain or loss recognized on a sale of Units will give rise to long-term or short-term capital gain or loss. It is expected that most Unitholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for Units sold. If a Unitholder fails to make the election or is not able to identify the holding periods of the Units sold, the Unitholder may have a split holding period in the Units sold. Under such circumstances, a Unitholder will be required to determine its holding period in the Units sold by first determining the portion of its entire interest in USGO that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The Unitholder would then treat each Unit sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USGO.

Under Section 751 of the Code, a portion of a Unitholder’s gain or loss from the sale of Units (regardless of the holding period for such Units), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USGO. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by USGO.

If some or all of a Unitholder’s Units are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the Unitholder may be considered as having made a taxable disposition of the loaned Units, in which case:

•	the Unitholder may recognize taxable gain or loss to the same extent as if it had sold the Units for cash;

•	any of USGO’s income, gain, loss or deduction allocable to those Units during the period of the loan will not be reportable by the Unitholder for tax purposes; and

•	any distributions the Unitholder receives with respect to the Units under the loan agreements will be fully taxable to the Unitholder, most likely as ordinary income.

Unitholders desiring to avoid these and other possible consequences of a deemed disposition of their Units should consider modifying any applicable brokerage account agreements to prohibit the lending of their Units.

Other Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of Units and the IRS. Unitholders of USGO are treated as partners for federal income tax purposes. Accordingly, USGO will furnish its Unitholders each year with tax information on IRS Schedule K-1 (Form 1065), which will be used by the Unitholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered partners for federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat as a Unitholder any person whose Units are held on their behalf by a broker or other nominee if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the Units.

Persons who hold an interest in USGO as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the number and a description of Units acquired or transferred for the beneficial owner; and (4) certain information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on Units they acquire, hold or transfer for their own account. A penalty of $50 per failure, up to a maximum of $100,000 per calendar year, is imposed by the Code for failure to report such information to USGO. The nominee is required to supply the beneficial owner of the Units with the information furnished to USGO.

Partnership Audit Procedures. The IRS may audit the federal income tax returns filed by USGO. Adjustments resulting from any such audit may require each Unitholder to adjust a prior year’s tax liability and could result in an audit of the Unitholder’s own return. Any audit of a Unitholder’s return could result in adjustments of non-partnership items as well as USGO items. Partnerships are generally treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the Unitholders. The Code provides for one Unitholder to be designated as the “tax matters partner” and represent the partnership purposes of these proceedings. The Trust Agreement appoints the Sponsor as the tax matters partner of USGO.

Tax Shelter Disclosure Rules. In certain circumstances the Code and Treasury Regulations require that the IRS be notified of certain “reportable transactions” through a disclosure statement attached to a taxpayer’s United States federal income tax return. These disclosure rules may apply to transactions irrespective of whether they are structured to achieve particular tax benefits. They could require disclosure by the Trust or Unitholders (1) if a Unitholder incurs a loss in excess of a specified threshold from a sale or redemption of its Units, or (2) possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally a basis equal to the amount of cash paid by the taxpayer for such asset), they apply to a loss recognized with respect to interests in a pass-through entity, such as the Units, even if the taxpayer’s basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Investors should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax On Investment Income. For taxable years beginning after December 31, 2012, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses).

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations and certain other organizations that otherwise are exempt from federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USGO were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization Unitholder of USGO, then in computing its UBTI, the Unitholder must include its share of (1) USGO’s gross income from the unrelated trade or business, whether or not distributed, and (2) USGO’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property if the debt would not have been incurred but for the acquisition and at the time of acquisition the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness over the average adjusted basis of the property for the year. USGO currently does not anticipate that it will borrow money to acquire investments; however, USGO cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization Unitholder that incurs acquisition indebtedness to purchase its Units in USGO may have UBTI.

The federal tax rate applicable to an exempt organization Unitholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the Unitholder’s form of organization. USGO may report to each such Unitholder information as to the portion, if any, of the Unitholder’s income and gains from USGO for any year that will be treated as UBTI; the calculation of that amount is complex, and there can be no assurance that USGO’s calculation of UBTI will be accepted by the IRS. An exempt organization Unitholder will be required to make payments of estimated federal income tax with respect to its UBTI.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USGO is a qualified publicly traded partnership is made on an annual basis. USGO expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Unitholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30% withholding tax, which may be reduced for certain categories of income by a treaty between the U.S. and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. person has ECI as a result of an investment in a partnership, the ECI is subject to a withholding tax at a rate of 35% for both individual and corporate Unitholders.

Withholding on Allocations and Distributions . The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in a U.S. trade or business during a taxable year will also be considered to be engaged in a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business unless it is a dealer is such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt in on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USGO believes that the activities directly conducted by USGO do not result in USGO being engaged in a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USGO’s activities constitute a U.S. trade or business.

In the event that USGO’s activities were considered to constitute a U.S. trade or business, USGO would be required to withhold at the highest rate specified in Code section 1 (currently 35%) on allocations of our income to Non-U.S. Unitholders. A Non-U.S. Unitholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. Unitholder with the mechanism to seek a refund of any withholding in excess of such Unitholder’s actual U.S. federal income tax liability. Any amount withheld by USGO will be treated as a distribution to the Non-U.S. Unitholder.

If USGO is not treated as engaged in a U.S. trade or business, a Non-U.S. Unitholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from USGO or its allocable share of USGO’s income. Amounts withheld on behalf of a Non-U.S. Unitholder will be treated as being distributed to such Unitholder.

To the extent any interest income allocated to a Non-U.S. Unitholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Unitholder nor a subsequent distribution of such interest income to the non-U.S. Unitholder will be subject to withholding, provided that the Non-U.S. Unitholder is not otherwise engaged in a trade or business in the U.S. and provides USGO with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of USGO’s interest income will qualify as “portfolio interest.” In order for USGO to avoid withholding on any interest income allocable to Non-U.S. Unitholders that would qualify as “portfolio interest,” it will be necessary for all Non-U.S. Unitholders to provide USGO with a timely and properly completed and executed Form W-8BEN (or other applicable form).

Gain from Sale of Units. Gain from the sale or exchange of Units may be taxable to a Non-U.S. Unitholder if the Non-U.S. Unitholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30% withholding tax on the amount of such individual’s gain.

Branch Profits Tax on Corporate Non-U.S. Unitholders. In addition to the taxes noted above, any Non-U.S. Unitholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the Non-U.S. Unitholder is a “qualified resident.”

Prospective Non-U.S. Unitholders should consult their own tax advisor with regard to these and other tax issues unique to Non-U.S. Unitholders.

Backup Withholding

USGO may be required to withhold U.S. federal income tax (“backup withholding”) at a rate of 28% from all payments to: (1) any Unitholder who fails to furnish USGO with his, her or its correct taxpayer identification number or a certificate that the Unitholder is exempt from backup withholding, and (2) any Unitholder with respect to whom the IRS notifies USGO that the Unitholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. Backup withholding is not an additional tax and may be returned or credited against a taxpayer’s regular federal income tax liability if appropriate information is provided to the IRS.

Foreign Account Tax Compliance Act Provisions

Recently enacted legislation that becomes effective after 2012 generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the United States Treasury to report, with respect to accounts held by United States persons (or held by foreign entities that have United States persons as substantial owners), certain information. The types of income subject to the tax include U.S.-source interest and dividends and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends. The information to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, payments to foreign entities that are not financial institutions will be subject to withholding tax unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on their status and the status of the intermediaries through which they hold their Units, Non-U.S. Unitholders could be subject to this 30% withholding tax with respect to distributions on their Units and proceeds from the sale of their Units.

Other Tax Considerations

In addition to federal income taxes, Unitholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USGO does business or owns property or where the Unitholders reside. Although an analysis of those various taxes is not presented here, each prospective Unitholder should consider their potential impact on its investment in USGO. It is each Unitholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Sutherland has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Investment By ERISA Accounts

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of an employee benefit plan as defined in ERISA or a plan as defined in Section 4975 of the Code who has investment discretion should take into account before deciding to invest the plan’s assets in USGO. Employee benefit plans under ERISA and plans under the Code are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA and the Code as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code likely to be raised by your advisors. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USGO and the manner in which Units should be purchased.

Special Investment Considerations

Each plan fiduciary must consider the facts and circumstances that are relevant to an investment in USGO, including the role that an investment in USGO would play in the plan’s overall investment portfolio. Each plan fiduciary, before deciding to invest in USGO, must be satisfied that the investment is prudent for the plan, that the investments of the plan are diversified so as to minimize the risk of large losses, and that an investment in USGO complies with the terms of the plan.

USGO and Plan Assets

A regulation issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed plan assets for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be plan assets of a plan that purchases an equity interest in the statutory trust if the equityinterest purchased is a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

The publicly-offered security exception described above applies if the equity interest is a security that is:

(1)	freely transferable (determined based on the relevant facts and circumstances);

(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The plan asset regulations under ERISA state that the determination of whether a security is freely transferable is to be made based on all the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

The Sponsor believes that the conditions described above are satisfied with respect to the Units of USGO. The Sponsor believes that the Units of USGO therefore constitute publicly-offered securities, and the underlying assets of USGO should not be considered to constitute plan assets of any plan that purchases Units.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving a plan and persons who have certain specified relationships to the plan. In general, Units may not be purchased with the assets of a plan if the Sponsor, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees either:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;

•	exercise any authority or control with respect to management or disposition of the assets of the plan;

•	render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the plan;

•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or

•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in Units is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in Units constitutes an arrangement under which USGO is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the Units, (3) the investing plan, by itself, has the authority or influence to cause USGO to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USGO to engage in such transactions with such person.

Special IRA Rules

IRAs are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USGO and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the Units will be treated as a distribution from the IRA. Second, IRAs are prohibited from investing in certain commingled investments, and the Sponsor makes no representation regarding whether an investment in Units is an inappropriate commingled investment for an IRA. Third, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Certain employee benefit plans may be governmental plans or church plans. Governmental plans and church plans are generally not subject to ERISA, nor do the prohibited transaction provisions described above apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan must consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USGO (and any continued investment in USGO), or the operation and administration of USGO, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USGO is not to be construed as a representation by the Trust, USGO, the Sponsor, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USGO in light of the circumstances of the particular plan, current tax law and ERISA.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the Units. You should rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, USGO or the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Units in any jurisdiction where the offer or sale of the Units is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USGO a registration statement on Form S-1 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USGO or the Units, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust, USGO and the Units can also be obtained from USGO’s website, which is www.unitedstatesgasoilfund.com. USGO’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the Exchange Act and will file certain reports and other information with the SEC under the Exchange Act. The Sponsor will file an updated prospectus annually for USGO pursuant to the 1933 Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, DC 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

UNITED STATES GASOIL FUND

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-
Statement of Financial Condition as of [ ]	F-
Notes to Statement of Financial Condition	F-

[Financial Statements to be added by pre-effective amendment to the registration statement]

F-1

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms have the meanings set forth after such term:

1933 Act: The Securities Act of 1933.

Administrator: Brown Brothers Harriman & Co., Inc.

Authorized Purchaser: One that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USGO.

Benchmark Futures Contracts: The near month contract to expire for gasoil futures contracts traded on the ICE Futures Europe except when the near month contract is within two weeks of expiration, in which case the Benchmark Futures Contract will be the next month contract to expire for gasoil futures contracts traded on the ICE Futures Europe.

Business Day: Any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading.

CEA: Commodity Exchange Act.

CFMA: Commodity Futures Modernization Act of 2000.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities or some other benchmark, that is submitted to a central clearinghouse after it is either traded over-the-counter or on an exchange or other trading platform.

Code: Internal Revenue Code.

Commodity Interests: Futures Contracts and Other Gasoil-Related Investments.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

Creation Basket:A block of 100,000 Units used by USGO to issue Units.

Custodian:Brown Brothers Harriman & Co., Inc.

Dodd-Frank Act:“The Dodd-Frank Wall Street Reform and Consumer Protection Act” that was signed into law on July 21, 2010.

DTC:The Depository Trust Company. DTC will act as the securities depository for the Units.

DTC Participant: An entity that has an account with DTC.

Exchange Act: The Securities Exchange Act of 1934.

FINRA:Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for commodities that are traded on the New York Mercantile Exchange, ICE Futures or on other foreign exchanges.

Futures Exchanges: NYMEX, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. and other foreign exchanges.

APP - 1

General Partner: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, and which is the general partner of each of the Related Public Funds.

ICE Futures: Collectively, ICE Futures Europe, ICE Futures U.S., ICE Futures Canada

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

Limited Liability Company (LLC):A type of business ownership combining several features of corporation and partnership structures.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

NAV: Net Asset Value of a Fund.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

1933 Act: The Securities Act of 1933.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Gasoil-Related Investments: Other Gasoil-Related investments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and over-the-counter transactions that are based on the price of commodities, Futures Contracts and indices based on the foregoing.

Over-the-Counter Derivative, OTC Derivative, Over-the-Counter Contract, OTC Contract, Over-the-Counter Transaction or OTC Transaction: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Redemption Basket: A block of 100,000 Units used by USGO to redeem Units.

Related Public Funds: USOF, USNG, US12OF, UGA, USHO, USSO, US12NG, USBO, USCI, USMI, USAI and USCUI.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Sponsor: United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USGO and the other Funds.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

Swap Contract: An over-the-counter derivative that generally involves an exchange of a stream of payments between the contracting parties based on a notional amount and a specified index.

Tracking Error: Possibility that the daily NAV of USGO will not track the Benchmark Futures Contract.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Funds Trust I.

Trust Agreement: The Declaration of Trust and Trust Agreement of the Trust effective as of September 8, 2011.

UGA: United States Gasoline Fund, LP.

UNGD: United States Natural Gas Double Inverse Fund.

Unitholders: Holders of Units.

Units: Common units representing fractional undivided beneficial interests in USGO.

US12NG: United States 12 Month Natural Gas Fund, LP.

US12OF: United States 12 Month Oil Fund, LP.

USAI: United States Agriculture Index Fund.

USBO: United States Brent Oil Fund, LP.

USCI: United States Commodity Index Fund.

USCUI: United States Copper Index Fund.

APP - 2

USGO: United States Gasoil Fund

USNGDI: United States Natural Gas Double Inverse Fund.

USHO: United States Heating Oil Fund, LP.

USMI: United States Metals Index Fund.

USNG: United States Natural Gas Fund, LP.

USOF: United States Oil Fund, LP.

USSF: United States Sugar Fund.

USSO: United States Short Oil Fund, LP.

Valuation Day: Any day as of which USGO calculates its NAV.

You: The owner of Units.

APP - 3

APPENDIX B

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

UNITED STATES COMMODITY FUNDS TRUST I

Dated as of September 8, 2011

By and Between

UNITED STATES COMMODITY FUNDS LLC,

as Sponsor

and

WILMINGTON TRUST NATIONAL ASSOCIATION,

as Delaware Trustee

APP-4

UNITED STATES COMMODITY FUNDS TRUST I

DECLARATION OF TRUST

AND TRUST AGREEMENT

This DECLARATION OF TRUST AND TRUST AGREEMENT of UNITED STATES COMMODITY FUNDS TRUST I (the “Trust”) is made and entered into as of September 8, 2011, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust National Association, a national banking association, as Delaware trustee.

WHEREAS, the Sponsor formed the Trust on September 8, 2011, as a statutory trust organized in series, pursuant to the Delaware Statutory Trust Act;

WHEREAS, the Sponsor and the Trustee desire to enter into an Agreement which states those terms and conditions upon which the Trust shall be administered, as hereinafter provided (“Initial Trust Agreement”).

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 7.1(d).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Sponsor.

“Affiliate” means, when used with reference to a specified Person, (i) any Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person or (ii) any Person that is an officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity.

“Authorized Purchaser” means a Person that is a DTC Participant (as defined in Section 4.6(c)) and has entered into an Authorized Purchaser Agreement that, at the relevant time, is in full force and effect.

“Authorized Purchaser Agreement” means an agreement between the Sponsor, the Trust and an Authorized Purchaser, as the same may be amended or supplemented from time to time in accordance with its terms.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Book-Tax Disparity” means, with respect to any property held by a Fund, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7.6 in the case of contributed property, and as adjusted from time to time in accordance with Section 7.1(d)) and the adjusted basis thereof for United States federal income tax purposes, as of such date of determination.

“Business Day” means any day other than a day on which either the Exchange or the applicable Fund’s Futures Exchange is closed for regular trading.

“Capital Account” shall have the meaning assigned to such term in Section 7.1(a).

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“Capital Contribution” means, with respect to any Unitholder of a Fund, the amount of money and the fair market value of any property (other than money) contributed to the Fund by such Unitholder.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means that certain Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on September 8, 2011, as may be amended from time to time, pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the United States Commodity Futures Trading Commission, and any successor thereto.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commodity” means a traded physical commodity.

“Commodity Contract” means a contract for the purchase or sale of a Commodity or any other contract whose value is determined by reference to the value of a Commodity, one or more Commodities, including a Commodity-based forward contract, futures contract, swap, option or other over the counter transaction.

“Covered Person” means the Trustee, the Sponsor and their respective Affiliates.

“Creation Basket” means a basket of 100,000 Units of a Fund, or such greater or lesser number of Units as the Sponsor may determine from time to time for each Fund.

“Creation Basket Deposit” of a Fund means the Deposit made by an Authorized Purchaser in connection with a Purchase Order and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order by (ii) the Net Asset Value Per Basket of such Fund calculated on the Purchase Order Date.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code,
12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Deliver,” “Delivered” or “Delivery” means, when used with respect to Units, either (A) one or more book-entry transfers of such Units to an account or accounts at the Depository designated by the Person entitled to such delivery for further credit as specified by such Person or (B) if the Depository ceases to make its book-entry settlement system available for the Units, execution and delivery at the Trust’s principal office of one or more certificates evidencing those Units.

“Deposit” means the amount of cash or other property contributed or agreed to be contributed to the Trust by any Authorized Purchaser or by the Sponsor, as applicable, in accordance with Article IV hereof.

“Depository” or “DTC” means The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the Sponsor as specified herein.

“Depository Agreement” means the Letter of Representations relating to each Fund from the Sponsor to the Depository in connection with the initial issuance of Units of such Fund, as the same may be amended or supplemented from time to time.

“Distributor” means ALPS Distributors, Inc. or any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Sponsor.

“DTC Participants” shall have the meaning assigned to such term in Section 4.6(c).

“Event of Withdrawal” means the filing of a certificate of dissolution or cancellation of the Sponsor, the revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter), or the provision of written notice by the Sponsor of its withdrawal as Sponsor in accordance with Section 5.12(a) of this Trust Agreement.

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“Exchange” means NYSE Arca, Inc. or, if the Units of any Fund shall cease to be listed on such exchange and are listed on one or more other exchanges, the exchange on which the Units of such Fund are principally traded, as determined by the Sponsor.

“Fiscal Year” shall have the meaning assigned to such term in Article XI hereof.

“Fund” means a Fund established and designated as a series of the Trust as provided in Section 4.2(a).

“Futures Exchange” means the contract market or derivatives transaction execution facility on which futures contracts or other investments relating to any underlying Commodities that comprise a Fund’s principal investment focus are principally traded, including but not limited to the New York Mercantile Exchange, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

“Global Certificates” means the global certificate or certificates for each Fund issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit A.

“ICE Futures” means ICE Futures Europe, ICE Futures U.S. and/or ICE Futures Canada.

“Indirect Participants” shall have the meaning assigned to such term in Section 4.6 (c).

“Initial Contribution” shall have the meaning assigned to such term in Section 7.1(a).

“Initial Trust Agreement” means the Declaration of Trust and Trust Agreement of the Trust dated September 8, 2011.

“Internal Revenue Service” or “IRS” means the United States Internal Revenue Service or any successor thereto.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 14.2.

“Management Fee” means the management fee paid to the Sponsor pursuant to this Agreement.

“Net Asset Value” at any time means the total assets in the Trust Estate of a Fund as reasonably determined by the Sponsor or its designee including, but not limited to, all cash and cash equivalents, other debt securities or other property, less total expenses and liabilities of such Fund, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. The amount of any distribution made pursuant to Article VII hereof shall be a liability of such Fund from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit of a Fund by the number of Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value of a Fund divided by the number of Units of a Fund outstanding on the date of calculation.

“NFA” means the National Futures Association.

“Order Cut-Off Time” means such time as disclosed in the Prospectus by which orders for creation or redemption of Baskets must be placed.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 5.8(a)(ii).

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“Percentage Interest” means, as to each Unitholder, the portion (expressed as a percentage) of the total outstanding Units held by such Unitholder.

“Person” means any natural person, or any partnership, limited liability company, trust, estate, corporation, association or other legal entity, in its own or any representative capacity.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Fund, constituting a part of the Registration Statement for such Fund filed with the SEC and declared effective thereby, as such prospectus may at any time and from time to time be supplemented.

“Purchase Order” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Purchase Order Date” shall have the meaning assigned thereto in Section 4.5(a)(i).

“Reconstituted Trust” shall have the meaning assigned thereto in Section 14.1(a).

“Redemption Basket” means the minimum number of Units of a Fund that may be redeemed pursuant to Section 8.1, which shall be the number of Units of such Fund constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash or the combination of United States Treasury securities, cash and/or cash equivalents or other securities or property to be delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 8.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 8.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 8.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 8.1(d).

“Registration Statement” means a registration statement filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any rules or regulations thereunder, on Form S-1 or Form S-3 or any successor form or any other SEC registration statement form that the Trust may be permitted to use, as any such form may be amended from time to time, pursuant to which the Trust registered Units, as such Registration Statement may at any time and from time to time be amended.

“SEC” means the United States Securities and Exchange Commission.

“Unitholder” means, with respect to any Unit, the Person who owns the ultimate economic beneficial interest in such Unit and does not hold the Unit as a mere nominee or custodian for another Person.

“Units” means the units of fractional undivided beneficial interest in a Fund.

“Sponsor” means United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and controls the investments and other decisions of the Funds, and any successor thereto or any substitute therefore as provided herein.

“Sponsor’s Units” means the units issued by a Fund to the Sponsor pursuant to Section 2.3, evidencing the Sponsor’s beneficial interests in the net assets of such Fund.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 8.1(d).

“Tax Matters Partner” means the Sponsor or any successor in its capacity as the “tax matters partner” designated to represent a Fund in certain federal income tax matters pursuant to subchapter C of chapter 63 of the Code or under any comparable provisions of state or local law.

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“Transaction Fee” shall have the meaning assigned thereto in Section 4.5(d).

“Trust” means United States Commodity Funds Trust I, the Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Declaration of Trust and Trust Agreement as the same may be amended from time to time.

“Trustee” means Wilmington Trust National Association, or any successor thereto as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Fund, all property and cash held by such Fund.

“Unrealized Gain” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any property of a Fund means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 7.1(d)) as of such date of determination.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Name. The name of the Trust shall be “United States Commodity Funds Trust I” in which name the Trustee and the Sponsor may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

Section 2.2 Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust National Association, a national banking association, with its principal place of business in the State of Delaware, which is located at 1100 North Market Street, Wilmington, Delaware
19890-0001 or at such other address in the State of Delaware as the Trustee may designate in writing to the Sponsor. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be located at 1320 Harbor Bay Parkway, Suite 145, Alameda, California 94502. The Trust may maintain such other offices at such other places as the Sponsor deems advisable.

Section 2.3 Declaration of Trust. The Sponsor contributed the sum of $1,000 as an initial contribution to the capital of the Trust and as consideration for the Sponsor’s Units in [United States Gasoil Fund (“USGO”] designated in Section 4.2 hereof, and shall also contribute a sum of $1,000 as consideration for the Sponsor’s Units in each additional Fund designated in Section 4.2 hereof. The initial contribution to USGO is held, and any similar contributions to additional Funds shall be held, in bank accounts in the name of the Trust controlled by the Sponsor, which amount shall constitute the initial trust estate. The trust estate shall be held in trust for the Sponsor. The Sponsor agrees that upon the initial public offering of any additional Fund formed pursuant to this Trust Agreement, the initial capital contribution made by it to a Fund upon such Fund’s formation shall be deemed payment for the Sponsor’s Units in such Fund. The Sponsor declares that the Trust Estate of each Fund will be held in the name of the Trust and each Fund, as applicable, for the benefit of such Fund’s Unitholders for the purposes of, and subject to the terms and conditions set forth in, this Agreement. It is the intention of the Parties hereto to create a statutory trust under the Delaware Trust Statute, organized in series or Funds, and that this Trust Agreement shall

5

constitute the governing instrument of the Trust. Nothing in this Trust Agreement shall be construed to make the Unitholders of any Fund members of a limited liability company, joint stock association, corporation or, except for tax purposes as provided in Section 2.5, partners in a partnership. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and, to the extent not inconsistent with this Trust Agreement, in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trust was formed on September 8, 2011, at which time the Trustee filed the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 2.4 Purposes and Powers. The purpose and powers of the Trust and each Fund shall be: (a) to implement the investment objective of each Fund as contemplated by the Prospectus; (b) to enter into any lawful transaction and engage in any lawful activity in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Sponsor, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes, business, protection and benefit of the Trust and the Trust shall have all of the powers specified in this Section 2.4 hereof, including, without limitation, all of the powers which may be exercised by a Trustee or Sponsor on behalf of the Trust under this Trust Agreement. Except to the extent expressly set forth in Section 2.2(a) and this Article II, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute.

Section 2.5 Tax Matters.

(a) Subject to Section 4.9(b), the Sponsor, and each Unitholder by virtue of its purchase of Units in a Fund, (i) express their intent that the Units of such Fund qualify under applicable tax law as interests in a partnership, and (ii) agree to file U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of such Fund as a partnership in which each of the Unitholders thereof is a partner. The Tax Matters Partner or the Unitholders (as appropriate) will make or refrain from making any tax elections to the extent necessary to obtain treatment consistent with the foregoing. The Sponsor shall not be liable to any Person for the failure of any Fund to qualify as a partnership under the Code or any comparable provision of the laws of any State or other jurisdiction where such treatment is sought.

(b) The Sponsor shall obtain a separate federal taxpayer identification number for each Fund prior to the commencement of the Fund’s operations. The Sponsor, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of a Fund for each year for which such returns are required to be filed and shall timely file or cause to be timely filed such returns and timely pay or cause to be timely paid, out of the Trust Estate of such Fund, any taxes, assessments or other governmental charges owing with respect to the Fund. The Trustee and the Administrator shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to a Fund. The Sponsor shall deliver or cause to be delivered to each Unitholder of a Fund and the broker or nominee through which a Unitholder owns its Units an IRS Schedule K-1 and such other information, if any, with respect to the Fund as may be necessary for the preparation of the federal income tax or information returns of such Unitholder, including a statement showing the Unitholder’s share of the Fund’s items of income, gain, loss, expense, deduction and credit for the Fiscal Year for federal income tax purposes, as soon as practicable after the last day of the Fiscal Year but not later than March 15 of the following year.

(c) Except as provided herein, the Tax Matters Partner may, in its sole discretion, cause a Fund to make, or refrain from making, any tax elections that the Tax Matters Partner reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code.

(d) Each Unitholder of a Unit in a Fund, by its acceptance or acquisition of a beneficial interest therein, agrees to furnish the Sponsor with such representations, forms, documents or other information as may be necessary to enable such Fund to comply with its U.S. federal income tax reporting obligations in respect of such Unit, including an Internal Revenue Service Form W-9 (or the substantial equivalent thereof) in the case of a Unitholder that is a United States person within the meaning of the Code or an Internal Revenue Service Form W-8BEN or other applicable form in the case of a Unitholder that is not a United States person. The Fund shall file any

6

required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Unitholder, shall remit amounts withheld with respect to the Unitholder to the applicable tax authorities. To the extent that the Sponsor reasonably believes that the Fund is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Unitholder, the Fund may withhold such amounts and treat the amounts withheld as distributions of cash to the Unitholder in the amount of the withholding and reduce the amount of cash or other property otherwise distributable to such Unitholder. If an amount required to be withheld was not withheld, the Fund may reduce subsequent distributions to such Unitholder by the amount of such required withholding. In the event of any claimed over-withholding, Unitholders shall be limited to an action against the applicable jurisdiction.

(e) By its acceptance of a beneficial interest in a Unit, a Unitholder waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Unitholder provides, or has previously provided, to any broker or nominee through which it owns its Units, to the extent such representations, forms, documents or information may be necessary to enable the Fund to comply with its withholding tax and backup withholding tax and information reporting obligations or to make basis adjustments under Section 754 of the Code with respect to the Units. Furthermore, the parties hereto, and by its acceptance or acquisition of a beneficial interest in a Unit, a Unitholder, acknowledge and agree that any broker or nominee through which a Unitholder holds its Units shall be a third party beneficiary to this Trust Agreement for the purposes set forth in this Section 2.5.

(f) The Sponsor is specifically authorized to act as the “Tax Matters Partner” under the Code for each Fund and in any similar capacity under state or local law. The Tax Matters Partner shall have the authority without any further consent of Fund Unitholders being required (except as specifically required herein) to make any and all elections for federal, state, local, and foreign tax purposes including any election, if permitted by applicable law: (i) to make the election provided for in Code Section 6231(a)(1)(B)(ii); (ii) to adjust the basis of the Fund’s assets pursuant to Code Sections 754, 734(b) and 743(b) or comparable provisions of state, local, or foreign law, in connection with transfers of Units and distributions; (iii) to extend the statute of limitations for assessment of tax deficiencies against the Unitholders with respect to adjustments to the Fund’s federal, state local, or foreign tax returns; and (iv) to the extent provided in Code Sections 6221 through 6231 and similar provisions of federal, state, local, or foreign law, to represent the Fund and its Unitholders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Fund or the Unitholders in their capacities as Unitholders and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unitholders with respect to such tax matters or otherwise affect the rights of the Fund and its Unitholders.

(g) By its acceptance of a beneficial interest in a Unit of a Fund, a Unitholder agrees to the designation of the Sponsor as the initial Tax Matters Partner of the Fund. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. The Tax Matters Partner of a Fund shall be authorized to exercise all rights and responsibilities conferred upon a Tax Matters Partner under Sections 6221-6234 of the Code with respect to such Fund, including, without limitation: (i) handling all audits and other administrative proceedings conducted by the IRS with respect to the Fund; (ii) extending the statute of limitations with respect to the Fund’s partnership tax returns; (iii) entering into a settlement with the IRS with respect to the Fund’s partnership items on behalf of those Limited Owners having less than a 1% interest in the Fund; and (iv) filing a petition or complaint with an appropriate U.S. federal court for review of a final partnership administrative adjustment.

(h) The Sponsor shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Trust Agreement.

Section 2.6 General Liability of Unitholders. Subject to Sections 9.1 and 9.3 hereof, no Unitholder, other than the Sponsor to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Fund.

Section 2.7 Legal Title. Legal title to all of the Trust Estate of each Fund shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Sponsor or any other Person (other than a Unitholder) as nominee.

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Section 2.8 Series Trust. The Trust is a series trust pursuant to Sections 3804(a) and 3806(b)(2) of the Statutory Trust Act. The Units of the Trust shall be divided into series, each a Fund, as provided in Section 3806(b)(2) of the Delaware Trust Statute. Separate and distinct records shall be maintained for each Fund and the assets associated with a Fund shall be held in such separate and distinct records (directly or indirectly, including a nominee or otherwise) and accounted for in such separate and distinct records separately from the assets of any other Fund. The use of the terms “Trust”, “Fund” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on inter-series liability as set forth in Section 3804 of the Delaware Trust Statute.

Section 2.9 Derivative Actions.

(a) No person who is not a Unitholder of a particular Fund shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust with respect to such Fund. No Unitholder of a Fund may maintain a derivative action on behalf of the Trust with respect to such Fund unless holders of a least ten percent (10%) of the outstanding Units of such Fund join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Act, a Unitholder may bring a derivative action on behalf of the Trust with respect to a Fund only if the following conditions are met: (i) the Unitholder or Unitholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed; and a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Unitholder demand by virtue of the fact that the Sponsor receives remuneration for its service as the Sponsor or as a sponsor of one or more companies that are under common management with or otherwise affiliated with the Trust; and (ii) unless a demand is not required under clause (i) of this paragraph, the Sponsor must be afforded a reasonable amount of time to consider such Unitholder request and to investigate the basis of such claim; and the Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Sponsor determines not to bring such action.

ARTICLE III

THE TRUSTEE

Section 3.1 Term; Resignation.

(a) The Trust shall have only one trustee unless otherwise determined by the Sponsor. Wilmington Trust National Association has been appointed and hereby agrees to serve as the Trustee of the Trust. The Sponsor is entitled to appoint additional Trustees and remove any Trustee without cause and appoint a successor Trustee in accordance with the terms hereof at any time. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust.

(b) Any Trustee of the Trust, including the current Trustee, may resign upon 60 days’ prior written notice to the Sponsor and the other Trustee(s), if any; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Sponsor in accordance with Section 3.5. If the Sponsor does not appoint a successor trustee within such 60-day period, the Trustee may, at the expense of the Trust, petition a court to appoint a successor trustee. Any person into which the Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

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Section 3.2 Powers. Except to the extent expressly set forth in Section 2.2(a) and this Article III, the duty and authority to manage the business and affairs of the Trust is hereby vested in the Sponsor, which duty and authority the Sponsor may delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in the Trust Agreement. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Trustee shall not have any implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust or any Fund. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 3.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Sponsor or an Affiliate of the Sponsor (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor or an Affiliate of the Sponsor (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

Section 3.4 Indemnification. The Sponsor agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless, the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of any of the Indemnified Parties. The indemnities contained in this Section 3.4 shall survive the termination of this Trust Agreement, the termination of the Trust or the removal or resignation of the Trustee.

Section 3.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807(a) of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

Section 3.6 Liability of Trustee. Except as otherwise provided in this Article III, the Trustee acts solely as trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust or any Fund is a party shall look only to the appropriate Fund’s Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Sponsor as set forth in Section 2.6 hereof.

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The Trustee shall not be liable or accountable hereunder to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a)	The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement, any agreement contemplated hereunder, or for the form, character, genuineness, sufficiency, value or validity of any Trust Estate or any Units;

(b)	The Trustee shall not be liable for any actions taken or omitted to be taken by it in good faith in accordance with the instructions of the Sponsor;

(c)	The Trustee shall not have any liability for the acts or omissions of the Sponsor or its delegatees, any beneficial owners or any other person;

(d)	The Trustee shall not have any duty or obligation to supervise or monitor the performance of, or compliance with this Trust Agreement by, the Sponsor or its delegatees or any beneficial owner of the Trust.

(e)	No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f)	Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any Fund other agreements to which the Trust or any Fund is a party; and

(g)	Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

Section 3.7 Reliance; Advice of Counsel.

(a) The Trustee is authorized to take such action or refrain from taking such action under this Trust Agreement as it may be directed in writing by or on behalf of the Sponsor or an Affiliate of the Sponsor from time to time; provided, however, that the Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Trustee in personal liability or is contrary to the terms of this Trust Agreement or of any document contemplated hereby to which the Trust or the Trustee is a party or is otherwise contrary to law. If at any time the Trustee determines that it requires or desires guidance regarding the application of any provision of this Trust Agreement or any other document, or regarding compliance with any direction received by it hereunder, then the Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions by or on behalf of the Sponsor shall constitute full and complete authorization and protection for actions taken and other performance by the Trustee in reliance thereon. Until the Trustee has received such instructions after delivering such notice, it may refrain from taking any action with respect to the matters described in such notice.

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(b) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(c) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith, and (ii) may, at the expense of the Trust, consult with such counsel, accountants and other experts and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

Section 3.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article III shall be deemed not to be a part of any Fund’s Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the applicable Fund’s Trust Estate.

ARTICLE IV

UNITS; DEPOSITS

Section 4.1 General.

(a) The Sponsor shall have the power and authority, without Unitholder approval, to establish and designate one or more series, or Funds, and to issue Units thereof, from time to time as set forth in Section 4.2, as it deems necessary or desirable. Each Fund shall be separate from all other Funds created as series of the Trust in respect of the assets and liabilities allocated to that Fund and shall represent a separate investment portfolio of the Trust. The Sponsor shall have exclusive power to fix and determine the relative rights and preferences as between the Units of the Funds as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Funds shall have separate voting rights or no voting rights.

(b) The Sponsor may, without Unitholder approval, divide or subdivide Units of any Fund into two or more classes or subclasses, Units of each such class or subclass having such preferences and special or relative rights and privileges as the Sponsor may determine as provided in Section 4.3. The fact that a Fund shall have been initially established and designated without any specific establishment or designation of classes or subclasses shall not limit the authority of the Sponsor to divide a Fund and establish and designate separate classes or subclasses thereof.

(c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Sponsor may divide or combine the Units of any Fund or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Fund or class thereof. The Sponsor may issue Units of any Fund or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, split or reverse split), all without action or approval of the Unitholders of such Fund. All Units when so issued on the terms determined by the Sponsor shall be fully paid and non-assessable. The Sponsor may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Fund or class thereof into one or more series or classes thereof that may be established and designated from time to time. The Sponsor may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Fund or class thereof reacquired by the Trust. Unless otherwise determined by the Sponsor, treasury Units shall not be deemed cancelled.

(d) The Units of each Fund shall initially be a single class.

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(e) No certificates or other evidence of beneficial ownership of the Units will be issued for Sponsor’s Units. Global Certificates will be issued in accordance with Section 4.5(e) of this Agreement for all Units of a Fund other than the Sponsor’s Units of such Fund.

(f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

Section 4.2 Establishment of Series, or Funds, of the Trust.

(a) Without limiting the authority of the Sponsor set forth in Section 4.2(b) to establish and designate any further series, the Sponsor has established and designated one initial series or Fund, [United States Gasoil Fund (“USGO”)], and hereby establishes and designates additional series, or Funds, as shown in Exhibit C, which may be amended from time to time.

The provisions of this Article IV shall be applicable to each of the Funds shown in Exhibit C and any further Fund that may from time to time be established and designated by the Sponsor as provided in Section 4.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Sponsor with respect to any Fund created after the initial formation of the Trust in this Agreement or any other written instrument creating such additional Fund.

(b) The establishment and designation of any series, or Funds, other than those set forth above shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such establishment and designation and the relative rights and preferences of such series, or Funds, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Fund previously established and designated, the Sponsor may by an instrument executed by it abolish that Fund and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.3 Establishment of Classes and Sub-Classes. The division of any series, or Funds, into two or more classes or sub-classes of Units thereof and the establishment and designation of such classes or sub-classes of Units shall be effective upon the execution by the Sponsor of an instrument in substantially the form attached hereto as Exhibit B setting forth such division, and the establishment, designation, and relative rights and preferences of such classes of Units, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes of Units of any Fund may differ in such respects as the Sponsor may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class of Units previously established and designated, the Sponsor may by an instrument executed by it abolish that class or sub-class of Units and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

Section 4.4 Offer of Units. With respect to each Fund, during the period commencing with the initial effective date of the Prospectus of the Fund and ending no later than immediately prior to the time Units of such Fund begin trading on an Exchange, such Fund shall offer Units to Authorized Purchasers in Creation Baskets pursuant to SEC Rule 415, at an offering price as specified in the prospectus for each Fund. After such period, each Fund shall continue to offer Units in Creation Baskets at the Net Asset Value Per Basket of such Fund. The Sponsor shall make such arrangements for the sale of the Units as it deems appropriate. The offering for each Fund shall be made on the terms and conditions set forth in the Prospectus for such Fund.

Section 4.5 Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in an attachment to the Authorized Purchaser Agreement for each Fund, which may be amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets for each Fund. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets, which may be issued by each Fund is unlimited.

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(i) On any Business Day, an Authorized Purchaser may submit to the Sponsor or its designee a purchase order to subscribe for and agree to purchase one or more Creation Baskets for the applicable Fund (such request by an Authorized Purchaser, a “Purchase Order”) in the manner provided in the Authorized Purchaser Agreement. Any Purchase Order must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Date”). By placing a Purchase Order, an Authorized Purchaser agrees to deposit cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Trust. Failure to do so shall result in the cancellation of the Purchase Order. The Sponsor or its designee will process Purchase Orders only from Authorized Purchasers with respect to which the Authorized Purchaser Agreement for the Fund is in full force and effect. The Sponsor or its designee will maintain and provide to Unitholders upon request a current list of the Authorized Purchasers for each Fund with respect to which the Authorized Purchaser Agreement is in full force and effect.

(ii) Any Purchase Order is subject to rejection by the Sponsor or its designee pursuant to Section 4.5(c). The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities that may be included in Creation Basket Deposits and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(iii) After accepting an Authorized Purchaser’s Purchase Order, the Sponsor or its designee will issue and deliver Creation Baskets to fill an Authorized Purchaser’s Purchase Order on the third Business Day following the Purchase Order Date, but only if by such time the Sponsor or its designee has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust, the Creation Basket Deposit due from the Authorized Purchaser submitting the Purchase Order. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and/or the amount of cash, including the maximum permitted remaining maturity of a Treasury and the proportions of Treasuries and cash, that may be included in Deposits to create Baskets and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day. The Sponsor or its designee will obtain from each Authorized Purchaser an acknowledgment that it has received a copy of the Prospectus prior to accepting any Purchase Order.

(b) Deposit with the Depository. Upon issuing a Creation Basket for any Fund pursuant to a Purchase Order, the Sponsor will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Authorized Purchaser that submitted the Purchase Order.

(c) Rejection. For each Fund, the Sponsor or its designee shall have the absolute right, but shall have no obligation, to reject any Purchase Order or Creation Basket Deposit: (i) determined by the Sponsor or its designee not to be in proper form; (ii) determined by the Sponsor not to be in the best interest of the Unitholders; (iii) that, due to position limits or otherwise, the Sponsor determines investment alternatives that will enable a Fund to meet its investment objective are not available to such Fund at that time; (iv) the acceptance or receipt of which would have adverse tax consequences to the Trust, the Fund or the Fund’s Unitholders; (v) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; (vi) if circumstances outside the control of the Sponsor or its designee make it, for all practical purposes, not feasible, as determined by the Sponsor in its sole discretion, to process creations of Creation Baskets; or (vii) for any other reason set forth in the Authorized Purchaser Agreement entered into with that Authorized Purchaser. Neither the Sponsor nor its designee shall be liable to any person by reason of the rejection of any Purchase Order or Creation Basket Deposit.

(d) Transaction Fee. For each Fund, a non-refundable transaction fee will be payable by an Authorized Purchaser to the Sponsor for its own account in connection with each Purchase Order pursuant to this Section 4.5 and in connection with each Redemption Order of such Authorized Purchaser pursuant to Section 8.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $1,000, but may be changed as provided below. Even though a single Purchase Order or Redemption Order may relate to multiple Creation Baskets or Redemption Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order for a Fund. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Sponsor.

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(e) Global Certificate Only. Certificates for Creation Baskets of a Fund will not be issued, other than the Global Certificates issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 4.6.

(f) Replacement of Depository. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units of any Fund by giving notice to the Sponsor pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Sponsor shall take action to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Sponsor or, if such a replacement is unavailable, to either (i) terminate the Trust or specific Funds, as applicable, or (ii) execute and deliver separate certificates evidencing Units registered in the names of the Unitholders thereof, with such additions, deletions and modifications to this Trust Agreement and to the form of certificate evidencing Units as the Sponsor deems necessary or appropriate.

Section 4.6 Book-Entry-Only System, Global Certificates.

(a) Global Certificates. The Trust and the Sponsor will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Units of each Fund. Units of each Fund will be represented by the Global Certificates (which may consist of one or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Units will be issued. The Global Certificates for each Fund shall be in the form attached hereto as Exhibit A or described therein and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units of a Fund from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the Sponsor on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Certificate issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Sponsor as follows: The Depository is a limited-purpose trust company organized under the laws of the State of New York, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depository was created to hold securities of its participants (the “DTC Participants”) and to facilitate the clearance and settlement of securities transactions among the DTC Participants in such securities through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository’s system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Unitholders. As provided in the Depository Agreement, upon the settlement date of any creation, transfer or redemption of Units of a Fund, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Sponsor on behalf of each Fund and

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each Authorized Purchaser, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Unitholders will be shown on, and the transfer of Units will be effected only through, in the case of DTC Participants, the records maintained by the Depository and, in the case of Indirect Participants and Unitholders holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants or Indirect Participants. Unitholders are expected to receive, from or through the broker or bank that maintains the account through which the Unitholder has purchased Units, a written confirmation relating to their purchase of Units.

(e) Reliance on Procedures. Unitholders will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form. Accordingly, to exercise any rights of a holder of Units under the Trust Agreement, a Unitholder must rely on the procedures of the Depository and, if such Unitholder is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Unitholder holds its interests. The Trust and the Sponsor understand that under existing industry practice, if the Trust or any Fund requests any action of a Unitholder, or a Unitholder desires to take any action that the Depository or its nominee, as the record owner of all outstanding Units of each Fund, is entitled to take, (1) in the case of a Trust request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Unitholder, and (2) in the case of a request or authorization to act being sought or given by a Unitholder, such request or authorization is given by such Unitholder and relayed back to the Trust or such Fund through each Indirect Participant and DTC Participant through which the Unitholder’s interest in the Units is held.

(f) Communication between the Trust and the Unitholders. As described above, the Trust and the Funds will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Unitholders will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Funds upon request and for a fee to be charged to the Funds a listing of the Unit holdings of each DTC Participant. The Trust or the Funds shall inquire of each such DTC Participant as to the number of Unitholders holding Units of a Fund, directly or indirectly, through such DTC Participant. The Trust or the Funds shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Unitholders. In addition, the Funds shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Any distributions on Units pursuant to Section 7.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Trust and the Sponsor expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Trust and the Sponsor also expect that payments by DTC Participants to Indirect Participants and Unitholders holding Units through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Funds, the Trustee or the Sponsor will have any responsibility or liability for any aspects of the records relating to or notices to Unitholders, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Unitholders owning through such DTC Participants or Indirect Participants or between or among the Depository, any Unitholder and any person by or through which such Unitholder is considered to own Units.

(h) Limitation of Liability. Each Global Certificate to be issued hereunder is executed and delivered solely on behalf of the Trust by the Sponsor, as Sponsor, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the

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part of the Trust in each Global Certificate are made and intended not as personal representations, undertakings and agreements by the Sponsor or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Certificate shall be construed as creating any liability on the Sponsor or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 4.6.

Section 4.7 Assets. All consideration received by a Fund for the issue or sale of Units together with such Fund’s Trust Estate in which such consideration is invested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, shall belong to each Fund for all purposes, subject only to the rights of creditors of such Fund and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such Fund.

Section 4.8 Liabilities of Funds.

(a) The Trust Estate belonging to each particular Fund shall be charged with the liabilities of the Trust in respect of that Fund and only that Fund, and all expenses, costs, charges, indemnities and reserves attributable to that Fund. Any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular Fund shall be allocated and charged by the Sponsor to and among any one or more of the Funds established and designated from time to time in such manner and on such basis as the Sponsor in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Sponsor shall be conclusive and binding upon all Unitholders for all purposes. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation or claim represented thereby to that Fund and its assets.

(b) Without limiting the foregoing provisions of this Section 4.8, but subject to the right of the Sponsor in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses (“Claims”) incurred, contracted for or otherwise existing with respect to a particular Fund shall be enforceable against the assets of such Fund only, and not against the assets of the Trust generally or of any other Fund. Notice of this limitation on inter-series liabilities is set forth in the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on inter-series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) became applicable to the Trust and each Fund. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Fund shall include a recitation limiting the obligation on the Units represented thereby to that Fund and its assets, but the absence of such a provision shall not be construed as creating recourse to any other Fund or any other person.

(c) Any agreement entered into by the Trust, any Fund, or the Sponsor, on behalf of the Trust generally or any Fund, including, without limitation, the Purchase Order entered into with each Authorized Purchaser, will include language substantially similar to the language set forth in Section 4.8(b).

Section 4.9 Voting Rights. The Unitholders shall have the limited voting rights as set forth in this Agreement.

(a) Unless approved by at least a majority of the Unitholders of the applicable Fund, the Sponsor shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Fund, to the extent it would materially and adversely affect such Fund’s Unitholders, to be taxable other than as a partnership for federal income tax purposes.

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(b) Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the number of Units, or fraction thereof, standing in its name on the books of the applicable Fund.

Section 4.10 Equality. Except as provided herein or in an instrument establishing a Fund, all Units of a Fund shall represent an equal proportionate beneficial interest in the assets of the Fund subject to the liabilities of the Fund, and each Unit shall be equal to each other Unit. The Sponsor may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Fund or in any way affecting the rights of Unitholders.

Section 4.11 Record Dates. Whenever any distribution will be made, or whenever for any reason there is a split, reverse split or other change in the outstanding Units, or whenever the Sponsor shall find it necessary or convenient in respect of any matter, the Sponsor in its sole discretion shall fix a record date for the determination of the Unitholders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, or entitled to act in respect of any other matter for which the record date was set.

ARTICLE V

THE SPONSOR

Section 5.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor as an agent of the Trust and the conduct of the Trust’s business shall be controlled and conducted solely by the Sponsor in accordance with this Trust Agreement.

Section 5.2 Authority of Sponsor. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities;

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor;

(c) To deposit, withdraw, pay, retain and distribute each Fund’s Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of any Registration Statement and supplements and amendments thereto;

(e) To adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws;

(f) To make any necessary determination or decision in connection with the preparation of the Trust’s financial statements and amendments thereto, and any Prospectus;

(g) To prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Securities Exchange Act of 1934, the CE Act, or the rules and regulations thereunder;

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(h) To pay or authorize the payment of distributions to the Unitholders and expenses of each Fund;

(i) Subject to section 2.5(a), to make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law, as the Sponsor shall determine to be in the best interests of the Trust; and

(j) In the sole discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors.

Section 5.3 Obligations of the Sponsor. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Sponsor shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Unitholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Appoint and remove independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purpose and as a “partnership” for U.S. federal income tax purposes;

(f) Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, subject to Section 5.4(b), pledge, mortgage and hypothecate the Trust Estate of each Fund in accordance with the purposes of the Trust and the Registration Statement.

(g) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Sponsor’ s immediate possession or control;

(h) Enter into an Authorized Purchaser Agreement with each Authorized Purchaser and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(i) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Purchase Orders, as described in Section 4.5(a)(i);

(j) For each Fund, in connection with Purchase Order, receive Creation Basket Deposits from Authorized Purchasers;

(k) For each Fund, in connection with Purchase Order, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Authorized Purchaser submitting a Purchase Order for which the Sponsor has received the requisite Transaction Fee and the Trust has received the requisite Deposit, as described in Section 4.5(d);

(l) For each Fund, receive from Authorized Purchasers and process, or cause the Distributor to process, properly submitted Redemption Orders, as described in Section 8.1(a), or as may from time to time be permitted by Section 8.2;

(m) For each Fund, in connection with Redemption Orders, receive from the redeeming Authorized Purchaser through the Depository, and thereupon cancel or cause to be cancelled, Units corresponding to the Redemption Baskets to be redeemed as described in Section 8.1, or as may from time to time be permitted by Section 8.2;

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(n) Interact with the Depository as required; and

(o) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or commodity trading or other advisors.

Section 5.4 General Prohibitions. The Trust and each Fund, as applicable, shall not:

(a) Borrow money from or loan money to any Unitholder (including the Sponsor);

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge, conditional sale or other title retention agreement, charge, security interest or encumbrance, except (i) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (ii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iii) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iv) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA, or (v) the deposit of margin or collateral with respect to the initiation and maintenance of Commodity Contract positions; or

(c) Operate the Trust or a Fund in any manner so as to contravene the requirements to preserve the limitation on inter-series liability set forth in Section 3804 of the Delaware Trust Statute.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust, any Fund, or to any Unitholder or other Covered Person for any loss suffered by the Trust or any Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or the applicable Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Unitholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the applicable Fund without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its Affiliates shall not under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other Person selected by the Sponsor to provide services to the Trust.

Section 5.6 Fiduciary Duty.

(a) To the extent that, at law (common or statutory) or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Funds, the Unitholders or to any other Person, the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Funds, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care set forth in Section 5.5 herein. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Sponsor and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Fund, any Unitholder or any other person. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Sponsor or the Trustee otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor or the Trustee.

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(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Fund or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, the Sponsor shall (i) resolve such conflict of interest, or (ii) take such action or provide for such terms as are fair and reasonable to the Trust, any Fund, any Unitholder or any other Person, as applicable, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust or any Fund, as applicable, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust or any Fund, as applicable, it shall have no duty to communicate or offer such opportunity to the Trust or any Fund, as applicable, and the Sponsor shall not be liable to the Trust, any Fund, or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust or any Fund. The Trust, the Funds and the Unitholders shall not have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom. The pursuit of such ventures, even if competitive with the activities of the Trust or any Fund, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Funds, the Unitholders or any Affiliate of the Trust or the Unitholders.

Section 5.7 Indemnification of the Sponsor.

(a) The Sponsor shall be indemnified by the Trust (or, in furtherance of Section 4.8, by a Fund separately to the extent the matter in question relates to a single Fund or disproportionately affects a specific Fund in relation to other Funds) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or any Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or such Fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or such Fund, as applicable, and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of this Trust Agreement on the part of the Sponsor, and (ii) any such indemnification will only be recoverable from the Trust estate or the applicable estate of such Fund. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

(b) Notwithstanding the provisions of this Section 5.7(a) above, the Sponsor shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

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(c) The Trust and the Funds shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust or any Fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any Fund, as applicable; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust or any Fund, as applicable, in cases in which it is not entitled to indemnification under this Section 5.7.

(e) The term “Sponsor” as used only in this Section 5.7 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust or any Fund, as applicable, and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(f) In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such Unitholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust or such Fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

(g) The payment of any amount by the Trust pursuant to this Section 5.7 shall be subject to Section 4.8 with respect to the allocation of liabilities and other amounts, as appropriate, among the Funds.

Section 5.8 Expenses and Limitations Thereon.

(a) The Sponsor or an Affiliate of the Sponsor shall be responsible for the payment of all Sponsor Expenses incurred in connection with the Trust or any Fund and the initial issuance of the Units of any Fund.

“Sponsor Expenses” shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust, any Fund and the Units under applicable U.S. federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or any Fund or the offering of a Fund’s Units prior to the time such Units begin trading on an Exchange, including, but not limited to, expenses such as: (i) initial registration fees, prepaid licensing fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus for a Fund, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units of a Fund, (iv) travel, telephone and other expenses in connection with the offering and issuance of the Units of a Fund, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, (vi) the routine expenses associated with preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities, and (vii) payment for fees associated with custody and transfer agency services, whether performed by an outside service provider or by Affiliates of the Sponsor.

(b) Except as set forth in Article III and Sections 5.8(a), all ongoing charges, costs and expenses of each Fund’s operation shall be billed to and paid by the applicable Fund. Such costs and expenses shall include, without limitation: (i) the Sponsor’s fee in accordance with Section 5.9; (ii) brokerage and other fees and commissions incurred in connection with the trading activities of the Funds; (iii) expenses incurred in connection with registering additional Units of a Fund or offering Units of a Fund after the time any Units of such Fund have begun trading on an Exchange; (iv) the routine expenses associated with distribution, including printing and mailing, of any monthly, annual and other reports to Unitholders required by applicable U.S. federal and state regulatory authorities; (v) fees and expenses associated with compensation to the directors; (vi) payment for routine services of the Trustee, legal counsel and independent accountants; (vii) payment for fees associated with tax accounting and reporting, routine accounting, bookkeeping, whether performed by an outside service provider or by Affiliates of the Sponsor; (viii) postage and insurance, including directors and officers’ liability insurance; (ix) costs and expenses

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associated with client relations and services; (x) the payment of any distributions related to redemption of Units; (xi) payment of all federal, state, local or foreign taxes payable on the income, assets or operations of the Fund and the preparation of all tax returns related thereto; and (xii) extraordinary expenses (including, but not limited to, indemnification of any Person against liabilities and obligations to the extent permitted by law and required under this Agreement and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation).

Section 5.9 Compensation to the Sponsor. The Sponsor shall be entitled to receive a management fee as compensation for the management and administrative services rendered by Sponsor to the Trust and each Fund (the “Management Fee”). Each Fund shall pay the Sponsor (or such other person or entity designated by the Sponsor) the Management Fee as set forth in such Fund’s current Prospectus. The Sponsor may, in its sole discretion, waive all or part of the Management Fee.

Section 5.10 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any unitholder, officer, director, member, manager, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

Section 5.11 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Sponsor to accomplish such conversion, merger or consolidation), (ii) cause the Units to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust or any Fund to another Fund of the Trust or to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Sponsor to accomplish such sale and conveyance), organized under the laws of the United States or of any state, commonwealth, possession or colony of the United States, for adequate consideration as determined by the Sponsor which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust or any affected Fund, and which may include Units of such other Fund of the Trust or shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time sell or convert into money all or any part of the assets of the Trust or any Fund thereof.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Trust Statute and notwithstanding anything to the contrary contained in this Trust Agreement, an agreement of merger or consolidation approved by the Sponsor in accordance with this Section 5.11 may effect any amendment to the Trust Agreement (other than an amendment adverse to the Trustee without its consent) or effect the adoption of a new trust agreement of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Sponsor may, without Unitholder approval, create one or more statutory or business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust or any Fund thereof may be transferred and may provide for the conversion of Units in the Trust or any Fund thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 5.12 Withdrawal of the Sponsor.

(a) The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon ninety (90) days’ prior notice to all Unitholders and the Trustee. If the Sponsor withdraws and a successor Sponsor is selected in accordance with Section 14.1(a)(ii), the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

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(b) The Sponsor will not cease to be a Sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(c) In connection with any Event of Withdrawal, the Sponsor shall not cease to be a Sponsor of the Trust, or to have the power to exercise any rights or powers as a Sponsor, or to have liability for the obligations of the Trust under Section 2.6 hereof, until a substitute Sponsor, which shall carry on the business of the Trust, has been admitted to the Trust or until the Trust has been terminated in accordance with Section 14.1.

(d) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the capital stock of the Sponsor or the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Units to an Affiliate of the Sponsor. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 5.12(a) or an Event of Withdrawal or assignment of Units for purposes of Section 6.2(a).

(e) The Sponsor may be removed as Sponsor of the Trust only if such removal is approved by the Unitholders holding at least 66 2/3% of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Any such action by such holders for removal of the Sponsor of the Trust must also provide for the election of a successor Sponsor of the Trust by the Unitholders holding a majority of the outstanding Units (excluding for this purpose any Units held by the Sponsor and its Affiliates). Such removal shall be effective immediately following the admission of a successor Sponsor of the Trust.

Section 5.13 Authorization of Registration Statements. Each Unitholder (or any permitted assignee thereof) hereby agrees that the Sponsor, the Trust, and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Unitholders of the Funds, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

Section 5.14 Litigation. The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the interests of the Trust or any Fund, as applicable. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the assets of the applicable Fund, or with respect to the Trust, out of the Funds’ assets on a pro rata basis and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

ARTICLE VI

TRANSFERS OF UNITS

Section 6.1 Transfer of Units. To the fullest extent permitted by law, a Unitholder may not transfer his Units or any part of his right, title and interest in the capital or profits in any Fund except as permitted in this Article VI and any act in violation of this Article VI shall not be binding upon or recognized by the Trust (regardless of whether the Sponsor shall have knowledge thereof), unless approved in writing by the Sponsor. Unitholders that are not DTC Participants may transfer Units by instructing the DTC Participant or Indirect Participant holding the Units for such Unitholder in accordance with standard securities industry practice. Unitholders that are DTC Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

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Section 6.2 Transfer of Sponsor’s Units. Upon the Sponsor ceasing to serve as Sponsor of the Trust, the Sponsor’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof.

ARTICLE VII

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 7.1 Capital Accounts.

(a) There shall be established on the books and records of each Fund for each Unitholder a separate account (a “Capital Account”), which shall be determined in accordance with the following provisions:

(i) A Unitholder’s Capital Account shall be increased by such Unitholder’s Capital Contributions to the Fund and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(ii) A Unitholder’s Capital Account shall be decreased by the amount of cash distributed to such Unitholder pursuant to any provision of this Agreement and by any expenses, deductions or losses computed in accordance with section 7.1(b) and allocated to such Unitholder pursuant to Section 7.2.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Unitholder’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes pursuant to Code section 703(a); provided, that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Fund to promote the sale of (or to sell) a Unit that can neither be deducted nor amortized under section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Fund’s property, as adjusted pursuant to Section 7.1(c)

(c) Consistent with the provisions of Treasury Regulations section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Units, in connection with the dissolution, liquidation or termination of a Fund, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Unitholders may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Fund property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Unitholders at such time pursuant to Section 7.2. Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of a Fund’s property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 7.1(c) to take into account any prior Capital Account adjustment under this Section.

(d) In the event a Unit (or beneficial interest therein) is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

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The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury regulations, and shall be interpreted and applied in a manner consistent with such regulations. In the event the Sponsor shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such regulations, it may make such modification. The Sponsor also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the aggregate Capital Accounts of the Unitholders and the amount of capital reflected on a Fund’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(q) and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations section 1.704-1(b).

Section 7.2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Section 7.2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 7.1(b)) shall be allocated to the Unitholders in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Unitholders in accordance with Treasury Regulations section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of a Fund’s income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Unitholder’s Capital Account balance by the items described in Treasury Regulations section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 7.2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations section 1.704-1(b)(2)(ii)(d).

Section 7.3 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 7.3, each item of income, gain, loss, deduction and credit of a Fund shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Unitholders under the principles of the remedial method of Treasury Regulations section 1.704-3(d).

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 7.2(c).

(d) The provisions of this Article VII and the other provisions of this Trust Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Sponsor or Administrator shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.3 if necessary in order to comply with Section  704 of the Code or applicable Treasury Regulations thereunder.

Section 7.4 Tax Conventions.

(a) For purposes of Sections 7.1, 7.2, and 7.3, the Sponsor or Administrator shall adopt such conventions as may be necessary, appropriate or advisable in the Sponsor’s reasonable discretion in order to comply

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with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder. The Sponsor may revise, alter or otherwise modify such conventions in accordance with the standard established in the previous sentence.

(b) Unless the Sponsor determines that another convention is necessary or appropriate in the Sponsor’s reasonable discretion in order to comply with applicable law, each Fund shall use the monthly convention described in this section 7.4(b).

(i) All issuances, redemptions and transfers of Units or beneficial interests therein shall be deemed to take place at a price (the “single monthly price”) equal to the value of such Unit or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Unit is lowest. Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 7.1(c), the fair market value of all Fund property immediately prior to the issuance, redemption or transfer of Units shall be deemed to be equal to the lowest value of such property (as determined under Section 7.6) during the month in which such Units are issued or redeemed. In the event that a Fund makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All property contributed to a Fund shall be deemed to have a value equal to the value of such property (determined under principles similar to those described in Section 7.6) on the date of such contribution. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sale price of the property, respectively.

(iii) In general, each item of a Fund’s income, gain, expense, loss, deduction and credit shall, for U.S. federal income tax purposes, be determined for each calendar month during a taxable period based on an interim closing of the books and shall be allocated solely to the Unitholders recognized as Unitholders of a Fund as of the close of business on the last trading day of the preceding calendar month. For this purpose, any transfer of a Unit during a calendar month shall be treated as being effective immediately prior to the close of business on the last trading day of a calendar month. Notwithstanding the foregoing, unless the Sponsor determines that another method is necessary or appropriate in the Sponsor’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of a Fund (or, in the Sponsor’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Unitholders in a manner that corresponds to their economic gain and loss) shall be allocated to the Unitholders who own Units as of the close of the day in which such gain or loss is recognized for federal income tax purposes. Investors who hold a Unit on the last trading day of the first month of a Fund’s operation will be allocated the tax items for that month, as well as the tax items for the following month, attributable to the Unit.

(c) The allocations pursuant to Section 7.4(b) are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations section 1.706-1(c)(2)(ii) and to take into account a Unitholder’s or Unitholders’ varying Units during the taxable year of any issuance, redemption or transfer of Units or beneficial interests therein. Any person who is the transferee of Units shall be deemed to consent to the methods of determination and allocation set forth in Section 7.4(b), and in any other provision of this Article VII, as a condition of receiving such Units.

Section 7.5 No Interest on Capital Account. No Unitholder shall be entitled to interest on its Capital Account.

Section 7.6 Valuation.

(a) For purposes of determining the Net Asset Value of a Fund, the Trust will value all property at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Sponsor, if the current market value cannot be determined.

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(b) The Sponsor may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service. If the Sponsor determines that the procedures in this Section are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Sponsor shall not be liable to any Person for any determination as to the alternative basis for evaluation, provided that such determination is made in good faith.

Section 7.7 Distributions.

(a) Distributions on Units of a Fund may be paid with such frequency as the Sponsor may determine, which may be daily or otherwise, to the Unitholders in accordance with Section 4.6(g) from such of the income and capital gains, accrued or realized, from each Trust Estate, after providing for actual and accrued liabilities. Such distributions shall be made in cash or, at the sole discretion of the Sponsor, in property.

(b) Distributions from a Fund upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Sections 8.1 and 14.2 of this Trust Agreement will be in the form of property and/or cash as determined by such sections, as applicable; provided that amounts received by Unitholders in the case of distributions upon dissolution, liquidation or termination shall be in accordance with Capital Accounts as provided in Treasury Regulations section 1.704-1(b)(2)(ii)(b).

(c) Notwithstanding any provision to the contrary contained in this Trust Agreement, a Fund shall not be required to make a distribution with respect to Units if such distribution would violate the Delaware Trust Statute or any other applicable law. A determination that a distribution is not prohibited under this Section 7.8 or the Delaware Trust Statute shall be made by the Trust and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Unitholders, a Unitholder shall be entitled only to the distributions expressly provided for in this Trust Agreement.

(d) Notwithstanding anything to the contrary contained in this Trust Agreement, the Unitholders understand and acknowledge that a Unitholder (or its agent) may be compelled to accept a distribution of any asset in kind from a Fund despite the fact that the percentage of the asset distributed to such Unitholder (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Unitholder receives distributions from the Trust.

ARTICLE VIII

REDEMPTIONS

Section 8.1 Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the applicable Authorized Purchaser Agreement, which may be amended from time to time in accordance with the provisions of such Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust and the Funds with respect to the redemption of Redemption Baskets.

(a) On any Business Day, an Authorized Purchaser with respect to which an Authorized Purchaser Agreement is in full force and effect (as reflected on the list maintained by the Sponsor pursuant to Section 4.5(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Authorized Purchaser on the records of the Depository by delivering a request for redemption to the Sponsor or its designee (such request, a “Redemption Order”) in the manner specified in the procedures described in the attachment to the Authorized Purchaser Agreement, as amended from time to time in accordance with the provisions of the Authorized Purchaser Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Sponsor (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Sponsor acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (i) the Sponsor determines that the Redemption Order is not in proper form

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(ii) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (iii) if circumstances outside the control of the Sponsor, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the Units to be delivered under the Redemption Order. The Sponsor may also reject a redemption order if the number of Units being redeemed would reduce the remaining outstanding Units to 100,000 Units (i.e., one basket) or less, unless the Sponsor has reason to believe that the placer of the redemption order does in fact possess all the outstanding Units and can deliver them.

(c) The redemption distribution (“Redemption Distribution”) shall consist of cash or a combination of United States Treasury securities, cash and/or cash equivalents. The Sponsor determines, in its sole discretion or in consultation with the Administrator, the requirements for securities and/or property that may be included in Redemption Distributions and publishes, or its agent publishes on its behalf, such requirements at the beginning of each Business Day.

(d) By 3:00 PM New York time on the third Business Day following the Redemption Order Date (the “Redemption Settlement Time”), if the Distributor’s account at the Depository has by the Redemption Settlement Time been credited with the Redemption Baskets being tendered for redemption and the Sponsor has by such time received the Transaction Fee, the Sponsor shall deliver the Redemption Distribution through the Depository to the account of the Authorized Purchaser as recorded on the book entry system of the Depository. If the Fund’s DTC account has not been credited with all of the Redemption Baskets by such time, the redemption distribution is delivered to the extent of whole Redemption Baskets received. Any remainder of the redemption distribution is delivered on the next Business Day to the extent of remaining whole Redemption Baskets received if the Fund receives the fee applicable to the extension of the Redemption Distribution Date which the Sponsor may, from time to time, determine and the remaining Redemption Baskets are credited to the Fund’s DTC account by 3:00 PM New York time on such next Business Day. Any further remaining amount of the Redemption Order shall be cancelled and the Authorized Purchaser will indemnify the Trust for any losses, if any, due to such cancellation, including but not limited to the difference in the price of investments sold as a result of the Redemption Order and investments made to reflect that such Redemption Order has been cancelled.

(e) The Sponsor may, in its discretion, suspend the right of redemption or postpone the Redemption Settlement Date for a Fund (i) for any period during which the Exchange or the Fund’s Futures Exchange is closed other than customary weekend or holiday closings, or trading on the Exchange or the Fund’s Futures Exchange is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery of Redemption Distributions is not reasonably practicable; or (iii) for such other period as the Sponsor determines to be necessary for the protection of Unitholders. Neither the Sponsor nor its designees will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 8.1 shall be cancelled by the Trust or the applicable Fund in accordance with the Depository’s procedures, and no longer be deemed outstanding for purposes of this Trust Agreement and the Delaware Trust Statute.

Section 8.2 Other Redemption Procedures. The Sponsor from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Units in (i) lot sizes smaller than the Redemption Basket, (ii) permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 8.1, and (iii) for redemptions deemed necessary, in the Sponsor’s sole discretion, to comply with applicable law, rule, regulation or policy.

ARTICLE IX

UNITHOLDERS

Section 9.1 No Management or Control; Limited Liability; Exercise of Rights through DTC. The Unitholders of a Fund shall not participate in the management or control of the Trust or the applicable Fund or the applicable Fund’s business, shall not transact any business for the Trust or any Fund and shall not have the power to sign for or bind the Trust or any Fund, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 9.3 hereof, no Unitholder of any Fund shall be bound by, or be personally liable for, the

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expenses, liabilities or obligations of the Trust, the applicable Fund or any other series of the Trust except to the extent of such Unitholder’s proportionate share of the applicable Fund’s Trust Estate. Except as provided in Section 9.3 hereof, each Unit shall be fully paid and no assessment shall be made against any Unitholder. No salary shall be paid to any Unitholder in its capacity as such, nor shall any Unitholder have a drawing account or earn interest on its share of a Fund’s Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Units, each Unitholder shall be deemed to be a beneficiary of the applicable Fund and vested with beneficial undivided interest in such Fund to the extent of the Units owned beneficially by such Unitholder, subject to the terms and conditions of this Trust Agreement. The rights under this Trust Agreement of any Unitholder that is not a DTC Participant must be exercised by a DTC Participant acting on behalf of such Unitholder in accordance with the rules and procedures of the Depository, as provided in Section 4.6.

Section 9.2 Rights and Duties. The Unitholders shall have the following rights, powers, privileges, duties and liabilities:

(a) The Unitholders shall have the right to obtain from the Sponsor the reports and information as are set forth in Article X and the list of Authorized Purchasers contemplated by Section 4.5(a)(i). The foregoing rights are in addition to, and do not limit, other remedies available to Unitholders under U.S. federal or state law.

(b) The Unitholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Unitholders’ redemption rights set forth in Article VIII hereof, Unitholders of a Fund shall have the right to demand the return of their capital only upon the dissolution and winding up of the applicable Fund or the Trust and only to the extent of funds available therefore. In no event shall a Unitholder of a Fund be entitled to demand property other than cash unless the Sponsor, as determined in its sole discretion, has specified property for distribution to all Unitholders of such Fund, or the Trust, as applicable. No Unitholder of any Fund shall have priority over any other Unitholder of such Fund either as to the return of capital or as to profits, losses or distributions. No Unitholder of any Fund shall have the right to bring an action for partition against the Trust or a Fund.

(d) Unitholders, voting together as a single class, or, if the proposed change affects only certain Funds, of each affected Fund voting separately as a class, may vote to (i) approve the items set forth in 4.9(a), (ii) remove the Sponsor and elect a successor Sponsor as set forth in Section 5.12(e), (iii) approve amendments to this Trust Agreement as set forth in Section 12.1, (iv) continue the Trust as provided in Section 14.1(a), (v) terminate the Trust as provided in Section 14.1(e), and (vi) in the event there is no Sponsor, elect the Liquidating Trustee as set forth in Section 14.2. Unless otherwise specified in the relevant section of this Trust Agreement or in federal law or regulations of rules on any exchange, any matter upon which the Unitholders vote shall be approved by the affirmative vote of Unitholders holding Units representing at least 66 2/3 % of the outstanding Units of the Trust or the applicable Fund, as the case may be. Except as expressly provided in this Trust Agreement, the Unitholders shall have no voting or other rights with respect to the Trust or any Fund.

Section 9.3 Limitation on Liability.

(a) Except as provided in Section 5.7(f) hereof, and as otherwise provided under Delaware law, the Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of the State of Delaware and no Unitholder shall be liable for claims against, or debts of the Trust or the applicable Fund in excess of its Deposit or share of the applicable Fund’s Trust Estate and undistributed profits. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust or the applicable Fund shall not make a claim against a Unitholder with respect to amounts distributed to such Unitholder or amounts received by such Unitholder upon redemption unless, under Delaware law, such Unitholder is liable to repay such amount.

(b) The Trust or the applicable Fund indemnifies to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Fund’s Trust Estate, each Unitholder and its agent or nominee against any claims of liability asserted against such Unitholder solely based on its status as a Unitholder of one or more Units (other than for taxes for which such Unitholder is liable under Section 7.2 hereof).

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(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Sponsor on behalf of the Trust or a Fund shall give notice to the effect that the same was executed or made by or on behalf of the Trust or the applicable Fund and that the obligations of such instrument are not binding upon the Unitholders individually but are binding only upon the assets and property of the applicable Fund, and no resort shall be had to the Unitholders’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Sponsor deems appropriate, but the omission thereof shall not operate to bind the Unitholders individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 9.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 4.7 and 4.8 hereof.

ARTICLE X

BOOKS OF ACCOUNT AND REPORTS

Section 10.1 Books of Account. Proper books of account for each Fund shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to each Fund’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and, subject to Section 9.2(a), each Unitholder (or any duly constituted designee of a Unitholder) shall have, at all times during normal business hours, upon reasonable advance written notice, access to and the right to inspect and copy the same (at such Unitholder’s own cost) to the extent such access is required under CFTC rules and regulations. Such books of account shall be kept in accordance with, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article XI.

Section 10.2 Reports to Unitholders. The Trust will furnish to DTC Participants for distribution to each Fund’s Unitholders monthly and annual (as of the end of each fiscal year) reports (in such detail) as are required to be provided to Unitholders by the CFTC and the NFA. Monthly reports will contain certain unaudited financial information regarding a Fund, including the Fund’s NAV, and annual reports will contain financial statements prepared by the Sponsor and audited by an independent registered public accounting firm designated by the Sponsor. The Sponsor will furnish to Fund Unitholders any other reports or information which the Sponsor, in its discretion, determines to be necessary or appropriate. In addition, it is expected that the Trust will be required under SEC rules to file quarterly and annual reports with the SEC, which need not be sent to Fund Unitholders directly but will be publicly available through the SEC. The Trust will post the same information that would otherwise be provided in the Trust’s CFTC, NFA and SEC reports on the Trust’s website.

Section 10.3 Calculation of Net Asset Value. Net Asset Value of a Fund shall be calculated once each Business Day at such time as the Sponsor shall determine from time to time.

Section 10.4 Maintenance of Records. The Sponsor shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 10.1 hereof, a list of the names and last known address of, and number of Units owned by, all Unitholders of each Fund, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, and copies of the Trust’s and Funds’ federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years, copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust and the Funds. The Sponsor may keep and maintain the books and records of the Trust and the Funds in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided the Sponsor uses reasonable care to prevent the loss or destruction of such records.

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ARTICLE XI

FISCAL YEAR

Section 11.1 Fiscal Year. The Fiscal Year of the Trust shall be the calendar year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the thirty-first day of December, 2011. The Fiscal Year in which the Trust shall terminate shall end on the date of termination.

ARTICLE XII

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 12.1 Amendments to the Trust Agreement.

(a) The Sponsor may, without the approval of the Unitholders, amend or supplement this Trust Agreement; provided, however, that the Unitholders shall have the right to vote on any amendment (i) if expressly required under federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide to the Unitholders notice of any amendment on which the Unitholders have a right to vote setting forth the substance of the amendment and its effective date.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(c) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee. At the expense of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor or if such amendment is required in the opinion of the Trustee.

(d) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

(e) No provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

Section 12.2 Meetings of the Unitholders. Meetings of the Unitholders may be called by the Sponsor and the Sponsor may, but is not required to, call a meeting upon the written request of Unitholders holding at least 50% of the outstanding Units of all Funds or any Fund, as applicable. The Sponsor shall deposit in the United States mail or electronically transmit written notice to all Unitholders of the applicable Fund of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Where the meeting is being called upon the written request of Unitholders as set forth in this Section 12.2, such written notice shall be mailed or transmitted not more than forty-five (45) days after such written request for a meeting was received by the Sponsor. Any notice of meeting shall be accompanied by a brief description of the purpose of the meeting. Unitholders may vote in person or by proxy at any such meeting. The Sponsor shall be entitled to establish voting and quorum requirements and other reasonable procedures for Unitholder voting.

Section 12.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust, any Fund or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 16.4.

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Any vote or consent that has been cast by a Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 16.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Sponsor and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section 12.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 16.4.

ARTICLE XIII

TERM

Section 13.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and the Trust and any Fund shall exist in perpetuity, unless earlier terminated in accordance with the provisions of Article XIV hereof or as otherwise provided by law.

ARTICLE XIV

TERMINATION

Section 14.1 Events Requiring Dissolution of the Trust or any Fund. The Trust or, as the case may be, any Fund shall dissolve at any time upon the happening of any of the following events:

(a) The occurrence of an Event of Withdrawal, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal, the affirmative vote or written consent of Unitholders in accordance with Section 9.2(d) or Section 12.3 of this Trust Agreement is obtained to continue the business of the Trust and to select, effective as of the date of such selection, one or more successor Sponsors.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Fund, as the case may be.

(c) In the event of the suspension, revocation or termination of the Sponsor’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust or any Fund, as the case may be, becomes insolvent or bankrupt.

(e) Unitholders owning at least seventy-five percent (75%) of the outstanding Units held in all Funds, voting together as a single class, vote to dissolve the Trust, upon notice to the Sponsor of not less than ninety (90) Business Days prior to the effective date of termination.

(f) Upon written notice to the Trustee and the Unitholders by the Sponsor of its determination, in the Sponsor’s sole discretion, that the Trust’s or a Fund’s aggregate net assets in relation to the operating expenses of the Trust or such Fund make it unreasonable or imprudent to continue the business of the Trust or such Fund.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

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The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Unitholder (as long as such Unitholder is not the sole Unitholder of the Trust) shall not result in the termination of the Trust or any Fund, and such Unitholder, his estate, custodian or personal representative shall have no right to withdraw or value such Unitholder’s Units. Each Unitholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the applicable Fund and any right to an audit or examination of the books of the applicable Fund, except for such rights as are set forth in Article X hereof relating to the books of account and reports of the applicable Fund.

Section 14.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Fund, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Unitholders may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust or the Funds. Thereafter, in accordance with Section 3808(e) or (g), as applicable, of the Delaware Trust Statute, the business and affairs of the Trust or any Fund shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or the Funds (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Unitholders in accordance with their positive book Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

Section 14.3 Termination;Certificate of Cancellation. Following the dissolution and distribution of the assets of all Funds, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust pursuant to Section 3810(d) to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XV

POWER OF ATTORNEY

Section 15.1 Power of Attorney Executed Concurrently. Each Unitholder, by virtue of its purchase of Units in a Fund, irrevocably constitutes and appoints the Sponsor with full power of substitution, as the true and lawful attorney-in-fact and agent for such Unitholder with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Sponsor deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Sponsor deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the increase or decrease of the Global Certificates pursuant to Section 4.6, or the termination of the Trust, provided such continuation, increase, decrease or termination is in accordance with the terms of this Trust Agreement.

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Section 15.2 Effect of Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Unitholder;

(b) May be exercised by the Sponsor for each Unitholder by facsimile signature and/or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Unitholder of the whole or any portion of his Units, as applicable, except that where the records of a Direct Participant or Indirect Participant reflect a transfer by a Unitholder of its Units that has otherwise been effectuated in accordance with the provisions of this Trust Agreement, the Depository’s procedures and the procedures of such Direct Participant or Indirect Participant, as applicable, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Sponsor to execute, acknowledge and file any instrument necessary to effect such transfer.

Each Unitholder agrees to be bound by any representations made by the Sponsor and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting gross negligence or willful misconduct.

Section 15.3 Limitation on Power of Attorney. The Power of Attorney granted by each Unitholder to the Sponsor shall not authorize the Sponsor to act on behalf of Unitholders in any situation in which this Trust Agreement requires the approval of Unitholders unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Sponsor or any new Sponsor pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XVI

MISCELLANEOUS

Section 16.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Funds, the Trustee, the Sponsor, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, as determined from time to time by the Sponsor, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

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Section 16.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Sponsor or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 16.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 16.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Sponsor to the Unitholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid or by overnight courier, or if sent electronically, by facsimile; and addressed, in each such case, to the address set forth in the books and records of the Trust or the applicable Fund or such other address as may be specified in writing, of the party to whom such notice is to be given, and shall be effective upon the deposit of such notice in the United States mail, upon deposit with a representative of an overnight courier, or upon transmission and electronic confirmation thereof, as the case may be. Notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Sponsor in writing. Requests for redemption of Units shall be effected in accordance with the provisions of Article VIII of this Trust Agreement.

Section 16.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

Section 16.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust and Fund records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust, each Fund and the Sponsor, in determining such rights, shall rely on such records and that Unitholders and assignees shall be bound by such determination.

Section 16.7 No Legal Title to Trust Estate. Subject to the provisions of Section 2.7 in the case of the Sponsor, the Unitholders shall not have legal title to any part of the applicable Fund’s Trust Estate.

Section 16.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the applicable Fund’s Trust Estate.

Section 16.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.10 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to United States Commodity Funds LLC.

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IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

UNITED STATES COMMODITY FUNDS LLC, as Sponsor

By:
Name:
Title:

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EXHIBIT A

FORM OF GLOBAL CERTIFICATE7

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Units

-in-

UNITED STATES COMMODITY FUNDS TRUST I

WITH RESPECT TO ONE OF ITS SERIES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST WITH RESPECT TO THE FUND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF,
CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that Cede & Co., is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Units (“Units”), each of which represents a fractional undivided Unit of beneficial interest in                      Fund (the “Fund”), established and designated as a series of the United States Commodity Funds Trust I (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on September 8, 2011, and a Declaration of Trust and Trust Agreement, dated as of September 8, 2011, by and between United States Commodity Funds LLC, a Delaware limited liability company, as Sponsor, and Wilmington Trust National Association, a national banking association, as Trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all Units of beneficial interest in the Fund, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash or a combination of United States Treasury securities, cash and/or cash equivalents or other securities or property with the Fund from time to time and the issuance by the Trust, with respect to the Fund, of additional Creation Baskets representing the undivided Units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Purchaser hereby grants and conveys all of its rights, title and interest in and to the Fund to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Fund, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Fund for each Redemption Basket tendered and evidenced by this Certificate.

[7]	Forms of Global Certificates of Beneficial Interest for each of the Trust’s Funds shall be, except for the names of the Funds, substantially identical to this Form of Global Certificate.

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The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Fund may deem and treat the person in whose name this Certificate is registered upon the books of the Fund as the owner hereof for all purposes and the Fund shall not be affected by any notice to the contrary.

The Trust Agreement permits the Sponsor, without the approval of the Unitholders, to amend or supplement the Trust Agreement; provided, however, that the affirmative vote or written consent of Unitholders holding Units equal to at least a majority of the Trust’s outstanding Units or, if the proposed amendment affects only certain Funds, of each affected Fund’s outstanding Units, or such higher percentage as may be required by applicable law, is required to approve any amendment (i) if expressly required under Delaware or federal law or regulations or rules of any exchange, or (ii) submitted to them by the Sponsor in its sole discretion. The Sponsor shall provide notice of any amendment to the Trust Agreement to the Unitholders setting forth the substance of the amendment and its effective date. Any such vote, consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form.

In accordance with Section 4.8 of the Trust Agreement, the holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Fund Assets”) of the Fund and to the Sponsor and its assets for payment in respect of any claim against or obligation of the Fund. The Fund Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Fund, including, without limitation, funds delivered to the Trust for the purchase of Units in the Fund.

The Trust Agreement, and this Certificate, are executed and delivered by United States Commodity Funds LLC, as Sponsor, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Fund in this Certificate are made and intended not as personal representations, undertakings and agreements by United States Commodity Funds LLC, but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on United States Commodity Funds LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Sponsor pursuant to the Trust Agreement.

Terms not defined herein have the same meaning as in the Trust Agreement.

IN WITNESS WHEREOF, United States Commodity Funds LLC, as Sponsor, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

United States Commodity Funds LLC, as Sponsor

By:
Authorized Officer
Date:

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EXHIBIT B

FORM OF INSTRUMENT ESTABLISHING SERIES OR CLASS

B-1

EXHIBIT C

SERIES FUNDS

Initial Fund:	United States Sugar Fund (“USSF”)

Additional Series:	United States Natural Gas Double Inverse Fund (“UNGD”)
United States Gasoil Fund (“USGO”)

C-1

STATEMENT OF ADDITIONAL INFORMATION

UNITED STATES GASOIL FUND

Before you decide whether to invest, you should read this entire prospectus carefully and consider the risk factors beginning on page [    ].

This prospectus is in two parts: a disclosure statement and a statement of additional information. These parts are bound together, and both contain important information.

This statement of additional information and accompanying disclosure statement are both dated XXXX.

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UNITED STATES GASOIL FUND

The Commodity Interest Markets	SAI-3
Potential Advantages of Investment

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The Commodity Interest Markets

General

The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000 (the “CFMA”), which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery, options, swaps or spot contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts

A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, including agricultural products, bonds, stock indices, interest rates, currencies, energy and metals. The size and terms of futures contracts on a particular commodity are identical and are not subject to any negotiation, other than with respect to price and the number of contracts traded between the buyer and seller.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts, such as stock index contracts, settle in cash (reflecting the difference between the contract purchase/sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts

A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Unlike futures contracts, however, forward contracts are typically traded in the over-the-counter markets and are not standardized contracts. Forward contracts for a given commodity are generally available for various amounts and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the delivery date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the delivery date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

The forward markets provide what has typically been a highly liquid market for foreign exchange trading, and in certain cases the prices quoted for foreign exchange forward contracts may be more favorable than the prices for foreign exchange futures contracts traded on U.S. exchanges. To date, the forward markets have been largely unregulated, forward contracts have been executed bilaterally and, in general, forward contracts have not been cleared or guaranteed by a third party. Commercial banks participating in trading foreign exchange forward contracts often have not required margin deposits, but have relied upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties. In recent years, however, many over-the-counter market participants in foreign exchange trading have begun to require that their counterparties post margin.

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Forward contracts may be treated differently under the Dodd-Frank Act. The Dodd-Frank Act requires that certain swap transactions be executed on organized exchanges or “swap execution facilities” and be cleared through regulated clearing organizations (which are referred to in the Dodd-Frank Act as “derivatives clearing organizations”). However, not all forward contracts will be subject to regulation as “swaps” under the Dodd-Frank Act. Those forward contracts that will not be regulated as “swaps,” which include physically settled non-financial commodity forward contracts, will also not be subject to the Dodd-Frank Act’s execution and clearing requirements. With respect to foreign exchange forward contracts, the Dodd-Frank Act contemplates that such contracts may be regulated as swaps but gives the Secretary of the United States Department of Treasury (“Treasury”) the authority to exempt them from certain regulations under the CEA, including mandatory clearing and margin requirements. To date, the Secretary of Treasury has not made any final determinations on this issue. Absent a clearing facility (whether because of regulatory requirements or otherwise), USGO’s trading in foreign exchange and other forward contracts is exposed to the creditworthiness of the counterparties on the other side of the trade.

The organized exchanges and swap execution facilities on which swaps may be traded, the regulation and criteria for such trading and the regulation and criteria for clearing organizations are more fully described below under the “Futures Exchanges and Clearing Organizations.”

Options on Futures Contracts

Options on futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the striking, strike, or exercise price) in the underlying futures contract or underlying interest. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying interest, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying interest.

The seller, or writer, of an option is obligated to take a position in the underlying interest at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying interest at the strike price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying interest at the strike price.

A call option is said to be in the money if the strike price is below current market levels and out-of-the-money if the strike price is above current market levels. Conversely, a put option is said to be in the money if the strike price is above the current market levels and out-of-the-money if the strike price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying interest. Some options, however, expire significantly in advance of such date. The purchase price of an option is referred to as its premium, which consists of its intrinsic value (which is related to the underlying market value) plus its time value. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts or Commodities

Options on forward contracts or commodities operate in a manner similar to options on futures contracts. An option on a forward contract or commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract or commodity. However, similar to forward contracts, options on forward contracts or on commodities are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Therefore, options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Swap Contracts

Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Swap contracts are principally traded off-exchange, although certain swap contracts are also being traded in electronic trading facilities and cleared through clearing organizations.

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Swaps are usually entered into on a net basis, that is, the two payment streams are netted out in a cash settlement on the payment date or dates specified in the agreement, with the parties receiving or paying, as the case may be, only the net amount of the two payments. Swaps do not generally involve the delivery of underlying assets or principal. Accordingly, the risk of loss with respect to swaps is generally limited to the net amount of payments that the party is contractually obligated to make. In some swap transactions one or both parties may require collateral deposits from the counterparty to support that counterparty’s obligation under the swap agreement. If the counterparty to such a swap defaults, the risk of loss consists of the net amount of payments that the party is contractually entitled to receive less any collateral deposits it is holding.

Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Once accepted by the clearinghouse, the original swap transaction is novated and the central counterparty becomes the counterparty to a trade with each of the original parties based upon the trade terms determined in the original transaction. In this manner each individual swap counterparty reduces its risk of loss due to counterparty nonperformance because the clearinghouse acts as the counterparty to each transaction.

The Dodd-Frank Act contains many provisions, which, once rules and regulations are implemented, would impact swap transactions. At this time, it is unclear exactly what types of transactions will be regulated as swaps because the CFTC has not implemented regulations with respect to the definition of “swap.” The Dodd-Frank Act requires that certain transactions ultimately falling within the definition of “swap” be executed on organized exchanges or “swap execution facilities” and cleared through clearing organizations, but it is also currently unknown which swaps will be subject to such trading and clearing requirements. If a swap is required to be cleared, the initial margin will be set by the clearing organization, subject to certain regulatory requirements and guidelines. Initial and variation margin requirements for swap dealers and major swap participants who enter into uncleared swaps and capital requirements for swap dealers and major swap participants who enter into both cleared and uncleared trades will be set by the CFTC, the SEC or the applicable Prudential Regulator, as prescribed by the Dodd-Frank Act. At this time, the CFTC has not promulgated final regulations to determine which entities will be regulated as “swap dealers” and “major swap participants” and thus have to comply with these capital and margin requirements (as well as a multitude of other requirements under the Dodd-Frank Act). In general, increased regulation of, and the imposition of additional costs on, swap transactions could have an adverse effect on USGO by, for example, reducing the size of and therefore liquidity in the derivatives market, increasing transaction costs and decreasing the ability to customize derivative transactions.

Participants

The two broad classes of persons who trade commodities are hedgers and speculators. Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to effectively lock in prices that would otherwise change due to an adverse movement in the price of the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to physically sell the commodity at a future date he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract and sell the commodity quantity as required by his physical contract or he may buy the actual commodity, sell it under the physical contract and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives and hedgers can end up paying higher prices than they would have, for example, if current market prices are lower than the locked in price.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations

Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchange are subject to the rules of that

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exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and execution and clearing fees.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that is intended to enable the clearing organization to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that its members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own customers, their clearing broker and the clearing organization. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers.

As required under the Dodd-Frank Act, the CFTC has recently issued several proposed rules pertaining to clearing organizations (referred to in the Dodd-Frank Act as “derivatives clearing organizations”) to address the clearing organization application process, recordkeeping and reporting obligations for clearing organizations, and implement the following six core principles for clearing organizations: participant and product eligibility, risk management, settlement procedures, treatment of funds, default rules and procedures and system safeguards. The proposed rules require the clearing organizations to establish margin methodologies and require that margin be based on trades at the individual customer level as opposed to the clearing member level. The proposed rules also require the clearing organization to report end-of-day positions at the customer level, as opposed to the clearing member level. To date, the CFTC has not implemented any final rules or regulations pertaining to the application process, recordkeeping and reporting, core principles, margin or any other requirements for clearing organizations.

U.S. Futures Exchanges

Futures exchanges in the United States are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated level of futures exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the United States are the CBOT, the CME and the NYMEX. Each of the designated contract markets in the United States must provide for the clearance and settlement of transactions with a CFTC-registered clearing organization.

A derivatives transaction execution facility (a “DTEF”) is a type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodity interests excluded or exempt from the CEA, such as swaps, etc. may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a designated form of exchange. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market.

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All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a form of trading platform that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The Sponsor intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards as well as other trading platforms currently in place or that are being considered by regulators and may, in the future, allocate a percentage of USGO’s assets to trading in products on these exchanges. Provided USGO maintains assets exceeding $5 million, USGO would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges

Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. Consequently, USGO is subject to the additional risk of fluctuations in the exchange rate between such currencies and U.S. dollars and the possibility that exchange controls could be imposed in the future. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject USGO to additional risks.

Accountability Levels and Position Limits

The CFTC and U.S. designated contract markets have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than a hedger, which USGO is not) may hold, own or control. Among the purposes of accountability levels and position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits currently established by the CFTC apply to certain agricultural commodity interests, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes, but not to interests in energy products. In addition, U.S. exchanges may set accountability levels and position limits for all commodity interests traded on that exchange. The NYMEX also imposes position limits on contracts held in the last few days of trading in the near month contract to expire. Certain exchanges or clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which USGO and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining accountability levels and position limits, USGO’s commodity interest positions will not be attributable to investors in their own commodity interest trading.

The Dodd-Frank Act requires the CFTC to promulgate rules establishing position limits for futures and option contracts on commodities as well as for swaps that are economically equivalent to futures or options. Currently, the exchanges impose position limits and accountability levels for certain commodity futures and options, but the CFTC does not impose such limits.

On January 13, 2011, the CFTC proposed new rules, which if implemented in their proposed form, would establish position limits and limit formulas for certain physical commodity futures, including Futures Contracts and options on Futures Contracts, executed pursuant to the rules of designated contract markets (i.e., certain regulated exchanges) and commodity swaps that are economically equivalent to such futures and options contracts. The CFTC has also proposed aggregate position limits that would apply across different trading venues to contracts based on the same underlying commodity. At this time, it is unknown precisely when such position limits would take effect. The CFTC’s position limits for futures contracts held during the last few days of trading in the near month contract to expire, which, under the CFTC’s proposed rule would be substantially similar to the position limits currently set by the exchanges. Based on the CFTC’s current proposal, other position limits would not take effect until March 2012 or later.

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Daily Price Limits

Currently, most U.S. futures exchanges (but generally not non-U.S. exchanges) may limit the amount of fluctuation in some futures contract or options on a futures contract prices during a single trading day by regulations. These regulations specify what are referred to as daily price fluctuation limits or, more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on a futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on a futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days. The concept of daily price limits is not relevant to over-the-counter contracts, including forwards and swaps, and thus such limits are not imposed by banks and others who deal in those markets. In contrast, the NYMEX does not impose daily limits but rather limits the amount of price fluctuation for Futures Contracts.

Commodity Prices

Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to predict reliably commodity prices.

Regulation

Futures exchanges in the United States are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of CPOs and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered CPO, such as the Sponsor, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered CPOs. Pursuant to this authority, the CFTC requires CPOs to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a CPO (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the Sponsor’s registration as a CPO would prevent it, until that registration were to be reinstated, from managing USGO, and might result in the termination of USGO. USGO itself is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s commodity trading advisor registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to USGO.

The CEA requires all futures commission merchants, such as USGO’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

USGO investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker or a futures commission merchant, introducing broker, commodity trading advisor, CPO, and their respective associated persons.

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Pursuant to authority in the CEA, the NFA has been formed and registered with the CFTC as a registered futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, CPOs, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The Sponsor, each trading advisor, the selling agents and the clearing brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. USGO itself is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the United States and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, this regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may be traded on a trading facility not regulated by the CFTC. As a general matter, trading in spot contracts, forward contracts, options on forward contracts or commodities, or swap contracts between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The trading advisors may engage in those transactions on behalf of USGO in reliance on this exclusion from regulation. However, legislation currently under consideration by the U.S. Congress would remove the exclusion provided to these transactions and place them under federal regulation. The proposed legislation would subject these contracts to new capital, margin, recordkeeping, and reporting requirements.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties such as USGO or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes USGO to a risk of default since failure of a bank with which USGO had entered into a forward contract would likely result in a default and thus possibly substantial losses to USGO.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the United States. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the United States.

Commodity Margin

Original or initial margin is the minimum amount of funds that must be deposited by a commodity interest trader with the trader’s broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which a trader’s account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps assure the trader’s performance of the futures contracts that he or she purchases or sells. Futures contracts are customarily bought and sold on initial margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. As discussed below, adverse price changes in the futures contract may result in margin requirements that greatly exceed the initial margin. In addition, the amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which the contract is traded and may be modified from time to time by the exchange during the term of the contract.

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Brokerage firms, such as USGO’s clearing brokers, carrying accounts for traders in commodity interest contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers require USGO to make margin deposits equal to exchange minimum levels for all commodity interest contracts. This requirement may be altered from time to time in the clearing brokers’ discretion.

Trading in the over-the-counter markets where no clearing facility is provided generally does not require margin but generally does entail the extension of credit between counterparties. This extension of credit is generally secured by transfers of collateral and/or independent amounts. Collateral is transferred between counterparties during the term of an over-the-counter transaction based upon the changing value of the transaction, while independent amounts are fixed amounts posted by one or both counterparties at the start of an over-the-counter transaction.

When a trader purchases an option, there is no margin requirement; however, the option premium must be paid in full. When a trader sells an option, on the other hand, he or she is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex trading strategies in which a trader acquires a mixture of options positions and positions in the underlying interest.

Margin requirements are computed each day by a trader’s clearing broker. When the market value of a particular open commodity interest position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, the broker may close out the trader’s position. With respect to USGO’s trading, USGO (and not its investors personally) is subject to margin calls.

Finally, many major U.S. exchanges have passed certain cross margining arrangements involving procedures pursuant to which the futures and options positions held in an account would, in the case of some accounts, be aggregated and margin requirements would be assessed on a portfolio basis, measuring the total risk of the combined positions.

The Dodd-Frank Act requires the CFTC and SEC and the Prudential Regulators to establish “both initial and variation margin requirements on all swaps that are not cleared by a registered clearing organization” (i.e., uncleared swaps). In addition, the Dodd-Frank Act provides parties who post initial margin to a swap dealer or major swap participant with a statutory right to insist that such margin be held in a segregated account wit an independent custodian. At this time, the CFTC, the SEC and the Prudential Regulators have proposed a rule addressing this statutory right of certain market participants but has not implemented any rules on this issue and has not implemented any regulations regarding the margin requirements for uncleared swaps.

SEC Reports

The Trust makes available, free of charge, on its website, its annual reports on Form 10-K, its quarterly reports on Form 10-Q, its current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after these forms are filed with, or furnished to, the SEC. These reports are also available from the SEC though its website at: www.sec.gov.

CFTC Reports

The Trust also makes available its monthly reports and its annual reports required to be prepared and filed with the NFA under the CFTC regulations.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the Units pursuant to the prospectus contained in this registration statement.

Amount
Amount SEC registration fee (actual)	$	*
NYSE Arca Listing Fee (actual)	$	*
FINRA filing fees (actual)	$	*
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$	*
Legal fees and expenses (estimate)	$	*
Printing expenses (estimate)	$	*
Total	$	*

*	To be provided by a pre-effective amendment to the registration statement.

Item 14. Indemnification of Directors and Officers

The Sponsor, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Funds Trust I (the “Trust”) and United States Gasoil Fund (“USGO”)(the “Fund”) or to any Unitholder for any loss suffered by the Trust or the Fund which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or a Fund and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by the Sponsor with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by the Sponsor to provide services to the Trust.

The Sponsor shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a Fund, as applicable, provided that (i) the Sponsor was acting on behalf of or performing services for the Trust or the Fund, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or the Fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Trust Agreement (“Trust Agreement”) on the part of the Sponsor and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against the Sponsor.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any Unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such Unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. The Sponsor also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 15. Recent Sales of Unregistered Securities

On September 30, 2011, the Sponsor made a $1,000 capital contribution to USGO. In connection with the commencement of USGO’s offering, the Sponsor received 40 Sponsor’s Units of USGO that were issued in exchange for the previously received capital contribution, representing a beneficial interest in the pool. The Sponsor is 100% owned by Wainwright Holdings, Inc., which is controlled by the President of the Sponsor.

The above-described transactions were exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder as a transaction not involving a public offering. No general solicitation was made by USGO, the Trust or any person acting on their behalf; the securities sold are subject to transfer restrictions and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Statutory Trust of the registrant.

3.2*	Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).

3.3(1)	Fourth Amended and Restated Limited Liability Company Agreement of the Sponsor.

5.1**	Opinion of Richards Layton & Finger relating to the legality of the Units.

8.1**	Opinion of Sutherland Asbill & Brennan LLP with respect to federal income tax consequences.

10.1**	Form of Authorized Purchaser Agreement.

10.2**	Marketing Agent Agreement.

10.3**	Custodian Agreement.

10.4**	Administrative Agency Agreement.

10.5**	Licensing Agreement.

10.6**	Advisory Agreement.

23.1**	Consent of Sutherland Asbill & Brennan LLP (included in Exhibit 5.1).

23.2***	Consent of independent registered public accounting firm.

99.1**	Customer Agreement for Futures Contracts

*	Filed herewith.
**	To be filed by pre-effective amendment to the registration statement.
(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-3 (File No. 333-176873) filed on September 16, 2011.

(b) Financial Statement Schedules

The financial statement schedules are either not applicable or the required information is included in the financial statements and footnotes related thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Moraga, state of California, on September 30, 2011.

UNITED STATES COMMODITY FUNDS TRUST I

By:	United States Commodity Funds LLC as Sponsor

By:	/s/ Nicholas D. Gerber Nicholas D. Gerber Chief Executive Officer of United States Commodity Funds LLC

POWER OF ATTORNEY

The undersigned directors and officers of the Sponsor of United States Commodity Funds Trust I hereby constitute and appoint Nicholas D. Gerber and Howard Mah and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this registration statement on Form S-1 and any and all amendments thereto, including pre-effective and post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date
/s/ Nicholas D. Gerber Nicholas D. Gerber	Management Director Chief Executive Officer of United States Commodity Funds LLC	September 30, 2011

/s/ Howard Mah Howard Mah	Management Director Chief Financial Officer and Secretary of United States Commodity Funds LLC	September 30, 2011

/s/ Andrew Ngim Andrew Ngim	Management Director Treasurer of United States Commodity Funds LLC	September 30, 2011

/s/ Robert Nguyen Robert Nguyen	Management Director of United States Commodity Funds LLC	September 30, 2011

/s/ Peter M. Robinson Peter M. Robinson	Independent Director of United States Commodity Funds LLC	September 30, 2011

/s/ Malcolm R. Fobes III Malcolm R. Fobes III	Independent Director of United States Commodity Funds LLC	September 30, 2011

/s/ Gordon L. Ellis Gordon L. Ellis	Independent Director of United States Commodity Funds LLC	September 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Statutory Trust of the Registrant

3.2	Declaration of Trust and Trust Agreement (included as Appendix B to the prospectus).